EXHIBIT (8)
                                 Other Contracts

                       Forms of Participation Agreements
                   American Century Variable Portfolios, Inc.
                    INVESCO Variable Investment Funds, Inc.
                  Salomon Brothers Variable Series Funds Inc.
                           Summit Mutual Funds, Inc.
                       Third Avenue Variable Series Trust

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                         SHAREHOLDER SERVICES AGREEMENT

         THIS SHAREHOLDER SERVICES AGREEMENT effective as of April 30, 2002, by and between First Ameritas Life Insurance Corp. of New York (the "Company"), and AMERICAN CENTURY INVESTMENT SERVICES, INC. ("Distributor"),

         WHEREAS, the Company offers to the public certain group and individual variable annuity and variable life insurance contracts (the "Contracts"); and

         WHEREAS, the Company wishes to make available as an investment option under the Contracts VP Income & Growth (the "Fund") which is a series of mutual fund shares registered under the Investment Company Act of 1940, as amended, and issued by American Century Variable Portfolios, Inc. (the "Issuer"); and

         WHEREAS, on the terms and conditions hereinafter set forth, Distributor desires to make shares of the Funds available as investment options under the Contracts and to retain the Company to perform certain administrative services on behalf of the Funds, and the Company is willing and able to furnish such services;

         NOW, THEREFORE, the Company and Distributor agree as follows:

         1. Transactions in the Funds. Subject to the terms and conditions of this Agreement, Distributor will cause the Issuer to make shares of the Funds available to be purchased, exchanged, or redeemed, by or on behalf of the Accounts (defined in Section 7(a) below) through a single account per Fund at the net asset value applicable to each order. The Funds' shares shall be purchased and redeemed on a net basis in such quantity and at such time as determined by the Company to satisfy the requirements of the Contracts for which the Funds serve as underlying investment media. Dividends and capital gains distributions will be automatically reinvested in full and fractional shares of the Funds.

         2. Administrative Services. The Company agrees to provide all administrative services for the Contract owners, including but not limited to those services specified in EXHIBIT A (the " Administrative Services"). Neither Distributor nor the Issuer shall be required to provide Administrative Services for the benefit of Contract owners. The Company agrees that it will maintain and preserve all records as required by law to be maintained and preserved in connection with providing the Administrative Services, and will otherwise comply with all laws, rules and regulations applicable to the marketing of the Contracts and the provision of the Administrative Services. Upon request, the Company will provide Distributor or its representatives reasonable information regarding the quality of the Administrative Services being provided and its compliance with the terms of this Agreement.

         3. Timing of Transactions. Distributor hereby appoints the Company as agent for the Funds for the limited purpose of accepting purchase and redemption orders for Fund shares from the Contract owners. On each day the New York Stock Exchange (the "Exchange") is open for business ( each, a "Business Day"), the Company may receive instructions from the Contract owners for the purchase or redemption of shares of the Funds ("Orders"). Orders received and accepted by the Company prior to the close of regular trading on the Exchange (the "Close of Trading") on any given Business Day (currently, 4:00 p.m. Eastern time) and transmitted to the Funds' transfer agent by 9:30 a.m. Eastern time on the next Business Day will be executed at the net asset value determined as of the Close of Trading on such previous Business Day. Any Orders received by the Company on such day but after the Close of Trading, will be executed at the net asset value determined as of the Close of Trading on the next Business Day following the day of receipt of such Order. The day as of which an Order is executed by the Funds' transfer agent pursuant to the provisions set forth above is referred to herein as the "Trade Date". All orders are subject to acceptance or rejection by Distributor or the Funds in the sole discretion of either of them.

         4.       Processing of Transactions.

         (a) If transactions in Fund shares are to be settled through the National Securities Clearing Corporation's Mutual Fund Settlement, Entry, and Registration Verification (Fund/SERV) system, the terms of the Fund/SERV and Networking Agreement, between Company and American Century Services Corporation, an affiliate of Distributor, shall apply.

         (b) If transactions in Fund shares are to be settled directly with the Funds' transfer agent, the following provisions shall apply:

                  (1) By 6:30 p.m. Eastern time on each Business Day, Distributor (or one of its affiliates) will provide to the Company via facsimile or other electronic transmission acceptable to the Company the Funds' net asset value, dividend and capital gain information and, in the case of income funds, the daily accrual for interest rate factor (mil rate), determined at the Close of Trading.

                  (2) By 9:30 a.m. Eastern time on the following Business Day, the Company will provide to Distributor via facsimile or other electronic transmission acceptable to Distributor a report stating whether the instructions received by the Company from Contract owners by the Close of Trading on such previous Business Day resulted in the Accounts being a net purchaser or net seller of shares of the Funds. As used in this Agreement, the phrase "other electronic transmission acceptable to Distributor" includes the use of remote computer terminals located at the premises of the Company, its agents or affiliates, which terminals may be linked electronically to the computer system of Distributor, its agents or affiliates (hereinafter, "Remote Computer Terminals").

                  (3) Upon the timely receipt from the Company of the report described in (2) above, the Funds' transfer agent will execute the purchase or redemption transactions (as the case may be) at the net asset value computed as of the Close of Trading on the Trade Date. Payment for net purchase transactions shall be made by wire transfer to the applicable Fund custodial account designated by the Funds on the Business Day next following the Trade Date. Such wire transfers shall be initiated by the Company's bank prior to 4:00 p.m. Eastern time and received by the Funds prior to 6:00 p.m. Eastern time on the Business Day next following the Trade Date ("T + 1 "). If payment for a purchase Order is not timely received, such Order will be, at Distributor's option, either (i) executed at the net asset value determined on the Trade Date, and the Company shall be responsible for all costs to Distributor or the Funds resulting from such delay, or (ii) executed at the net asset value next computed following receipt of payment. Payments for net redemption transactions shall be made by wire transfer by the Issuer to the account(s) designated by the Company on T + 1; provided however, the Issuer reserves the right to settle redemption transactions within the time period set forth in the applicable Fund's then-current prospectus. On any Business Day when the Federal Reserve Wire Transfer System is closed, all communication and processing rules will be suspended for the settlement of Orders. Orders will be settled on the next Business Day on which the Federal Reserve Wire Transfer System is open and the original Trade Date will apply.

                  (4) In the event adjustments are required to correct any error in the computation of the net asset value of any Fund's shares at the shareholder level as a result of a pricing error that is deemed to be material under the pricing policy of the Fund's Board of Directors or which Distributor otherwise deems necessary to correct at the shareholder level:

                           (a)      Distributor  shall notify the Company as
soon as practicable after discovering the need for those adjustments which result in a reimbursement to your clients. Notification shall be made by facsimile or by direct or indirect systems access acceptable to the Company.

                           (b)      If one or more of the Company's client
accounts received amounts from any Fund in excess of the amounts to which it otherwise would have been entitled prior to an adjustment for an error, the Company will use its best efforts to collect such excess amounts from the applicable clients.

                           (c)       If an  adjustment  is to be made in
accordance with subsection (a) above to correct an error which has caused a client account to receive an amount less than that to which it is entitled, the Fund shall use its best efforts to make all necessary adjustments to the number of shares owned in the account and/or distribute to the Company the amount of such underpayment for credit to the clients' subaccounts.

                           (d)      For purposes of making  adjustments as
provided above, the Funds will apply the same standards to all shareholders.

         5.       Prospectus and Proxy Materials.

         (a) Distributor shall provide the Company with copies of the Issuer's proxy materials, periodic fund reports to shareholders and other materials that are required by law to be sent to the Issuer's shareholders. In addition, Distributor shall provide the Company with a sufficient quantity of prospectuses of the Funds to be used in conjunction with the transactions contemplated by this Agreement, together with such additional copies of the Issuer's prospectuses as may be reasonably requested by Company. If the Company provides for pass-through voting by the Contract owners, or if the Company determines that pass- through voting is required by law, Distributor will provide the Company with a sufficient quantity of proxy materials for each, as directed by the Company. The form of the Issuer's prospectus provided to the Company shall be the final form of prospectus as filed with the Securities and Exchange Commission which form shall include only those Funds the Company is making available for purchase.

         (b) The cost of preparing, printing and shipping of the prospectuses, periodic fund reports and other materials of the Issuer to the Company shall be paid by Distributor or its agents or affiliates; provided, however, that if at any time Distributor or its agent reasonably deems the usage by the Company of such items to be excessive, it may, prior to the delivery of any quantity of materials in excess of what is deemed reasonable, request that the Company demonstrate the reasonableness of such usage. If Distributor believes the reasonableness of such usage has not been adequately demonstrated, it may request that the party responsible for such excess usage pay the cost of printing (including press time) and delivery of any excess copies of such materials. Unless the Company agrees to make such payments, Distributor may refuse to supply such additional materials and Distributor shall be deemed in compliance with this Section 5 if it delivers to the Company at least the number of prospectuses and other materials as may be required by the Issuer under applicable law.

         (c) The cost of any distribution of prospectuses, proxy materials, periodic fund reports and other materials of the Issuer to the Contract owners shall be paid by the Company and shall not be the responsibility of Distributor or the Issuer.

         6.       Compensation and Expenses.

         (a) The Accounts shall be the sole shareholder of Fund shares purchased for the Contract owners pursuant to this Agreement (the "Record Owner"). The Record Owner shall properly complete any applications or other forms required by Distributor or the Issuer from time to time.

         (b) Distributor acknowledges that it will derive a substantial savings in administrative expenses, such as a reduction in expenses related to postage, shareholder communications and recordkeeping, by virtue of having a single shareholder account per Fund for the Accounts rather than having each Contract owner as a shareholder. In consideration of the Administrative Services and performance of all other obligations under this Agreement by the Company, Distributor will pay the Company a fee (the "Administrative Services Fee") equal to 25 basis points (0.25%) per annum of the average aggregate amount invested by the Company under this Agreement.

         (c) The payments received by the Company under this Agreement are for administrative and shareholder services only and do not constitute payment in any manner for investment advisory services or for costs of distribution.

         (d) For the purposes of computing the payment to the Company contemplated by this Section 6, the average aggregate amount invested by the Company on behalf of the Accounts in the Funds over a one month period shall be computed by totaling the Company's aggregate investment (share net asset value multiplied by total number of shares of the Funds held by the Company) on each Business Day during the month and dividing by the total number of Business Days during such month.

         (e) Distributor will calculate the amount of the payment to be made pursuant to this Section 6 at the end of each calendar quarter and will make such payment to the Company within 30 days thereafter. The check for such payment will be accompanied by a statement showing the calculation of the amounts being paid by Distributor for the relevant months and such other supporting data as may be reasonably requested by the Company and shall be mailed to:

                 First Ameritas Life Insurance Corp. of New York
                                 5900 "0" Street
                                Lincoln, NE 68510

                 Attention: Sr. Accountant -Variable Processing
                             Phone No.: 402-465-6175
                              Fax No.: 402-467-7885

         7.       Representations.

         (a) The Company represents and warrants that (i) this Agreement has been duly authorized by all necessary corporate action and, when executed and delivered, shall constitute the legal, valid and binding obligation of the Company, enforceable in accordance with its terms; (ii) it has established the Separate Account V and the Separate Account V A-2 (the " Accounts"), each of which is a duly authorized and established separate account under Nebraska Insurance law, and has registered each Account as a unit investment trust under the Investment Company Act of 1940 (the "1940 Act") to serve as an investment vehicle for the Contracts; (iii) each Contract provides for the allocation of net amounts received by the Company to an Account for investment in the shares of one or more specified investment companies selected among those companies available through the Account to act as underlying investment media; (iv) selection of a particular investment company is made by the Contract owner under a particular Contract, who may change such selection from time to time in accordance with the terms of the applicable Contract; and (v) the activities of the Company contemplated by this Agreement comply in all material respects with all provisions of federal and state securities laws applicable to such activities.

         (b) Distributor represents that (i) this Agreement has been duly authorized by all necessary corporate action and, when executed and delivered, shall constitute the legal, valid and binding obligation of Distributor, enforceable in accordance with its terms; (ii) the prospectus of each Fund complies in all material respects with federal and state securities laws, and
(iii) shares of the Issuer are registered and authorized for sale in accordance with all federal and state securities laws.

         (c) The Distributor represents that the Issuer will invest its assets in such a manner as to ensure that the Contracts will be treated as annuity or life insurance contracts, whichever is appropriate, under the Code and the regulations issued thereunder (or any successor provisions). Without limiting the scope of the foregoing, each Fund complied and will continue to comply with
Section 8l7(h) of the Code and Treasury Regulation ss. 1.817-5, and any Treasury interpretations thereof, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts, and any amendments or other modifications or successor provisions to such Section or Regulations. In the event of a breach of this Article VI by the Distributor or Issuer, it will take all reasonable steps (a) to notify the Company of such breach and (b) to adequately diversify the Fund so as to achieve compliance within the grace period afforded by Regulation 1.817-5.

         8.       Additional Covenants and Agreements.

         (a) Each party shall comply with all provisions of federal and state laws applicable to its respective activities under this Agreement. All obligations of each party under this Agreement are subject to compliance with applicable federal and state laws.

         (b) Each party shall promptly notify the other party in the event that it is, for any reason, unable to perform any of its obligations under this Agreement.

         (c) The Company covenants and agrees that all Orders accepted and transmitted by it hereunder with respect to each Account on any Business Day will be based upon instructions that it received from the Contract owners, in proper form prior to the Close of Trading of the Exchange on that Business Day. The Company shall time stamp all Orders or otherwise maintain records that will enable the Company to demonstrate compliance with Section 8( c) hereof.

         (d) The Company covenants and agrees that all Orders transmitted to the Issuer, whether by telephone, telecopy, or other electronic transmission acceptable to Distributor, shall be sent by or under the authority and direction of a person designated by the Company as being duly authorized to act on behalf of the owner of the Accounts. Distributor shall be entitled to rely on the existence of such authority and to assume that any person transmitting Orders for the purchase, redemption or transfer of Fund shares on behalf of the Company is "an appropriate person" as used in Sections 8-107 and 8-401 of the Uniform Commercial Code with respect to the transmission of instructions regarding Fund shares on behalf of the owner of such Fund shares. The Company shall maintain the confidentiality of all passwords and security procedures issued, installed or otherwise put in place with respect to the use of Remote Computer Terminals and assumes full responsibility for the security therefore. The Company further agrees to be responsible for the accuracy, propriety and consequences of all data transmitted to Distributor by the Company by telephone, telecopy or other electronic transmission acceptable to Distributor .

         (e) The Company agrees that, to the extent it is able to do so, it will use its best efforts to give equal emphasis and promotion to shares of the Funds as is given to other underlying investments of the Accounts, subject to applicable Securities and Exchange Commission rules. In addition, the Company shall not impose any fee, condition, or requirement for the use of the Funds as investment options for the Contracts that operates to the specific prejudice of the Funds vis-a-vis the other investment media made available for the Contracts by the Company.

         (f) The Company shall not, without the written consent of Distributor, make representations concerning the Issuer or the shares of the Funds except those contained in the then-current prospectus and in current printed sales literature approved by Distributor or the Issuer .

         (g) Advertising and sales literature with respect to the Issuer or the Funds prepared by the Company or its agents, if any, for use in marketing shares of the Funds as underlying investment media to Contract owners shall be submitted to Distributor for review and approval before such material is used.

         9. Use of Names. Except as otherwise expressly provided for in this Agreement, neither Distributor nor any of its affiliates nor the Funds shall use any trademark, trade name, service mark or logo of the Company, or any variation of any such trademark, trade name, service mark or logo, without the Company's prior written consent, the granting of which shall be at the Company's sole option. Except as otherwise expressly provided for in this Agreement, the Company shall not use any trademark, trade name, service mark or logo of the Issuer, Distributor or any variation of any such trademarks, trade names, service marks, or logos, without the prior written consent of either the Issuer or Distributor, as appropriate, the granting of which shall be at the sole option of Distributor and/or the Issuer.

         10.      Proxy Voting.

         (a) The Company shall provide pass-through voting privileges to all Contract owners so long as the SEC continues to interpret the 1940 Act as requiring such privileges. It shall be the responsibility of the Company to assure that it and the separate accounts of the other Participating Companies (as defined in Section 12(a) below) participating in any Fund calculate voting privileges in a consistent manner.

         (b) The Company will distribute to Contract owners all proxy material furnished by Distributor and will vote shares in accordance with instructions received from such Contract owners. The Company shall vote Fund shares for which no voting instructions are received in the same proportion as shares for which such instructions have been received. The Company and its agents shall not oppose or interfere with the solicitation of proxies for Fund shares held for such Contract owners.

         11.      Indemnity.

         (a) Distributor agrees to indemnify and hold harmless the Company and its officers, directors, employees, agents, affiliates and each person, if any, who controls the Company within the meaning of the Securities Act of 1933 ( collectively, the "Indemnified Parties" for purposes of this Section 11(a)) against any losses, claims, expenses, damages or liabilities (including amounts paid in settlement thereof) or litigation expenses (including legal and other expenses) (collectively , "Losses"), to which the Indemnified Parties may become subject, insofar as such Losses result from a breach by Distributor of a material provision of this Agreement. Distributor will reimburse any legal or other expenses reasonably incurred by the Indemnified Parties in connection with investigating or defending any such Losses. Distributor shall not be liable for indemnification hereunder if such Losses are attributable to the negligence or misconduct of the Company in performing its obligations under this Agreement.

         (b) The Company agrees to indemnify and hold harmless Distributor and the Issuer, and their respective officers, directors, employees, agents, affiliates and each person, if any, who controls Issuer or Distributor within the meaning of the Securities Act of 1933 (collectively, the "Indemnified Parties" for purposes of this Section 11(b)) against any Losses to which the Indemnified Parties may become subject, insofar as such Losses result from a breach by the Company of a material provision of this Agreement or the use by any person of the Remote Computer Terminals. The Company will reimburse any legal or other expenses reasonably incurred by the Indemnified Parties in connection with investigating or defending any such Losses. The Company shall not be liable for indemnification hereunder if such Losses are attributable to the negligence or misconduct of Distributor or the Issuer in performing their obligations under this Agreement.

         (c) Promptly after receipt by an indemnified party hereunder of notice of the commencement of action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 11. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish to, assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 11 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

         (d) If the indemnifying party assumes the defense of any such action, the indemnifying party shall not, without the prior written consent of the indemnified parties in such action, settle or compromise the liability of the indemnified parties in such action, or permit a default or consent to the entry of any judgment in respect thereof, unless in connection with such settlement, compromise or consent, each indemnified party receives from such claimant an unconditional release from all liability in respect of such claim.

         12.      Potential Conflicts

         (a) The Company has received a copy of an application for exemptive relief, as amended, filed by the Issuer on December 21, 1987, with the SEC and the order issued by the SEC in response thereto (the "Shared Funding Exemptive Order"). The Company has reviewed the conditions to the requested relief set forth in such application for exemptive relief. As set forth in such application, the Board of Directors of the Issuer (the "Board") will monitor the Issuer for the existence of any material irreconcilable conflict between the interests of the contract owners of all separate accounts ("Participating Companies") investing in funds of the Issuer. An irreconcilable material conflict may arise for a variety of reasons, including: (i) an action by any state insurance regulatory authority; (ii) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar actions by insurance, tax or securities regulatory authorities; (iii) an administrative or judicial decision in any relevant proceeding; (iv) the manner in which the investments of any portfolio are being managed; (v) a difference in voting instructions given by variable annuity contract owners and variable life insurance contract owners; or (vi) a decision by an insurer to disregard the voting instructions of contract owners. The Board shall promptly inform the Company if it determines that an irreconcilable material conflict exists and the implications thereof.

         (b) The Company will report any potential or existing conflicts of which it is aware to the Board. The Company will assist the Board in carrying out its responsibilities under the Shared Funding Exemptive Order by providing the Board with all information reasonably necessary for the Board to consider any issues raised. This includes, but is not limited to, an obligation by the Company to inform the Board whenever contract owner voting instructions are disregarded.

         (c) If a majority of the Board, or a majority of its disinterested Board members, determines that a material irreconcilable conflict exists with regard to contract owner investments in a Fund, the Board shall give prompt notice to all Participating Companies. If the Board determines that the Company is responsible for causing or creating said conflict, the Company shall at its sole cost and expense, and to the extent reasonably practicable (as determined by a majority of the disinterested Board members), take such action as is necessary to remedy or eliminate the irreconcilable material conflict. Such necessary action may include but shall not be limited to:

                  (i) withdrawing the assets allocable to the Accounts from the Fund and reinvesting such assets in a different investment medium or submitting the question of whether such segregation should be implemented to a vote of all affected contract owners and as appropriate, segregating the assets of any appropriate group (i.e., annuity contract owners, life insurance contract owners, or variable contract owners of one or more Participating Companies) that votes in favor of such segregation, or offering to the affected contract owners the option of making such a change; and/or

                  (ii) establishing a new registered management investment company or managed separate account.

         (d) If a material irreconcilable conflict arises as a result of a decision by the Company to disregard its contract owner voting instructions and said decision represents a minority position or would preclude a majority vote by all of its contract owners having an interest in the Issuer, the Company at its sole cost, may be required, at the Board's election, to withdraw an Account's investment in the Issuer and terminate this Agreement; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board.

         (e) For the purpose of this Section 12, a majority of the disinterested Board members shall determine whether or not any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Issuer be required to establish a new funding medium for any Contract. The Company shall not be required by this Section 12 to establish a new funding medium for any Contract if an offer to do so has been declined by vote of a majority of the Contract owners materially adversely affected by the irreconcilable material conflict.

         13.      Termination; Withdrawal of Offering.

         (a) This Agreement may be terminated by either party upon 30 days' prior written notice to the other party. Notwithstanding the above, the Issuer reserves the right, without prior notice, to suspend sales of shares of any Fund, in whole or in part, or to make a limited offering of shares of any of the Funds in the event that (i) any regulatory body commences formal proceedings against the Company, Distributor, affiliates of Distributor, or the Issuer, which proceedings Distributor reasonably believes may have a material adverse impact on the ability of Distributor, the Issuer or the Company to perform its obligations under this Agreement or (ii) in the judgment of Distributor, declining to accept any additional instructions for the purchase or sale of shares of any such Fund is warranted by market, economic or political conditions. Notwithstanding the foregoing, this Agreement may be terminated immediately (A) by any party as a result of any other breach of this Agreement by another party, which breach is not cured within 30 days after receipt of notice from the other party, or (B) by any party upon a determination that continuing to perform under this Agreement would, in the reasonable opinion of the terminating party's counsel, violate any applicable federal or state law, rule, regulation or judicial order. Termination of this Agreement shall not affect the obligations of the parties to make payments under Section 4 for Orders received by the Company prior to such termination and shall not affect the Issuer's obligation to maintain the Accounts as set forth by this Agreement. Following termination, Distributor shall not have any Administrative Services payment obligation to the Company (except for payment obligations accrued but not yet paid as of the termination date).

         (b) Notwithstanding any termination of this Agreement, the Fund and the Distributor shall, at the option of the Company, continue to make available additional shares of the Fund pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as the "Existing Contract"), unless the Distributor requests that the Company seek an order pursuant to Section 26(b) of the 1940 Act to permit substitution of other securities for the shares of the designated portfolios. The Distributor agrees to bear all costs of seeking any order requested by Distributor, and the Company agrees that it shall reasonably cooperate with the Distributor and seek such an order upon request. Specifically, the owners of the Existing Contracts may be permitted to reallocate investments in the fund, redeem investments in the Fund and or invest in the Fund upon the making of additional purchase payments under the Existing Contracts (subject to any such election by the Distributor.)

         14. Non-Exclusivity. Both parties acknowledge and agree that this Agreement and the arrangement described herein are intended to be non-exclusive and that each party is free to enter into similar agreements and arrangements with other entities.

         15.      Survival.  The  provisions  of  Section 9 (Use of  Names)  and
Section 11 (Indemnity) of this Agreement shall survive termination of this Agreement.

         16. Amendment. Neither this Agreement, nor any provision hereof, may be amended, waived, discharged or terminated orally, but only by an instrument in writing signed by all of the parties hereto.

         17. Notices. All notices and other communications hereunder shall be given or made in writing and shall be delivered personally, or sent by telex, telecopier, express delivery or registered or certified mail, postage prepaid, return receipt requested, to the party or parties to whom they are directed at the following addresses, or at such other addresses as may be designated by notice from such party to all other parties.

         To the Company:

                 First Ameritas Life Insurance Corp. of New York

                                    General Counsel
                                    5900 "0" Street
                                    Lincoln, NE 68510
                                    (402) 467-7465 (office number)

         To the Issuer or Distributor:

                                    American Century Investment Services, Inc.
                                    4500 Main Street
                                    Kansas City, Missouri 64111
                                    Attention: Janet A. Nash, Esq.
                                    (816) 340-4051 (office number)
                                    (816) 340-4964 (telecopy number)

Any notice, demand or other communication given in a manner prescribed in this
Section 17 shall be deemed to have been delivered on receipt.

         18.      Successors and Assigns.  This Agreement may not be assigned without the written consent of both parties to the Agreement at the time of such assignment. This Agreement shall be binding upon and inure to the benefit both parties hereto and their respective permitted successors and assigns.

         19.      Counterparts.  This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any party hereto may execute this Agreement by signing any such counterpart.

         20. Severability. In case anyone or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity , legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

         21. Entire Agreement This Agreement, including the attachments hereto, constitutes the entire agreement between the parties with respect to the matters dealt with herein, and supersedes all previous agreements, written or oral, with respect to such matters.

         If the foregoing correctly sets forth our understanding, please indicate your agreement to and acceptance thereof by signing below, whereupon this Agreement shall become a binding agreement between us as of the latest date indicated.

                         AMERICAN CENTURY INVESTMENT
                         SERVICE, INC.
                         By:
                             -------------------------------------------------
                         Name:
                               -----------------------------------------------
                         Title:
                                ----------------------------------------------
                         Date:
                               -----------------------------------------------

         We agree to and accept the terms of the foregoing Agreement.

                        First Ameritas Life Insurance Corp. of New York

                        By:
                            -------------------------------------------------
                        Name:    Mitchell F. Politzer
                              -----------------------------------------------
                        Title: President and Chief Executive Officer
                               ----------------------------------------------
                        Date:
                              -----------------------------------------------

                                    EXHIBIT A

                             ADMINISTRATIVE SERVICES

Pursuant to the Agreement to which this is attached, the Company shall perform all administrative and shareholder services required or requested under the Contracts with respect to the Contract owners, including, but not limited to, the following:

         1. Maintain separate records for each Contract owner, which records shall reflect the shares purchased and redeemed and share balances of such Contract owners. The Company will maintain a single master account with each Fund on behalf of the Contract owners and such account shall be in the name of the Company (or its nominee) as the record owner of shares owned by the Contract owners.

         2. Disburse or credit to the Contract owners all proceeds of redemptions of shares of the Funds and all dividends and other distributions not reinvested in shares of the Funds.

         3. Prepare and transmit to the Contract owners, as required by law or the Contracts, periodic statements showing the total number of shares owned by the Contract owners as of the statement closing date, purchases and redemptions of Fund shares by the Contract owners during the period covered by the statement and the dividends and other distributions paid during the statement period (whether paid in cash or reinvested in Fund shares), and such other information as may be required, from time to time, by the Contracts.

         4. Transmit purchase and redemption orders to the Funds on behalf of the Contract owners in accordance with the procedures set forth in
Section 4 to the Agreement.

         5. Distribute to the Contract owners copies of the Funds' prospectus, proxy materials, periodic fund reports to shareholders and other materials that the Funds are required by law or otherwise to provide to their shareholders or prospective shareholders.

         6. Maintain and preserve all records as required by law to be maintained and preserved in connection with providing the Administrative Services for the Contracts.

                          FUND PARTICIPATION AGREEMENT

THIS AGREEMENT, made and entered into this 30 day April of 2002, (the "Agreement") by and among First Ameritas Life Insurance Corp. of New York, organized under the laws of the State of Nebraska (the "Company"), on behalf of itself and each separate account of the Company named in Schedule A to this Agreement, as may be amended from time to time (each account referred to as the "Account" and collectively as the "Accounts"); INVESCO Variable Investment Funds, Inc., an open-end management investment company organized under the laws of the State of Maryland (the "Fund"); INVESCO Funds Group, Inc., a corporation organized under the laws of the State of Delaware and investment adviser to the Fund (the "Adviser"); and INVESCO Distributors, Inc. , a corporation organized under the laws of the State of Delaware and principal underwriter/distributor of the Fund (the "Distributor").

WHEREAS, the Fund engages in business as an open-end management investment company and was established for the purpose of serving as the investment vehicle for separate accounts established for variable life insurance contracts and variable annuity contracts to be offered by insurance companies which have entered into participation agreements substantially similar to this Agreement (the "Participating Insurance Companies"), and

WHEREAS, beneficial interests in the Fund are divided into several series of shares, each representing the interest in a particular managed portfolio of securities and other assets (the "Portfolios"); and

WHEREAS, the Company, as depositor, has established the Accounts to serve as investment vehicles for certain variable annuity contracts and variable life insurance policies and funding agreements offered by the Company set forth on Schedule A (the "Contracts"); and

WHEREAS, the Accounts are duly organized, validly existing segregated asset accounts, established by resolutions of the Board of Directors of the Company under the insurance laws of the State of Nebraska, to set aside and invest assets attributable to the Contracts; and

WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares of the Portfolios named in Schedule B, as such schedule may be amended from time to time (the "Designated Portfolios") on behalf of the Accounts to fund the Contracts;

NOW, THEREFORE, in consideration of their mutual promises, the Company, the Fund, the Adviser and the Distributor agree as follows:

                         ARTICLE I -SALE OF FUND SHARES

1.1 The Fund agrees to sell to the Company those shares of the Designated Portfolios which each Account orders, executing such orders on a daily basis at the net asset value (and with no sales charges) next computed after receipt and acceptance by the Fund or its designee of the order for the shares of the Fund. For purposes of this Section 1.1, the Company will be the designee of the Fund for receipt of such orders from each Account and receipt by such designee will constitute receipt by the Fund; provided that the Fund receives notice of such order by 11 :00 a.m. Eastern Time on the next following business day. "Business Day" will mean any day on which the New York Stock Exchange is open for trading and on which the Fund calculates its net asset value pursuant to the rules of the Securities and Exchange Commission (the "Commission"). The Fund may net the notice of redemptions it receives from the Company under Section 1.3 of this Agreement against the notice of purchases it receives from the Company under this Section 1.1.

1.2 The Company will pay for Fund shares on the next Business Day after an order to purchase Fund shares is made in accordance with Section 1.1. Payment will be made in federal funds transmitted by wire. Upon receipt by the Fund of the payment, such funds shall cease to be the responsibility of the Company and shall become the responsibility of the Fund.

1.3 The Fund agrees to redeem for cash, upon the Company's request, any full or fractional shares of the Fund held by the Company, executing such requests on a daily basis at the net asset value next computed after receipt and acceptance by the Fund or its agent of the request for redemption. For purposes of this Section 1.3, the Company will be the designee of the Fund for receipt of requests for redemption from each Account and receipt by such designee will constitute receipt by the Fund; provided the Fund receives notice of such requests for redemption by 11 :00 a.m. Eastern Time on the next following Business Day. Payment will be made in federal funds transmitted by wire to the Company's account as designated by the Company in writing from time to time, on the same Business Day the Fund receives notice of the redemption order from the Company. After consulting with the Company, the Fund reserves the right to delay payment of redemption proceeds, but in no event may such payment be delayed longer than the period permitted under Section 22(e) of the Investment Company Act of 1940 (the "1940 Act"). The Fund will not bear any responsibility whatsoever for the proper disbursement or crediting of redemption proceeds; the Company alone will be responsible for such action. If notification of redemption is received after 11:00 Eastern Time, payment for redeemed shares will be made on the next following Business Day. The Fund may net the notice of purchases it receives from the Company under Section
         1.1 of this Agreement against the notice of redemptions it receives from the Company under this Section 1.3.

1.4 The Fund agrees to make shares of the Designated Portfolios available continuously for purchase at the applicable net asset value per share by Participating Insurance Companies and their separate accounts on those days on which the Fund calculates its Designated Portfolio net asset value pursuant to rules of the Commission; provided, however, that the Board of Directors of the Fund (the "Fund Board") may refuse to sell shares of any Portfolio to any person, or suspend or terminate the offering of shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Fund Board, acting in good faith and in light of its fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of such Portfolio.

1.5 The Fund agrees that shares of the Fund will be sold only to Participating Insurance Companies and their separate accounts, qualified pension and retirement plans or such other persons as are permitted under applicable provisions of the Internal Revenue Code of 1986, as amended, (the "Code"), and regulations promulgated thereunder, the sale to which will not impair the tax treatment currently afforded the Contracts. No shares of any Portfolio will be sold directly to the general public.

1.6 The Fund will not sell Fund shares to any insurance company or separate account unless an agreement containing provisions substantially the same as Articles I, III, V, and VI of this Agreement are in effect to govern such sales.

1.7 The Company agrees to purchase and redeem the shares of the Designated Portfolios offered by the then current prospectus of the Fund in accordance with the provisions of such prospectus.

1.8 Issuance and transfer of the Fund's shares will be by book entry only. Stock certificates will not be issued to the Company or to any Account. Purchase and redemption orders for Fund shares will be recorded in an appropriate title for each Account or the appropriate sub-account of each Account.

1.9 The Fund will furnish same day notice (by facsimile) to the Company of the declaration of any income, dividends or capital gain distributions payable on each Designated Portfolio's shares. The Company hereby elects to receive all such dividends and distributions as are payable on the Portfolio shares in the form of additional shares of that Portfolio at the ex-dividend date net asset values. The Company reserves the right to revoke this election and to receive all such dividends and distributions in cash. The Fund will notify the Company of the number of shares so issued as payment of such dividends and distributions.

1.10 The- Fund will make the net asset value per share for each Designated Portfolio available to the Company via electronic means on a daily basis as soon as reasonably practical after the net asset value per share is calculated and will use its best efforts to make such net asset value per share available by 7:00 p.m., Eastern Time, each business day. If the Fund provides the Company materially incorrect net asset value per share information (as determined under SEC guidelines), the Company shall be entitled to an adjustment to the number of shares purchased or redeemed to reflect the correct net asset value per share. Any material error in the calculation or reporting of net asset value per share, dividend or capital gain information shall be reported to the Company upon discovery by the Fund.

                   ARTICLE II -REPRESENTATIONS AND WARRANTIES

2.1 The Company represents and warrants that the Contracts are or will be registered under the Securities Act of 1933 (the "1933 Act"), or are exempt from registration thereunder, and that the Contracts will be issued and sold in compliance with all applicable federal and state laws. The Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established each Account as a separate account under Section 44-402 of the General Statutes of Nebraska and that each Account is or will be registered as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts, or is exempt from registration thereunder, and that it will maintain such registration for so long as any Contracts are outstanding, as applicable. The Company will amend the registration statement under the 1933 Act for the Contracts and the registration statement under the 1940 Act for the Account from time to time as required in order to effect the continuous offering of the Contracts or as may otherwise be required by applicable law. The Company will register and qualify the Contracts for sale in accordance with the securities laws of the various states only if and to the extent deemed necessary by the Company.

2.2 The Company represents that the Contracts are currently and at the time of issuance will be treated as annuity contracts and/or life insurance policies (as applicable) under applicable provisions of the Code, and that it will make every effort to maintain such treatment and that it will notify the Fund and the Adviser immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future .

2.3 The Company represents and warrants that it will not purchase shares of the Designated Portfolio(s) with assets derived from tax-qualified retirement plans except, indirectly, through Contracts purchased in connection with such plans.

2.4 The Fund represents and warrants that shares of the Designated Portfolio(s) sold pursuant to this Agreement will be registered under the 1933 Act and duly authorized for issuance in accordance with applicable law and that the Fund is and will remain registered as an open-end management investment company under the 1940 Act for as long as such shares of the Designated Portfolio(s) are sold. The Fund will amend the registration statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. The Fund will register and qualify the shares of the Designated Portfolio(s) for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Fund.

2.5 The Fund represents that it will use its best efforts to comply with any applicable state insurance laws or regulations as they may apply to the investment objectives, policies and restrictions of the Portfolios, as they may apply to the Fund, to the extent specifically requested in writing by the Company. If the Fund cannot comply with such state insurance laws or regulations, it will so notify the Company in writing. The Fund makes no other representation as to whether any aspect of its operations (including, but not limited to, fees and expenses, and investment policies) complies with the insurance laws or regulations of any state. The Company represents that it will use its best efforts to notify the Fund of any restrictions imposed by state insurance laws that may become applicable to the Fund as a result of the Accounts' investments therein. The Fund and the Adviser agree that they will furnish the information required by state insurance laws to assist the Company in obtaining the authority needed to issue the Contracts in various states.

2.6 The Fund currently does not intend to make any payments to finance distribution expenses pursuant to Rule 12b-1 under the 1940 Act or otherwise, although it reserves the right to make such payments in the future. To the extent that it decides to finance distribution expenses pursuant to Rule 12b-1, the Fund undertakes to have the directors of its Fund Board, a majority of whom are not "interested" persons of the Fund, formulate and approve any plan under Rule 12b-1 to finance distribution expenses.

2.7 The Fund represents that it is lawfully organized and validly existing under the laws of the State of Maryland and that it does and will comply in all material respects with applicable provisions of the 1940 Act.

2.8 The Fund represents and warrants that all of its directors, officers, employees, investment advisers, and other individuals/entities having access to the funds and/or securities of the Fund are and continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than the minimal coverage as required currently by Rule 17g-(1) of the 1940 Act or related provisions as may be Promulgated from time to time. The aforesaid bond includes coverage for larceny and embezzlement and is issued by a reputable bonding company.

2.9 The Adviser represents and warrants that it is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and will remain duly registered under all applicable federal and state securities laws and that it will perform its obligations for the Fund in accordance in all material respects with the laws of the State of Delaware and any applicable state and federal securities laws.

2.10 The Distributor represents and warrants that it is registered as a broker-dealer under the Securities and Exchange Act of 1934, as amended (the "1934 Act") and will remain duly registered under all applicable federal and state securities laws, and is a member in good standing of the National Association of Securities Dealers, Inc. ("NASD") and serves as principal underwriter/distributor of the Funds and that it will perform its obligations for the Fund in accordance in all material respects with the laws of the State of Delaware and any applicable state and federal securities laws.

2.11 The Fund, the Adviser and the Distributor represents and warrants to the Company that each has a Year 2000 compliance program in existence and that each reasonably intends to be Year 2000 compliant so as to be able perform all of the services and/or obligations contemplated by or under this Agreement without interruption. The Fund, the Adviser, and the Distributor shall immediately notify the Company if it determines that it will be unable perform all of the services and/or obligations contemplated by or under this Agreement in a manner that is Year 2000 compliant.

                          ARTICLE III -FUND COMPLIANCE

3.1 The Fund and the Adviser acknowledge that any failure (whether intentional or in good faith or otherwise) to comply with the requirements of Subchapter M of the Code or the diversification requirements of Section 817(h) of the Code may result in the Contracts not being treated as variable contracts for federal income tax purposes, which would have adverse tax consequences for Contract owners and could also adversely affect the Company's corporate tax liability. The Fund and the Adviser further acknowledge that any such failure may result in costs and expenses being incurred by the Company in obtaining whatever regulatory authorizations are required to substitute shares of another investment company for those of the failed Fund or as well as fees and expenses of legal counsel and other advisors to the Company and any federal income taxes, interest or tax penalties incurred by the Company in connection with any such failure.

3.2 The Fund represents and warrants that it is currently qualified as a Regulated Investment Company under Subchapter M of the Code, and that it will maintain such qualification (under Subchapter M or any successor or similar provision) and that it will notify the Company immediately upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future.

3.3 The Fund represents that it will at all times invest money from the Contracts in such a manner as to ensure that the Contracts will be treated as variable contracts under the Code and the regulations issued thereunder; including, but not limited to, that the Fund will at all times comply with Section 817(h) of the Code and Treasury Regulation 1.817-5, as amended from time to time, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts, and with Section 817 (d) of the Code, relating to the definition of a variable contract, and any amendments or other modifications to such Section or Regulation. The Fund will notify the Company immediately upon having a reasonable basis for believing that the Fund or a Portfolio thereunder has ceased to comply with the diversification requirements or that the Fund or Portfolio might not comply with the diversification requirements in the future. In the event of a breach of this representation by the Fund, it will take all reasonable steps to adequately diversify the Fund so as to achieve compliance within the grace period afforded by Treasury Regulation 1.817-5.

3.4 The Adviser agrees to provide the Company with a certificate or statement indicating compliance by each Portfolio of the Fund with
         Section 817(h) of the Code, such certificate or statement to be sent to the Company no later than thirty (30) days following the end of each calendar quarter .

               ARTICLE IV -PROSPECTUS AND PROXY STATEMENTS/VOTING

4.1 The Fund will provide the Company with as many copies of the current Fund prospectus and any supplements thereto for the Designated Portfolio(s) as the Company may reasonably request for distribution, at the Fund's expense, to Contract owners at the time of Contract fulfillment and confirmation. To the extent that the Designated Portfolio(s) are one or more of several Portfolios of the Fund, the Fund shall bear the cost of providing the Company only with disclosure related to the Designated Portfolio(s). The Fund will provide, at the Fund's expense, as many copies of said prospectus as necessary for distribution, at the Fund's expense, to existing Contract owners. The Fund will provide the copies of said prospectus to the Company or to its mailing agent. The Company will distribute the prospectus to existing Contract owners and will bill the Fund for the reasonable cost of such distribution. If requested by the Company, in lieu thereof, the Fund will provide such documentation, including a final copy of a current prospectus set in type at the Fund's expense, and other assistance as is reasonably necessary in order for the Company at least annually (or more frequently if the Fund prospectus is amended more frequently) to have the new prospectus for the Contracts and the Fund's new prospectus printed together, in which case the Fund agrees to pay its proportionate share of reasonable expenses directly related to the required disclosure of information concerning the Fund. The Fund will, upon request, provide the Company with a copy of the Fund's prospectus through electronic means to facilitate the Company's efforts to provide Fund prospectuses via electronic delivery , in which case the Fund agrees to pay its proportionate share of reasonable expenses related to the required disclosure of information concerning the Fund.

4.2 The Fund's prospectus will state that the Statement of Additional Information (the "SAI") for the Fund is available from the Company. The Fund will provide the Company, at the Fund's expense, with as many copies of the SAI and any supplements thereto as the Company may reasonably request for distribution, at the Fund's expense, to prospective Contract owners and applicants. To the extent that the Designated Portfolio(s) are one or more of several Portfolios of the Fund, the Fund shall bear the cost of providing the Company only with disclosure related to the Designated Portfolio(s). The Fund will provide, at the Fund's expense, as many copies of said SAI as necessary for distribution, at the Fund's expense, to any existing Contract owner who requests such statement or whenever state or federal law requires that such statement be provided. The Fund will provide the copies of said SAI to the Company or to its mailing agent. The Company will distribute the SAI as requested or required and will bill the Fund for the reasonable cost of such distribution.

4.3 The Fund, at its expense, will provide the Company or its mailing agent with copies of its proxy material, if any, reports to shareholders/Contract owners and other permissible communications to shareholders/Contract owners in such quantity as the Company will reasonably require. The Company will distribute this proxy material, reports and other communications to existing Contract owners and will bill the Fund for the reasonable cost of such distribution.

4.4      If and to the extent required by law, the Company will:
         (a)      solicit voting instructions from Contract owners;
         (b) vote the shares of the Designated Portfolios held in the Account in accordance with instructions received from Contract owners; and
         (c) vote shares of the Designated Portfolios held in the Account for which no timely instructions have been received, in the same proportion as shares of such Designated Portfolio for which instructions have been received from the Company's Contract owners, so long as and to the extent that the Commission continues to interpret the 1940 Act to require pass-through voting privileges for variable Contract owners. The Company reserves the right to vote Fund shares held in any segregated asset account in its own right, to the extent permitted by law. The Company will be responsible for assuring that the Accounts participating in the Fund calculates voting privileges in a manner consistent with all legal requirements, including the Proxy Voting Procedures set forth in Schedule C and the Mixed and Shared Funding Exemptive Order, as described in Section 7.1.

4.5 The Fund will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular, the Fund either will provide for annual meetings (except insofar as the Commission may interpret
         Section 16 of the 1940 Act not to require such meetings) or, as the Fund currently intends, to comply with Section 16(c) of the 1940 Act (although the Fund is not one of the trusts described in Section 16(c) of the 1940 Act) as well as with Sections 16(a) and, if and when applicable, 16(b). Further, the Fund will act in accordance with the Commission's interpretation of the requirements of Section 16(a) with respect to periodic elections of directors and with whatever rules the Commission may promulgate with respect thereto.

                    ARTICLE V- SALES MATERIAL AND INFORMATION

5.1 The Company will furnish, or will cause to be furnished, to the Fund or the Adviser, each piece of sales literature or other promotional material in which the Fund or the Adviser is named, at least ten (10) Business Days prior to its use. No such material will be used if the Fund or the Adviser reasonably objects to such use within five (5) Business Days after receipt of such material.

5.2 The Company will not give any information or make any representations or statements on behalf of the Fund or concerning the Fund in connection with the sale of the Contracts other than the information or representations contained in the registration statement, prospectus or SAI for Fund shares, as such registration statement, prospectus and SAI maybe amended or supplemented from time to time, or in reports or proxy statements for the Fund, or in published reports for the Fund which are in the public domain or approved by the Fund or the Adviser for distribution, or in sales literature or other material provided by the Fund or by the Adviser, except with permission of the Fund or the Adviser. The Fund and the Adviser agree to respond to any request for approval on a prompt and timely basis.

5.3 The Fund or the Adviser will furnish, or will cause to be furnished, to the Company or its designee, each piece of sales literature or other promotional material in which the Company or its separate account is named, at least ten (10) Business Days prior to its use. No such material will be used if the Company reasonably objects to such use within five (5) Business Days after receipt of such material.

5.4 The Fund and the Adviser will not give any information or make any representations or statements on behalf of the Company or concerning the Company, each Account, or the Contracts other than the information or representations contained in a registration statement, prospectus or SAI for the Contracts, as such registration statement, prospectus and SAI may be amended or supplemented from time to time, or in published reports for each Account or the Contracts which are in the public domain or approved by the Company for distribution to Contract owners, or in sales literature or other material provided by the Company, except with permission of the Company. The Company agrees to respond to any request for approval on a prompt and timely basis.

5.5 The Fund will provide to the Company at least one complete copy of all registration statements, prospectuses, SAls, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Fund or its shares, within a reasonable time after filing of each such document with the Commission or the NASD.

5.6 The Company will provide to the Fund at least one complete copy of all definitive prospectuses, definitive SAI, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no action letters, and all amendments to any of the above, that relate to the Contracts or each Account, contemporaneously with the filing of each such document with the Commission or the NASD (except that with respect to post-effective amendments to such prospectuses and SAls and sales literature and promotional material, only those prospectuses and SAls and sales literature and promotional material that relate to or refer to the Fund will be provided.) In addition, the Company will provide to the Fund at least one complete copy of (i) a registration statement that relates to the Contracts or each Account, containing representative and relevant disclosure concerning the Fund; and (ii) any post-effective amendments to any registration statements relating to the Contracts or such Account that refer to or relate to the Fund.

5.7 For purposes of this Article V, the phrase "sales literature or other promotional material" includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media, (i.e., on-line networks such as the Internet or other electronic messages)), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, registration statements, prospectuses, SAIs, shareholder reports, and proxy materials and any other material constituting sales literature or advertising under the NASD rules, the 1933 Act or the 1940 Act.

5.8 The Investment Company, the Adviser and the Distributor hereby consent to the Company's use of the names of the INVESCO, AMVESCAP and INVESCO Funds Group, Inc. as well as the names of the Designated Funds set forth in Schedule B of this Agreement, in connection with marketing the Contracts, subject to the terms of Sections 5.1 of this Agreement. The Company acknowledges and agrees that Adviser and Distributor and/or their affiliates own all right, title and interest in and to the name INVESCO and the INVESCO open circle design, and covenants not, at any time, to challenge the rights of Adviser and Distributor and/or their affiliates to such name or design, or the validity or distinctiveness thereof. The Investment Company, the Adviser and the Distributor hereby consent to the use of any trademark, trade name, service mark or logo used by the Investment Company, the Adviser and the Distributor, subject to the Investment Company's, the Adviser's and/or the Distributor's approval of such use and in accordance with reasonable requirements of the Investment Company, the Adviser or the Distributor. Such consent will terminate with the termination of this Agreement. Adviser or Distributor may withdraw this consent as to any particular use of any such name or identifying marks at any time (i) upon Adviser's or Distributor's reasonable determination that such use would have a material adverse effect on the reputation or marketing efforts of Adviser, Distributor or such Funds or (ii) if no investment company, or series or class of shares of any investment company advised by Adviser or distributed by Distributor continues to be offered through variable insurance contracts issued by Insurance Company; provided however, that Adviser or Distributor may, in either's individual discretion, continue to use materials prepared or printed prior to the withdrawal of such authorization. The Company agrees and acknowledges that all use, of any designation comprised in whole or in part of the name, trademark, trade name, service mark and logo under this Agreement shall inure to the benefit of the Investment Company, Adviser and/or the Distributor .

5.9 The Fund, the Adviser, the Distributor and the Company agree to adopt and implement procedures reasonably designed to ensure that information concerning the Company, the Fund, the Adviser or the Distributor, respectively, and their respective affiliated companies, that is intended for use only by brokers or agents selling the Contracts is properly marked as "Not For Use With The Public" and that such information is only so used.

                      ARTICLES VI -FEES, COSTS AND EXPENSES

6.1 The Fund will pay no fee or other compensation to the Company under this Agreement, except as provided below: (a) if the Fund or any Designated Portfolio adopts and implements a plan pursuant to Rule 12b-l under the 1940 Act to finance distribution expenses, then, subject to obtaining any required exemptive orders or other regulatory approvals, the Fund may make payments to the Company or to the underwriter for the Contracts if and in such amounts agreed to by the Fund in writing; (b) the Fund may pay fees to the Company for administrative services provided to Contract owners that are not primarily intended to result in the sale of shares of the Designated Portfolio or of underlying Contracts.

6.2 All expenses incident to performance by the Fund of this Agreement will be paid by the Fund to the extent permitted by law. All shares of the Designated Portfolios will be duly authorized for issuance and registered in accordance with applicable federal law and, to the extent deemed advisable by the Fund, in accordance with applicable state law, prior to sale. The Fund will bear the expenses for the cost of registration and qualification of the Fund's shares, including without limitation, the preparation of and filing with the SEC of Forms N-SAR and Rule 24f-2 Notices and payment of all applicable registration or filing fees with respect to shares of the Fund; preparation and filing of the Fund's prospectus, SAI and registration statement, proxy materials and reports; typesetting the Fund's prospectus; typesetting and printing proxy materials and reports to Contract owners (including the costs of printing a Fund prospectus that constitutes an annual report); the preparation of all statements and notices required by any federal or state law; all taxes on the issuance or transfer of the Fund's shares; any expenses permitted to be paid or assumed by the Fund pursuant to a plan, if any, under Rule 12b-1 under the 1940 Act; and other costs associated with preparation of prospectuses and SAls for the Designated Portfolios in electronic or typeset format, as well as any distribution expenses as set forth in Article III of this Agreement.

                   ARTICLE VII -MIXED & SHARED FUNDING RELIEF

7.1 The Fund represents and warrants that it has received an order from the Commission granting Participating Insurance Companies and variable annuity separate accounts and variable life insurance separate accounts relief from the provisions of Sections 9(a), 13(a), 15(a), and 15(b) of the 1940 Act and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Fund to be sold to and held by variable annuity separate accounts and variable life insurance separate accounts of both affiliated and unaffiliated Participating Insurance Companies and qualified pension and retirement plans outside of the separate account context (the "Mixed and Shared Funding Exemptive Order"). The parties to this Agreement agree that the conditions or undertakings specified in the Mixed and Shared Funding Exemptive Order and that may be imposed on the Company, the Fund and/or the Adviser by virtue of the receipt of such order by the Commission, will be incorporated herein by reference, and such parties agree to comply with such conditions and undertakings to the extent applicable to each such party .

7.2 The Fund Board will monitor the Fund for the existence of any irreconcilable material conflict among the interests of the Contract owners of all separate accounts investing in the Fund. An irreconcilable material conflict may arise for a variety of reasons, including, but not limited to: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities;
         (c) an administrative or judicial decision in any relevant proceeding;
         (d) the manner in which the investments of any Portfolio are being managed; (e) a difference in voting instructions given by Participating Insurance Companies or by variable annuity and variable life insurance Contract owners; or (t) a decision by an insurer to disregard the voting instructions of Contract owners. The Fund Board will promptly inform the Company if it determines that ail. irreconcilable material conflict exists and the implications thereof. A majority of the Fund Board will consist of persons who are not "interested" persons of the Fund.

7.3 The Company will report any potential or existing conflicts of which it is aware to the Fund Board. The Company agrees to assist the Fund Board in carrying out its responsibilities, as delineated in the Mixed and Shared Funding Exemptive Order, by providing the Fund Board with all information reasonably necessary for the Fund Board to consider any issues raised. This includes, but is not limited to, an obligation by the Company to inform the Fund Board whenever Contract owner voting instructions are to be disregarded. The Fund Board will record in its minutes, or other appropriate records, all reports received by it and all action with regard to a conflict.

7.4 If it is determined by a majority of the Fund Board, or a majority of its disinterested directors, that an irreconcilable material conflict exists, the Company and other Participating Insurance Companies will, at their expense and to the extent reasonably practicable (as determined by a majority of the disinterested directors), take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, up to and including: (a) withdrawing the assets allocable to some or all of the Accounts from the Fund or any Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another Portfolio of the Fund, or submitting the question whether such segregation should be submitted to a vote of all affected Contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., variable annuity Contract owners or variable life insurance Contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected Contract owners the option of making such a change; and (b) establishing a new registered management investment company or managed separate account.

7.5 If a material irreconcilable conflict arises because of a decision by the Company to disregard Contract owner voting instructions, and such disregard of voting instructions could conflict with the majority of Contract owner voting instructions, and the Company's judgment represents a minority position or would preclude a majority vote, the Company may be required, at the Fund's election, to withdraw the affected sub-account of the Account's investment in the Fund and terminate this Agreement with respect to such sub-account; provided, however, that such withdrawal and termination will be limited to the extent required by the foregoing irreconcilable material conflict as determined by a majority of the disinterested directors of the Fund Board. No charge or penalty will be imposed as a result of such withdrawal. Any such withdrawal and termination must take place within six (6) months after the Fund gives written notice to the Company that this provision is being implemented. Until the end of such six-month period the Adviser and Fund will, to the extent permitted by law and any exemptive relief previously granted to the Fund, continue to accept and implement orders by the Company for the purchase (and redemption) of shares of the Fund.

7.6 If an irreconcilable conflict arises because a particular state insurance regulator's decision applicable to the Company conflicts with the majority of other state insurance regulators, then the Company will withdraw the affected sub-account of the Account's investment in the Fund and terminate this Agreement with respect to such sub-account; provided, however, that such withdrawal and termination will be limited to the extent required by the foregoing irreconcilable material conflict as determined by a majority of the disinterested directors of the Fund Board. No charge or penalty will be imposed as a result of such withdrawal. Any such withdrawal and termination must take place within six (6) months after the Fund gives written notice to the Company that this provision is being implemented. Until the end of such six-month period the Advisor and Fund will, to the extent permitted by law and any exemptive relief previously granted to the Fund, continue to accept and implement orders by the Company for the purchase (and redemption) of shares of the Fund.

7.7 For purposes of Sections 7.4 through 7.7 of this Agreement, a majority of the disinterested members of the Fund Board will determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event, other than as specified in Section 7.4, will the Fund be required to establish a new funding medium for the Contracts. The Company will not be required by Section 7.4 to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Contract owners affected by the irreconcilable material conflict.

7.7 The Company will at least annually submit to the Fund Board such reports, materials or data as the Fund Board may reasonably request so that the Fund Board may fully carry out the duties imposed upon it as delineated in the Mixed and Shared Funding Exemptive Order, and said reports, materials and data will be submitted more frequently if deemed appropriate by the Fund Board.

7.8 If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Mixed and Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Mixed and Shared Funding Exemptive Order, then: (a) the Fund and/or the Participating Insurance Companies, as appropriate, will take such steps as may be necessary to comply with Rules 6e-2 and '6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable; and (b) Sections 4.4, 4.5, 7.1, 7.2, 7.3, 7.4, and 7.5 of this Agreement will continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted.

                          ARTICLE VIII -INDEMNIFICATION

8.1      Indemnification by the Company

         (a) The Company agrees to indemnify and hold harmless the Fund, the Adviser, the Distributor , and each person, if any, who controls or is associated with the Fund, the Adviser, or the Distributor within the meaning of such terms under the federal securities laws and any director, trustee, officer, employee or agent of the foregoing (collectively, the "Indemnified Parties" for purposes of this Section 8.1) against any and all losses, claims, expenses, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or actions in respect thereof (including reasonable legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common

                  (1)      arise out of or are based upon any untrue  statements

                           or alleged untrue statements of any material fact contained in the registration statement, prospectus or SAI for the Contracts or contained in the Contracts or sales literature or other promotional material for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated or necessary to make such statements not misleading in light of the circumstances in which they were made; provided that this agreement to indemnify will not apply as to any Indemnified Party if such statement or omission of such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Fund, the Adviser, of the Distributor for use in the registration statement, prospectus or SAI for the Contracts or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

                  (2) arise out of or as a result of statements or representations by or on behalf of the Company (other than statements or representations contained in the Fund registration statement, prospectus, SAI or sales literature or other promotional material of the Fund, or any amendment or supplement to the foregoing, not supplied by the Company or persons under its control) or wrongful conduct of the Company or persons under its control, with respect to the sale or distribution of the Contracts or Fund shares; or

                  (3) arise out of untrue statement or alleged untrue statement of a material fact contained in the Fund registration statement, prospectus, SAI or sales literature or other promotional material of the Fund (or amendment or supplement) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make such statements not misleading in light of the circumstances in which they were made, if such a statement or omission was made in reliance upon and in conformity with information furnished to the Fund by or on behalf of the Company or persons under its control; or

                  (4)      arise as a result of any  failure by the  Company to
                            provide  the  services  and furnish
                           the materials under the terms of this Agreement; or

                  (5) arise out of any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach by the Company of this Agreement;

                  except to the extent provided in Sections 8.1(b) and 8.4 hereof. This indemnification will be in addition to any liability that the Company otherwise may have.

         (b) No party will be entitled to indemnification under Section 8.1(a) if such loss, claim, damage, liability or action is due to the willful misfeasance, bad faith, or gross negligence in the performance of such party's duties under this Agreement, or by reason of such party's reckless disregard of its obligations or duties under this Agreement. (c) The Indemnified Parties promptly will notify the Company of the commencement of any litigation, proceedings, complaints or actions by regulatory authorities against them in connection with the issuance or sale of the Fund shares or the Contracts or the operation of the Fund.

8.2      Indemnification by the Adviser & Distributor

               (a) The Adviser and Distributor agree to indemnify and hold harmless the Company and each person, if any, who controls or is associated with the Company within the meaning of such terms under the federal securities laws and any director, officer, employee or agent of the foregoing (collectively, the "Indemnified Parties" for purposes of this Section 8.2) against any and all losses, claims, expenses, damages, liabilities (including amounts paid in settlement with the written consent of the Adviser and Distributor) or actions in respect thereof (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements:

                  (1) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement, prospectus or SAI for the Fund or sales literature or other promotional material of the Fund ( or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated or necessary to make such statements not misleading in light of the circumstances in which they were made; provided that this agreement to indemnify will not apply as to any Indemnified Party if such statement or omission of such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Adviser or Fund by or on behalf of the Company for use in the registration statement, prospectus or SAI for the Fund or in sales literature of the Fund ( or any amendment or supplement thereto) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

                  (2) arise out of or as a result of statements or representations (other than statements or representations contained in the Contracts or in the Contract or Fund registration statements, prospectuses or statements of additional information or sales literature or other promotional material for the Contracts or of the Fund, or any amendment or supplement to the foregoing, not supplied by the Adviser or the Fund or persons under the control of the Adviser or the Fund respectively) or wrongful conduct of the Adviser or the Fund or persons under the control of the Adviser or the Fund respectively, with respect to the sale or distribution of the Contracts or Fund shares; or

                  (3) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, SAI or sales literature or other promotional material covering the Contracts (or any amendment or supplement thereto), or the omission or alleged omission to state therein a material fact required to be stated or necessary to make such statement or statements not misleading in light of the circumstances in which they were made, if such statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Adviser or the Fund or persons under the control of the Adviser or the Fund; or

                  (4) arise as a result of any failure by the Fund or the Adviser to provide the services and furnish the materials under the terms of this Agreement; or

                  (5) arise out of or result from any material breach of any representation and/or warranty made by the Adviser or the Fund in this Agreement, or arise out of or result from any other material breach of this Agreement by the Adviser or the Fund (including a failure, whether intentional or in good faith or otherwise, to comply with the requirements of Subchapter M of the Code specified in Article III,
                           Section 3.2 of this Agreement and the diversification requirements specified in Article III, Section 3.3 of this Agreement, as described more fully in Section
                           8.5 below); except to the extent provided in Sections 8.2(b) and 8.4 hereof. This indemnification will be in addition to any liability that the Adviser or Distributor otherwise may have.

         (b) No party will be entitled to indemnification under Section 8.2(a) if such loss, claim, damage, liability or action is due to the willful misfeasance, bad faith, or gross negligence in the performance of such party's duties under this Agreement, or by reason of such party's reckless disregard or its obligations or duties under this Agreement.

         (c) The Indemnified Parties will promptly notify the Adviser, the Fund, and the Distributor of the commencement of any litigation, proceedings, complaints or actions by regulatory authorities against them in connection with the issuance or sale of the Contracts or the operation of the Account.

8.3      Indemnification by the Fund

             (a) The Fund agrees to indemnify and hold harmless the Company and each person, if any, who controls or is associated with the Company within the meaning of such terms under the federal securities laws and any director, officer, employee or agent of the foregoing (collectively, the "Indemnified Parties" for purposes of this Section 8.3) against any and all losses, claims, expenses, damages, liabilities (including amounts paid in settlement with the written consent of the Fund) or action in respect thereof (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements, are related to the operations of the Fund and:

                  (1) arise as a result of any failure by the Fund to provide the services and furnish the materials under the terms of this Agreement; or (2) arise out of or result from any material breach of any representation and/or warranty made by the Fund in this Agreement or arise out of or result from any other material breach of this Agreement by the Fund (including a failure, whether intentional or in good faith or otherwise, to comply with the requirements of Subchapter M of the Code specified in Article III, Section 3.2 of this Agreement and the diversification requirements specified in
                         Article III, Section 3.3 of this Agreement as described more fully in Section 8.5 below); or

                  (3) arise out of or result from the incorrect or untimely calculation or reporting of daily net asset value per share or dividend or capital gain distribution rate;

                  except to the extent provided in Sections 8.3(b) and 8.4 hereof. This indemnification will be in addition to any liability that the Fund otherwise may have.

         (b) No party will be entitled to indemnification under Section 8.3(a) if such loss, claim, damage, liability or action is due to the willful misfeasance, bad faith, or gross negligence in the performance of such party's duties under this Agreement, or by reason of such party's reckless disregard of its obligations and duties under this Agreement.

         (c) The Indemnified Parties will promptly notify the Fund of the commencement of any litigation, proceedings, complaints or actions by regulatory authorities against them in connection with the issuance or sale of the Contracts or the operation of the Account.

8.4       Indemnification Procedure

         Any person obligated to provide indemnification under this Article VIII ("Indemnifying Party" for the purpose of this Section 8.4) will not be liable under the indemnification provisions of this Article VIII with respect to any claim made against a party entitled to indemnification under this Article VIII ("Indemnified Party" for the purpose of this Section 8.4) unless such Indemnified Party will have notified the Indemnifying Party in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim upon such Indemnified Party (or after such party will have received notice of such service on any designated agent), but failure to notify the Indemnifying Party of any such claim will not relieve the Indemnifying Party from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of the indemnification provision of this Article VIII, except to the extent that the failure to notify results in the failure of actual notice to the Indemnifying Party and such Indemnifying Party is damaged solely as a result of failure to give such notice. In case any such action is brought against the Indemnified Party, the Indemnifying Party will be entitled to participate, at its own expense, in the defense thereof. The Indemnifying Party also will be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Indemnifying Party to the Indemnified Party of the Indemnifying Party's election to assume the defense thereof, the Indemnified Party will bear the fees and expenses of any additional counsel retained by it, and the Indemnifying Party will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation, unless: (a) the Indemnifying Party and the Indemnified Party will have mutually agreed to the retention of such counsel; or
         (b) the named parties to any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Indemnifying Party will not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there is a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment. A successor by law of the parties to this Agreement will be entitled to the benefits of the indemnification contained in this Article VIII. The indemnification provisions contained in this Article VIII will survive any termination of this Agreement.

8.5      Indemnification for Failure to Comply with Diversification Requirements

         The Fund and the Adviser acknowledge that any failure (whether intentional or in good faith or otherwise) to comply with the diversification requirements specified in Article III, Section 3.3 of this Agreement may result in the Contracts not being treated as variable contracts for federal income tax purposes, which would have adverse tax consequences for Contract owners and could also adversely affect the Company's corporate tax liability. Accordingly, without in any way limiting the effect of Sections 8.2(a) and 8.3(a) hereof and without in any way limiting or restricting any other remedies available to the Company, the Fund, the Adviser and the Distributor will pay on a joint and several basis all costs associated with or arising out of any failure, or any anticipated or reasonably foreseeable failure, of the Fund or any Portfolio to comply with Section 3.3 of this Agreement, including all costs associated with correcting or responding to any such failure; such costs may include, but are not limited to, the costs involved in creating, organizing, and registering a new investment company as a funding medium for the Contracts and/or the costs of obtaining whatever regulatory authorizations are required to substitute shares of another investment company for those of the failed Fund or Portfolio (including but not limited to an order pursuant to Section 26(b) of the 1940 Act); fees and expenses of legal counsel and other advisors to the Company and any federal income taxes or tax penalties (or "toll charges" or exactments or amounts paid in settlement) incurred by the Company in connection with any such failure or anticipated or reasonably foreseeable failure. Such indemnification and reimbursement obligation shall be in addition to any other indemnification and reimbursement obligations of the Fund, the Adviser and/or the Distributor under this Agreement.

                           ARTICLE IX -APPLICABLE LAW

9.1 This Agreement will be construed and the provisions hereof interpreted under and in accordance with the laws of the State of Delaware.

9.2 This Agreement will be subject to the provisions of the 1933 Act, the 1934 Act and the 1940 Act, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the Commission may grant (including, but not limited to, the Mixed and Shared Funding Exemptive Order) and the terms hereof will be interpreted and construed in accordance therewith.

                             ARTICLE X -TERMINATION

10.1     This Agreement will terminate:
         (a) at the option of any party, with or without cause, with respect to one, some or all of the Portfolios, upon six (6) month's advance written notice to the other parties or, if later, upon receipt of any required exemptive relief or orders from the SEC, unless otherwise agreed in a separate written agreement among the parties; or

         (b) at the option of the Company, upon written notice to the other parties, with respect to any Portfolio if shares of the Portfolio are not reasonably available to meet the requirements of the Contracts as determined in good faith by the Company; or

         (c) at the option of the Company, upon written notice to the other parties, with respect to any Portfolio in the event any of the Portfolio's shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by Company; or

          (d) at the option of the Fund, upon written notice to the other parties, upon institution of formal proceedings against the Company by the NASD, the Commission, the Insurance Commission of any state or any other regulatory body regarding the Company's duties under this Agreement or related to the sale of the Contracts, the administration of the Contracts, the operation of the Account, or the purchase of the Fund shares, provided that the Fund determines in its sole judgment, exercised in good faith, that any such proceeding would have a material adverse effect on the Company's ability to perform its obligations under this Agreement; or

         (e) at the option of the Company, upon written notice to the other parties, upon institution of formal proceedings against the Fund or the Adviser by the NASD, the Commission or any state securities or insurance department or any other regulatory body, provided that the Company determines in its sole judgment, exercised in good faith, that any such proceeding would have a material adverse effect on the Fund's or the Adviser's ability to perform its obligations under this Agreement; or

         (f) at the option of the Company, upon written notice to the other parties, if the Fund ceases to qualify as a Regulated Investment Company under Subchapter M of the Code, or under any successor or similar provision, or if the Company reasonably and in good faith believes that the Fund may fail to so qualify; or

         (g) at the option of the Company, upon written notice to the other parties, with respect to any Portfolio if the Fund fails to meet the diversification requirements specified in Section 3.3 hereof or if the Company reasonably and in good faith believes the Fund may fail to meet such requirements; or

         (h) at the option of any party to this Agreement, upon written notice to the other parties, upon another party's material breach of any provision of this Agreement; or

         (i) at the option of the Company, if the Company determines in its sole judgment exercised in good faith that either the Fund or the Adviser has suffered a material adverse change in its business, operations or financial condition since the date of this Agreement or is the subject of material adverse publicity which is likely to have a material adverse impact upon the business and operations of the Company, such termination to be effective sixty ( 60) days' after receipt by the other parties of written notice of the election to terminate; or

         (j) at the option of the Fund or the Adviser, if the Fund or Adviser respectively, determines in its sole judgment exercised in good faith that the Company has suffered a material adverse change in its business, operations or financial condition since the date of this Agreement or is the subject of material adverse publicity which is likely to have a material adverse impact upon the business and operations of the Fund or the Adviser, such termination to be effective sixty (60) days' after receipt by the other parties of written notice of the election to terminate; or

         (k) at the option of the Company or the Fund upon receipt of any necessary regulatory approvals and/or the vote of the Contract owners having an interest in the Account (or any sub-account) to substitute the shares of another investment company for the corresponding Portfolio's shares of the Fund in accordance with the terms of the Contracts for which those Portfolio shares had been selected to serve as the underlying portfolio. The Company will give sixty (60) days' prior written notice to the Fund of the date of any proposed vote or other action taken to replace the Fund's shares or of the filing of any required regulatory approval(s); or

         (l) at the option of the Company or the Fund upon a determination by a majority of the Fund Board, or a majority of the disinterested Fund Board members, that an irreconcilable material conflict exists among the interests of: (1) all Contract owners of variable insurance products of all separate accounts; or (2) the interests of the Participating Insurance Companies investing in the Fund as set forth in Article VII of this Agreement; or

         (m) at the option of the Fund in the event any of the Contracts are not issued or sold in accordance with applicable federal and/or state law. Termination will be effective immediately upon such occurrence without notice.

10.2     Notice Requirement

         (a)      No termination of this Agreement, except a termination under
                  Section 10.1 (m) of this Agreement, will be effective unless and until the party terminating this Agreement gives prior written notice to all other parties of its intent to terminate, which notice will set forth the basis for the termination.

         (b) In the event that any termination of this Agreement is based upon the provisions of Article VII, such prior written notice will be given in advance of the effective date of termination as required by such provisions.

10.3     Effect of Termination

         Notwithstanding any termination of this Agreement, the Fund, the Adviser and the Distributor will, at the option of the Company, continue to make available additional shares of the Fund pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically, without limitation, the owners of the Existing Contracts will be permitted to reallocate investments in the Designated Portfolios (as in effect on such date), redeem investments in the Designated Portfolios and/or invest in the Designated Portfolios upon the making of additional purchase payments under the Existing Contracts. The parties agree that this Section 10.3 will not apply to any terminations under Article VII and the effect of such Article VII terminations will be governed by Article VII of this Agreement.

10.4     Surviving Provisions

         Notwithstanding any termination of this Agreement, each party's obligations under Article VIII to indemnify other parties will survive and not be affected by any termination of this Agreement. In addition, with respect to Existing Contracts, all provisions of this Agreement also will survive and not be affected by any termination of this Agreement.

                               ARTICLE XI -NOTICES

Any notice will be deemed duly given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other parties.

                  If to the Company:

                  First Ameritas Life Insurance Corp. of New York
                  5900 "0" Street
                  Lincoln, NE 68510
                  Attn: General Counsel

                  If to the Fund:

                  INVESCO Variable Investment Funds, Inc.
                  7800 E. Union Avenue
                  Denver, Colorado 80217-3706
                  Attn: Ronald L. Grooms

                  If to the Adviser:
                  INVESCO Funds Group, Inc.
                  7800 E. Union Avenue
                  Denver, Colorado 80217-3706
                  Attn: Ronald L. Grooms

                  If to the Distributor:
                  INVESCO Distributors, Inc.
                  7800 E. Union Avenue
                  Denver, Colorado 80217-3706
                  Attn: Ronald L. Grooms

                           ARTICLE XII -MISCELLANEOUS

12.1 All persons dealing with the Fund must look solely to the property of the Fund for the enforcement of any claims against the Fund as neither the directors, officers, agents or shareholders assume any personal liability for obligations entered into on behalf of the Fund.

12.2 The Fund and the Adviser acknowledge that the identities of the customers of the Company or any of its affiliates (collectively the "Protected Parties" for purposes of this Section 12.2), information maintained regarding those customers, and all computer programs and procedures developed by the Protected Parties or any of their employees or agents in connection with the Company's performance of its duties under this Agreement are the valuable property of the Protected Parties. The Fund and the Adviser agree that if they come into possession of any list or compilation of the identities of or other information about the Protected Parties' customers, or any other property of the Protected Parties, other than such information as may be independently developed or compiled by the Fund or the Adviser from information supplied to them by the Protected Parties' customers who also maintain accounts directly with the Fund or the Adviser, the Fund and the Adviser will hold such information or property in confidence and refrain from using, disclosing or distributing any of such information or other property except: (a) with the Company's prior written consent; or (b) as required by law or judicial process. The Fund and the Adviser acknowledge that any breach of the agreements in this Section 12.2 would result in immediate and irreparable harm to the Protected Parties for which there would be no adequate remedy at law and agree that in the event of such a breach, the Protected Parties will be entitled to equitable relief by way of temporary and permanent injunctions, as well as such other relief as any court of competent jurisdiction deems appropriate.

12.3 The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

12.4 This Agreement may be executed simultaneously in two or more counterparts, each of which taken together will constitute one and the same instrument.

12.5 If any provision of this Agreement will be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement will not be affected thereby.

12.6 This Agreement will not be assigned by any party hereto without the prior written consent of all the parties.

12.7 The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal law .

12.8 The parties to this Agreement acknowledge and agree that this Agreement shall not be exclusive in any respect.
12.9 Each party to this Agreement will cooperate with each other party and all appropriate governmental authorities (including without limitation the Commission, the NASD and state insurance regulators) and will permit each other and such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

12.10 Each party represents that the execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate or board action, as applicable, by such party and when so executed and delivered this Agreement will be the valid and binding obligation of such party enforceable in accordance with its terms.

12.11 The parties to this Agreement may amend the schedules to this Agreement from time to time to reflect changes in or relating to the Contracts, the Accounts or the Portfolios of the Fund or other applicable terms of this Agreement.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date specified below.

                         FIRST AMERITAS LIFE INSURANCE CORP.
                         OF NEW YORK
                         By:
                             -------------------------------------------------
                         Name:      Mitchell F. Politzer
                                  --------------------------------------------
                         Title:   President and Chief Executive Officer
                                  -------------------------------------


                         INVESCO VARIABLE INVESTMENT FUNDS, INC.
                         By:
                                  --------------------------------------------
                         Name: Ronald L. Groom

                         Title:   Treasurer


                         INVESCO FUNDS GROUP, INC.
                         By:
                                  --------------------------------------------
                         Name: Ronald L. Groom

                         Title:   Senior Vice President & Treasurer


                         INVESCO DISTRIBUTORS, INC.
                         By:
                                  --------------------------------------------
                         Name: Ronald L. Grooms

                         Title:   Senior Vice President & Treasurer

                             PARTICIPATION AGREEMENT

                                   SCHEDULE A

The following Separate Accounts and Associated Contracts of Ameritas Variable Life Insurance Company are permitted in accordance with the provisions of this Agreement to invest in Portfolios of the Fund shown in Schedule B:

Contracts Funded by Separate Account/Name of Separate Account

First Ameritas Variable Life Separate Account
o        Encore II!

First Ameritas Variable Annuity Separate Account
o        Overture Accent
o        Overture Acclaim

o        Overture Annuity III-P

                             PARTICIPATION AGREEMENT

                                   SCHEDULE B

The Separate Account(s) shown on Schedule A may invest in the following Portfolios of the Fund.

INVESCO VIF -Dynamics Fund

                             PARTICIPATION AGREEMENT
                                   SCHEDULE C
                             PROXY VOTING PROCEDURES

The following is a list of procedures and corresponding responsibilities for the handling of proxies and voting instructions relating to the Fund. The defined terms herein shall have the meanings assigned in the Participation Agreement except that the term "Company" shall also include the department or third party assigned by the Company to perform the steps delineated below.

1. The proxy proposals are given to the Company by the Fund as early as possible before the date set by the Fund for the shareholder meeting to enable the Company to consider and prepare for the solicitation of voting instructions from owners of the Contracts and to facilitate the establishment of tabulation procedures. At this time the Fund will inform the Company of the Record, Mailing and Meeting dates. This will be done verbally approximately two months before meeting.

2. Promptly after the Record Date, the Company will perform a "tape run", or other activity, which will generate the names, addresses and number of units which are attributed to each contract owner/policyholder (the "Customer") as of the Record Date. Allowance should be made for account adjustments made after this date that could affect the status of the Customers' accounts as of the Record Date.

         Note: The number of proxy statements is determined by the activities described in this Step #2. The Company will use its best efforts to call in the number of Customers to the Fund, as soon as possible, but no later than two weeks after the Record Date.

3. The Fund's Annual Report must be sent to each Customer by the Company either before or together with the Customers' receipt of voting, instruction solicitation material. The Fund will provide the last Annual Report to the Company pursuant to the terms of Section 6.2 of the Agreement to which this Schedule relates.

4. The text and format for the Voting Instruction Cards ("Cards" or "Card") is provided to the Company by the Fund. The Company, at its expense, shall produce and personalize the Voting Instruction Cards. The Fund or its affiliate must approve the Card before it is printed. Allow approximately 2-4 business days for printing information on the Cards. Information commonly found on the Cards includes:

o        name (legal name as found on account registration)
o        address
o        Fund or account number
o        coding to state number of units

o        individual Card number for use in tracking and verification of votes
         (already on Cards as printed by the                      Fund).

         (This and related steps may occur later in the chronological process due to possible uncertainties relating to the proposals.)

5. During this time, the Fund will develop, produce and pay for the Notice of Proxy and the Proxy Statement (one document). Printed and folded notices and statements will be sent to Company for insertion into envelopes (envelopes and return envelopes are provided and paid for by the Company). Contents of envelope sent to Customers by the Company will include:

o        Voting Instruction Card(s)
o        one proxy notice and statement (one document)
o return envelope (postage pre-paid by Company) addressed to the Company or its tabulation agent
o "urge buckslip" - optional, but recommended. (This is a small, single sheet of paper that requests Customers to vote as quickly as possible and that their vote is important. One copy will be supplied by the Fund.)
o cover letter. optional, supplied by Company and reviewed and approved in advance by the Fund

6. The above contents should be received by the Company approximately 3-5 business days before mail date. Individual in charge at Company reviews and approves the contents of the mailing package to ensure correctness and completeness. Copy of this approval sent to the Fund.

7.       Package mailed by the Company.
         * The Fund must allow at least a 15-day solicitation time to the Company as the shareowner. (A 5-week period is recommended.) Solicitation time is calculated as calendar days from (but NOT including,) the meeting, counting backwards.

8. Collection and tabulation of Cards begins. Tabulation usually takes place in another department or another vendor depending on process used. An often used procedure is to sort Cards on arrival by proposal into vote categories of all yes, no, or mixed replies, and to begin data entry.

         Note: Postmarks are not generally needed. A need for postmark information would be due to an insurance company's internal procedure and has not been required by the Fund in the past.

9. Signatures on Card checked against legal name on account registration which was printed on the Card.

         Note: For Example, if the account registration is under "John A. Smith, Trustee," then that is the exact legal name to be printed on the Card and is the signature needed on the Card.

10. If Cards are mutilated, or for any reason are illegible or are not signed properly, they are sent back to Customer with an explanatory letter and a new Card and return envelope. The mutilated or illegible Card is disregarded and considered to be NOT RECEIVED for purposes of vote tabulation. Any Cards that have been "kicked out" (e.g. mutilated, illegible) of the procedure are "hand verified," i.e., examined as to why they did not complete the system. Any questions on those Cards are usually remedied individually.

11. There are various control procedures used to ensure proper tabulation of votes and accuracy of that tabulation. The most prevalent is to sort the Cards as they first arrive into categories depending upon their vote; an estimate of how the vote is progressing may then be calculated. If the initial estimates and the actual vote do not coincide, then an internal audit of that vote should occur. This may entail a recount.

12. The actual tabulation of votes is done in units which is then converted to shares. (It is very important that the Fund receives the tabulations stated in terms of a percentage and the number of SHARES.) The Fund must review and approve tabulation format.

13. Final tabulation in shares is verbally given by the Company to the Fund on the morning of the meeting not later than 10:00 a.m. Eastern time. The Fund may request an earlier deadline if reasonable and if required to calculate the vote in time for the meeting.

14. A Certification of Mailing and Authorization to Vote Shares will be required from the Company as well as an original copy of the final vote. The Fund will provide a standard form for each Certification.

15. The Company will be required to box and archive the Cards received from the Customers. In the event that any vote is challenged or if otherwise necessary for legal, regulatory, or accounting purposes, the Fund will be permitted reasonable access to such Cards.

16. All approvals and "signing-off' may be done orally, but must always be followed up, in writing.

                             PARTICIPATION AGREEMENT

                                  BY AND AMONG

                       FIRST AMERITAS LIFE INSURANCE CORP.
                                   OF NEW YORK
                             ON BEHALF OF ITSELF AND
                              ITS SEPARATE ACCOUNTS

                                       AND

                      SALOMON BROTHERS ASSET MANAGEMENT INC
                                       AND
                   SALOMON BROTHERS VARIABLE SERIES FUNDS INC

                             PARTICIPATION AGREEMENT

                  THIS AGREEMENT, made and entered into as of April ____, 2002 ("Agreement"), by and among Salomon Brothers Variable Series Funds Inc, a Maryland corporation (the "Fund"), Salomon Brothers Asset Management Inc, a Delaware Corporation (the "Adviser") and First Ameritas Life Insurance Corp., a New York corporation ("LIFE COMPANY"), on behalf of itself and each of its segregated asset accounts listed in Schedule A hereto, as the parties hereto may amend from time to time (each, an "Account," and collectively, the "Accounts").

                                WITNESSETH THAT:

                  WHEREAS, the Fund is registered with the Securities and Exchange Commission ("SEC") as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act");

                  WHEREAS, the Fund is available to the extent set forth herein to act as the investment vehicle for separate accounts established for variable life insurance policies and variable annuity contracts to be offered by insurance companies which have entered into participation agreements with the Fund ("Participating Insurance Companies");

                  WHEREAS, the Fund currently consists of seven separate investment portfolios, shares ("Shares") each of which are registered under the Securities Act of 1933, as amended (the "1933 Act");

                  WHEREAS, the Fund will make Shares of each investment portfolio of the Fund listed on Schedule A hereto (each, a "Portfolio" and collectively, the "Portfolios") as the Parties hereto may amend from time to time available for purchase by the Accounts;

                  WHEREAS, the Fund has received an order (the "Order") from the SEC to permit Participating Insurance Companies and variable annuity and variable life insurance separate accounts exemptions from the provisions of sections 9(a), 13(a), 15(a), and 15(b) of the 1940 Act and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Fund to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated life insurance companies;

                  WHEREAS, LIFE COMPANY will be the issuer of certain variable annuity contracts and variable life insurance policies (collectively, the "Contracts") as set forth on Schedule A hereto, as the Parties hereto may amend from time to time, which Contracts, if required by applicable law, will be registered under the 1933 Act;

                  WHEREAS, LIFE COMPANY will, to the extent set forth herein, Fund the variable life insurance policies and variable annuity contracts through the Accounts, each of which may be divided into two or more sub accounts ("Subaccounts"; reference herein to an "Account" includes reference to each Subaccount thereof to the extent the context requires);

                  WHEREAS, LIFE COMPANY will serve as the depositor of the Accounts each of which. is registered as a unit investment trust under the 1940 Act (or exempt therefrom), and the security Interests deemed to be issued by the Accounts under the Contracts will be registered as securities under the 1933 Act (or exempt therefrom);

                  WHEREAS, to the extent permitted by applicable insurance laws and regulations, LIFE COMPANY intends to purchase Shares in one or more of the Portfolios on behalf of the Accounts to Fund the Contracts; and

                  NOW, THEREFORE, in consideration of the mutual benefits and promises contained herein, the Parties hereto agree as follows:

                         Section 1. Available Portfolios

                  1.1      Available Portfolios

                  The Fund will make Shares of each Portfolio listed on Schedule A available to LIFE COMPANY for purchase and redemption at net asset value next computed after the Fund's receipt of a purchase or redemption order and with no sales charges, in accordance with the Fund's then current prospectus and subject to the terms and conditions of this Agreement. The Board of Directors of the Fund may refuse to sell Shares of any Portfolio to any person, or suspend or terminate the offering of Shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or if, in the sole discretion of the Directors acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, such action is deemed in the best interests of the shareholders of such Portfolio .

                  1.2      Addition, Deletion or Modification of Portfolios

                  The Parties hereto may agree, from time to time, to add other Portfolios to provide additional Funding alternatives for the Contracts, or to delete or modify existing Portfolios, by amending Schedule A hereto. Upon such amendment to Schedule A, any applicable reference to a Portfolio, the Fund, or its Shares herein shall include a reference to all Portfolios set forth on Schedule A as then amended. Schedule A, as amended from time to time, is incorporated herein by reference and is a part hereof.

                  1.3      No Sales to the General Public

                  The Fund represents that shares of the Portfolios will be sold only to Participating Insurance Companies, their separate accounts and qualified pension and retirement plans ("Plans") and that no Shares of any Portfolio have been or will be sold to the general public.

                       Section 2. Processing Transactions

                  2.1      Placing Orders

                  (a) The Fund or its designated agent will use its best effort to provide LIFE COMPANY with the net asset value per Share for each Portfolio by 6:30 p.m. Eastern Time on each Business Day. As used herein, "Business Day" shall mean any day on which (i) the New York Stock Exchange is open for regular trading, and (ii) the Fund calculates the Portfolios' net asset value. In the event that net asset values are not made available to the LIFE COMPANY by such time, the LIFE COMPANY agrees to use its best efforts to include the net asset value when received in that day's business cycle for purposes of calculating purchase orders/redemptions are not able to be calculated and available for the LIFE COMPANY to execute within the timeframe identified in Section 2.1 the Fund shall reimburse and make the LIFE COMPANY whole for any losses incurred as a result of such delays.

                  (b) LIFE COMPANY will use the data provided by the Fund each Business Day pursuant to paragraph (a) immediately above to calculate Account unit values and to process transactions that receive that same Business Day's Account unit values. LIFE COMPANY will perform such Account processing the same Business Day, and will place corresponding orders to purchase or redeem Shares with the Fund by 9:30 a.m. Eastern Time the following Business Day.

                  (c) With respect to payment of the purchase price by LIFE COMPANY and of redemption proceeds by the Fund, LIFE COMPANY and the Fund shall net purchase and redemption orders with respect to each Portfolio and shall transmit one net payment per Portfolio in accordance with Section 2.2, below.

                  (d) If the Fund provides materially incorrect Share net asset value information (as determined under SEC guidelines), LIFE COMPANY shall be entitled to an adjustment to the number of Shares purchased or redeemed to reflect the correct net asset value per Share. Any material error in the calculation or reporting of net asset value per Share, dividend or capital gain information shall be reported promptly upon discovery to LIFE COMPANY.

                  2.2       Payment

                  (a) LIFE COMPANY shall pay for Shares of each Portfolio on the same day that it notifies the Fund of a purchase request for such Shares. Payment for Shares shall be made in federal Funds transmitted to the Fund by wire to be received by the Fund by 1:00 P .M. Eastern Time on the day the Fund is notified of the purchase request for Shares. If payment in federal Funds for any purchase is not received, or is received by the Fund after 4:00 p.m. Eastern Time on such Business Day, LIFE COMPANY shall promptly, upon the Fund's request in writing, reimburse the Fund for any charges, costs, fees, interest or other expenses incurred by the Fund in connection with any advances to, or borrowings or overdrafts by, the Fund, or any similar expenses incurred by the Fund, as a result of non-payment or late payment.

                  (b) The Fund will wire payment in federal Funds for net redemptions to an account designated by LIFE COMPANY by 4:00 p.m. Eastern Time on the business day succeeding the day the order is placed, to the extent practicable, but in any event within two (2) calendar days after the date the order is placed in order to enable LIFE COMPANY to pay redemption proceeds within the time specified in Section 22(e) of the 1940 Act. The Fund shall not bear any responsibility whatsoever for the proper disbursement or crediting of redemption proceeds by LIFE COMPANY.

                  2.3      Applicable Price

                  (a) Share purchase payments and redemption orders that result from purchase payments, premium payments, surrenders and other transactions under Contracts (collectively, "Contract transactions") and that LIFE COMPANY receives prior to the close of regular trading on the New York Stock Exchange on a Business Day will be executed at the net asset values of the appropriate Portfolios next computed after receipt by the Fund or its designated agent of the orders. For purposes of this Section 2.3(a), LIFE COMPANY shall be the designated agent of the Fund for receipt of orders relating to Contract transactions on each Business Day and receipt by such designated agent shall constitute receipt by the Fund; provided that the Fund receives notice of such orders by 9:30 a.m. Eastern Time on the following Business Day.

                  (b) All other Share purchases and redemptions by LIFE COMPANY will be effected at the net asset values of the appropriate Portfolios next computed after receipt by the Fund or its designated agent of the order therefore, and such orders will be irrevocable.

                  2.4      Dividends and Distributions

                  The Fund will furnish notice by wire or telephone (followed by written confirmation) on or prior to the payment date to LIFE COMPANY of any income dividends or capital gain distributions payable on the Shares of any Portfolio. LIFE COMPANY hereby elects to reinvest all dividends and capital gains distributions in additional Shares of the corresponding Portfolio at the ex-dividend date net asset values until LIFE COMPANY otherwise notifies the Fund in writing, it being agreed by the Parties that the ex-dividend date and the payment date with respect to any dividend or distribution will be the same Business Day. LIFE COMPANY reserves the right to revoke this election and to receive all such income dividends and capital gain distributions in cash. Any such revocation will take effect with respect to the next income dividend or capital gain distribution following receipt by the Fund of such notification from LIFE COMPANY.

                  2.5      Book Entry

                  Issuance and transfer of Portfolio Shares will be by book entry only. Stock certificates will not be issued to LIFE COMPANY. Shares ordered from the Fund will be recorded in an appropriate title for LIFE COMPANY, on behalf of its Accounts.

                          Section 3. Costs and Expenses

                  3.1      General

                  (a) Except as otherwise specifically provided herein, each party will bear all expenses incident to its performance under this Agreement.

                  (b) The Fund shall pay no fee or compensation other than described in this section to the LIFE COMPANY under this agreement, except that if the Fund or any Portfolio adopts and implements a plan pursuant to Rule 12b-l to finance distribution expenses, then the Fund may make payments to the LIFE COMPANY or to the underwriter for the Contracts if and in amounts agreed to by the Fund in writing. Presently, no such payments are contemplated.

                  3.2      Registration

                  (a) The Fund will bear the cost of its registering as a management investment company under the 1940 Act and registering its Shares under the 1933 Act, and keeping such registrations current and effective; including, without limitation, the preparation of and filing with the SEC of Forms N-SAR and Rule 24f-2 Notices with respect to the Fund and its Shares and payment of all applicable registration or filing fees with respect to any of the foregoing.

                  (b) LIFE COMPANY will bear the cost of registering, to the extent required, each Account as a unit investment trust under the 1940 Act and registering units of interest under the Contracts under the 1933 Act and keeping such registrations current and effective; including, without limitation, the preparation and filing with the SEC of Forms N-SAR and Rule 24f-2 Notices with respect to each Account and its units of interest and payment of all applicable registration or filing fees with respect to any of the foregoing.

                  3.3      Distribution Expenses

                  (a) LIFE COMPANY will bear the expenses of distribution. These expenses would include by way of illustration, but are not limited to, the costs of distributing to Contract owners, annuitants, insureds or participants (as appropriate) under the Contracts (collectively, "Participants") the following documents as they relate to the Account: prospectuses, statements of additional information, proxy materials and periodic reports; as well as the Fund prospectus and statement of additional information.

                  (b) The Fund will bear the cost of distributing to existing Contract owners, annuitants, insureds or participants (as appropriate) under the Contracts (collectively, "Participants"), the following documents as they relate to the Portfolios listed on Exhibit A: prospectuses, annual and semi-annual reports and proxies initiated by the Fund. The Fund's share of the cost of the total expense for the prospectus containing all Portfolios offered under the Contracts shall be pro rata based upon page count of the prospectuses of the Portfolios as compared to the total page count for the combined prospectus containing all portfolios offered under the Contracts.

                  3.4      Other Expenses

                  (a) The Fund will bear, or arrange for others to bear, the costs of preparing, filing with the SEC and setting for printing the Fund's prospectus, statement of additional information and any amendments or supplements thereto (collectively, the "Fund Prospectus"), periodic reports to shareholders, the Fund proxy material and other shareholder communications to the extent required by law or as deemed appropriate by the Fund.

                  (b) LIFE COMPANY will bear the costs of preparing, filing with the SEC and printing each Account's prospectus, statement of additional information and any amendments or supplements thereto (collectively, the "Account Prospectus"), and other Participant communications to the extent required by law or as deemed appropriate by LIFE COMPANY.

                  (c) LIFE COMPANY will, to the extent required by law, print in quantity and deliver to existing Participants the documents described in Section 3.4(b) above and will deliver to such Participants the prospectuses as provided by the Fund. LIFE COMPANY may elect to receive such prospectuses in camera ready or computer diskette format. The Fund will print the Fund statement of additional information, proxy materials relating to the Fund and periodic reports of the Fund.

                  3.5      Parties To Cooperate

                  Each party agrees to cooperate with the other, in arranging to print, mail and/or deliver, in a timely manner, combined or coordinated prospectuses or other materials of the Fund and the Accounts.

                           Section 4. Legal Compliance

                  4.1      Tax Laws

                  (a) The Fund represents and warrants that it will elect to be qualified as a regulated investment company ("RIC") under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"), and represents that it will qualify and maintain its qualification as a RIC and to comply with the diversification requirements set forth in Section 817(h) of the Code and the regulations thereunder. The Fund will notify LIFE COMPANY immediately upon having a reasonable basis for believing that it has ceased to so qualify or so comply, or that it might not so qualify or so comply in the future. Without limiting the scope of the foregoing, the Fund will at all times comply with
Section 817(h) of the Code and Treasury Regulation 1.817-5 relating to the diversification requirements for variable annuity , endowment or life insurance contracts and any amendments or other modifications to such section or regulations. In the event of a breach of this Section 4.1(a) by the Fund, it will take all reasonable steps to adequately diversify the Fund so as to achieve compliance within the grace period afforded by Regulation 1.817-5. The Fund shall provide LIFE COMPANY information reasonably requested in relation to
Section 817(h) diversification requirement, including quarterly reports and annual certifications.

                  (b) LIFE COMPANY represents and warrants that the Contracts currently are and will be treated as annuity contracts or life insurance contracts under applicable provisions of the Code and that it will maintain such treatment; LIFE COMPANY will notify the Fund immediately upon having a reasonable basis for believing that any of the Contracts have ceased to be so treated or that they might not be so treated in the future.

                  (c) LIFE COMPANY represents and warrants that each Account is a "segregated asset account" and that interests in each Account are offered exclusively through the purchase of or transfer into a "variable contract," within the meaning of such terms under Section 817 of the Code and the regulations thereunder. LIFE COMPANY will continue to meet such definitional requirements, and it will notify the Fund immediately upon having a reasonable basis for believing that such requirements have ceased to be met or that they might not be met in the future.

                  4.2      Insurance and Certain Other Laws

                  (a) LIFE COMPANY represents and warrants that (i) it is an insurance company duly organized, validly existing and in good standing under all applicable laws and has full corporate power, authority and legal right to execute, deliver and perform its duties and comply with its obligations under this Agreement, (ii) it has legally and validly established and maintains each Account as a segregated asset account under all applicable laws and regulations, and (iii) the Contracts comply in all material respects with all applicable federal and state laws and regulations.

                  (b) The Fund represents and warrants that it is a corporation duly organized validly existing, and in good standing under the laws of the State of Maryland and has full corporate power, authority, and legal right to execute, deliver, and perform its duties and comply with its obligations under this Agreement. Notwithstanding the foregoing, the Fund, makes no representations as to whether any aspect of its operations (including, but not limited to, fees and expenses and investment policies) otherwise complies with the insurance laws or regulations of any state.

                  (c). The Adviser. represents that it. is and warrants that it shall remain duly registered as an investment adviser under all applicable federal and state securities laws and agrees that it shall perform its obligations to the Fund in accordance in all material respects with such laws.

                  (d) LIFE COMPANY acknowledges and agrees that it is the responsibility of LIFE COMPANY and other Participating Insurance Companies to determine investment restrictions under state insurance law applicable to any Portfolio, and that the Fund shall bear no responsibility to LIFE COMPANY, for any such determination or the correctness of such determination. LIFE COMPANY has determined that the investment restrictions set forth in the current Fund Prospectus are sufficient to comply with all investment restrictions under state insurance laws that are currently applicable to the Portfolios as a result of the Accounts' investment therein. LIFE COMPANY shall inform the Fund of any additional investment restrictions imposed by state insurance law after the date of this agreement that may become applicable to the Fund or any Portfolio from time to time as a result of the Accounts' investment therein. Upon receipt of any such information from LIFE COMPANY or any other Participating Insurance Company, the Fund shall determine whether it is in the best interests of shareholders to comply with any such restrictions. If the Fund determines that it is not in the best interests of shareholders to comply with a restriction determined to be applicable by the LIFE COMPANY, the Fund shall so inform LIFE COMPANY, and the Fund and LIFE COMPANY shall discuss alternative accommodations in the circumstances.

                  4.3      Securities Laws

                  (a) LIFE COMPANY represents and warrants that (i) interests in each Account pursuant to the Contracts will be registered under the 1933 Act to the extent required by the 1933 Act, (ii) the Contracts will be duly authorized for issuance and sold in compliance with all applicable federal and state laws, including, without limitation, the 1933 Act, the 1934 Act, the 1940 Act and applicable state law, (iii) each Account is and will remain registered under the 1940 Act, to the extent required by the 1940 Act, (iv) each Account does and will comply in all material respects with the requirements of the 1940 Act and the rules thereunder, to the extent required, (v) each Account's 1933 Act registration statement relating to the Contracts, together with any amendments thereto, will at all times comply in all material respects with the requirements of the 1933 Act and the rules thereunder, (vi) LIFE COMPANY will amend the registration statement for its Contracts under the 1933 Act and for its Accounts under the 1940 Act from time to time as required in order to effect the continuous offering of its Contracts or as may otherwise be required by applicable law, (vii) each Account Prospectus will at all times comply in all material respects with the requirements of the 1933 Act and the rules thereunder, (viii) all of its directors, officers, employees, investment advisers, and other individuals/entities having access to the Funds and/or securities of any Portfolio are and continue to be at all times covered by a blanket fidelity bond or similar coverage covering such risks and in such amount as is customary for companies engaged in similar businesses in similar industries. The aforesaid bond includes coverage for larceny and embezzlement and is issued by a reputable bonding company.

                  (b) The Fund represents and warrants that (i) Shares sold pursuant to this Agreement will be registered under the 1933 Act to the extent required by the 1933 Act and will be duly authorized for issuance and sold in compliance with Maryland law, (ii) the Fund is and will remain registered under the 1940 Act to the extent required by the 1940 Act, (iii) the Fund will amend the registration statement under the 1933 Act and the 1940 Act from time to time as required in: order to effect the continuous offering of its Shares, (iv) the Fund does and will comply in all material respects with the requirements of the 1940 Act and the rules thereunder, (v) the Fund's 1933 Act registration statement, together with any an1endments thereto, will at all times comply in all material respects with the requirements of the 1933 Act and rules thereunder, (vi) the Fund's Prospectus will at all times comply in all material respects with the requirements of the 1933 Act and the rules thereunder and
(vii) all of its directors, officers, employees, investment advisers, and other individuals/entities having access to the Funds and/or securities of any Portfolio are and continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than the minimal coverage as required currently by Rule 17g-(1) of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bond includes coverage for larceny and embezzlement and is issued by a reputable bonding company.

                  (c) The Fund will at its expense register and qualify its Shares for sale in accordance with the laws of any state or other jurisdiction if and to the extent reasonably deemed advisable by the Fund.

                  4.4      Anti-Money Laundering Procedures

                  LIFE COMPANY agrees that: (a) it is its responsibility to have in place anti- money laundering procedures which comply with all local laws in jurisdictions in which Shares or Contracts are distributed, (b) it is its sole responsibility to take all reasonable steps to determine 1) the true identity of any purchaser of a Contract ("client"), 2) the source of the client's Funds and
3) that the client is not involved in money laundering activities, and (c) it is its sole responsibility to comply with any other "know your customer" requirements. Unless otherwise agreed, LIFE COMPANY agrees that it is its responsibility to monitor client transactions in order to detect attempted or actual money laundering. LIFE COMPANY further agrees to promptly provide Fund, upon Fund's reasonable request, with documentation relating to LIFE COMPANY's anti-money laundering policies and analysis.

                  4.5      Notice of Certain Proceedings and Other Circumstances

                  (a) The Fund will immediately notify LIFE COMPANY of (i) the issuance by any court or regulatory body of any stop order, cease and desist order, or other similar order with respect to the Fund's registration statement under the 1933 Act or the Fund Prospectus, (ii) any request by the SEC for any amendment to such registration statement or the Fund Prospectus that may affect the offering of Shares of any Portfolio, (iii) the initiation of any proceedings for that purpose or for any other purpose relating to the registration or offering of Shares of any Portfolio, or (iv) any other action or circumstances that may prevent the lawful offer or sale of Shares of any Portfolio in any state or jurisdiction, including, without limitation, any circumstances in which such Shares are not registered and are not, in all material respects, issued and sold in accordance with applicable state and federal law. The Fund will make every reasonable effort to prevent the issuance of any such stop order, cease and desist order or similar order and, if any such order is issued, to obtain the lifting thereof at the earliest possible time.

                  (b) LIFE COMPANY will immediately notify the Fund of (i) the issuance by any court or regulatory body of any stop order, cease and desist order, or other similar order with respect to each Account's registration statement under the 1933 Act relating to the Contracts or each Account Prospectus, (ii) any request by the SEC for any amendment to such registration statement or Account Prospectus that may affect the offering of Shares of any Portfolio, (iii) the initiation of any proceedings for that purpose or for any other purpose relating to the registration or offering of each Account's interests pursuant to the Contracts, or (iv) any other action or circumstances that may prevent the lawful offer or sale of said interests in any state or jurisdiction, including, without limitation, any circumstances in which said interests are not registered and are not, in all material respects, issued and sold in accordance with applicable state and federal law. LIFE COMPANY will make every reasonable effort to prevent the issuance of any such stop order, cease and desist order or similar order and, if any such order is issued, to obtain the lifting thereof at the earliest possible time.

                  4.6 Documents Provided by LIFE COMPANY; Information About the Fund

                  (a) LIFE COMPANY will provide to the Fund or its designated agent at least one (1) complete copy of all SEC registration statements, Account Prospectuses, reports, any preliminary and final voting instruction solicitation material, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to each Account or the Contracts, contemporaneously with the filing of such document with the SEC or other regulatory authorities.

                  (b) LIFE COMPANY will provide to the Fund or its designated agent at least one (1) complete copy of each piece of sales literature or other promotional material in which any Portfolio, the Fund or any of its affiliates is named, at least five (5) Business Days prior to its use or such shorter period as the Parties hereto may, from time to time, agree upon. No such material shall be used if the Fund or its designated agent objects to such use within five (5) Business Days after receipt of such material or such shorter period as the Parties hereto may, from time to time, agree upon.

                  (c) Neither LIFE COMPANY nor any of its affiliates, will give any information or make any representations or statements on behalf of or concerning any Portfolio, the Fund or its affiliates in connection with the sale of the Contracts other than (i) the information or representations contained in the then current registration statement, including the Fund Prospectus contained therein, relating to Shares, as such registration statement and the Fund Prospectus may be amended from time to time; (ii) in reports or proxy materials for the Fund; (iii) in published reports for the Fund that are in the public domain and approved by the Fund for distribution by LIFE COMPANY; or (iv) in sales literature or other promotional material approved by the Fund for use by LIFE COMPANY, except with the express written permission of the Fund.

                  (d) LIFE COMPANY shall adopt and implement procedures reasonably designed to ensure that information concerning the Fund and its affiliates that is intended for use only by brokers or agents selling the Contracts (i.e., information that is not intended for distribution to Participants) ("broker only materials") is so used, and neither the Fund nor any of its affiliates shall be liable for any losses, damages or expenses relating to the improper use of such broker only materials.

                  (e) For the purposes of this Section 4.5, the phrase "sales literature or other promotional material" includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media (e.g., on-line networks such as the Internet or other electronic messages)), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, registration statements, prospectuses, statements of additional information, shareholder reports, and proxy materials and any other material constituting sales literature or advertising under the NASD rules, the 1933 Act or the 1940 Act.

                  4. 7     Documents Provided by Fund; Information About LIFE
                           COMPANY

                  (a) The Fund will provide to LIFE COMPANY at least one (I) complete copy of all SEC registration statements, Fund Prospectuses, reports, any preliminary and final proxy material, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Fund or the Shares of a Portfolio, contemporaneously with the filing of such document with the SEC or other regulatory authorities.

                  (b) The Fund will provide to LIFE COMPANY copies of all Fund prospectuses, and printed copies of all statements of additional information, proxy materials, periodic reports to shareholders and other materials required by law to be sent to Participants who have allocated any Contract value to a Portfolio. The Fund will provide such copies to LIFE COMPANY in a timely manner so as to enable LIFE COMPANY to print and distribute such materials within the time required by law to be furnished to Participants. The form of the Fund's prospectus and/or statement of additional information provided to the LIFE COMPANY shall be the final form of prospectus and statement of additional information as filed with the Securities and Exchange Commission which form shall include only those Portfolios of the Fund identified in Schedule A.

                  (c) The Fund will provide to LIFE COMPANY or its designated agent at least one (1) complete copy of each piece of sales literature or other promotional material in which LIFE COMPANY , or any of its respective affiliates is named, or that refers to the Contracts, at least five (5) Business Days prior to its use or such shorter period as the Parties hereto may, from time to time, agree upon. No such material shall be used if LIFE COMPANY or its designated agent reasonably objects to such use within five (5) Business Days after receipt of such material or such shorter period as the Parties hereto may, from time to time, agree upon.

                  (d) Neither the Fund nor any of its affiliates will give any information or make any representations or statements on behalf of or concerning LIFE COMPANY, each Account, or the Contracts other than (i) the information or representations contained in the registration statement, including each Account Prospectus contained therein, relating to the Contracts, as such registration statement and Account Prospectus may be amended from time to time; (ii) in published reports for the Account or the Contracts that are in the public domain and approved by LIFE COMPANY for distribution; or (iii) in sales literature or other promotional material approved by LIFE COMPANY or its affiliates, except with the express written permission of LIFE COMPANY.

                  (e) The Fund shall cause its principal underwriter to adopt and implement procedures reasonably designed to ensure that information concerning LIFE COMPANY, and its respective affiliates that is intended for use only by brokers or agents selling the Contracts (i.e., information that is not intended for distribution to Participants) ("broker only materials") is so used, and neither LIFE COMPANY, nor any of its respective affiliates shall be liable for any losses, damages or expenses relating to the improper use of such broker only materials.

                  (f) For purposes of this Section 4.6, the phrase "sales literature or other promotional material" includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article ), educational or training materials or other communications distributed or made generally available to some or all agents or employees, registration statements, prospectuses, statements of additional information, shareholder reports, and proxy materials and any other material constituting sales literature or advertising under the NASD rules, the 1933 Act or the 1940 Act.

                       Section 5. Mixed and Shared Funding

                  LIFE COMPANY acknowledges that the Fund has the Order granting relief from various provisions of the 1940 Act and the rules thereunder to the extent necessary to permit Fund shares to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated Participating Insurance Companies, as well as by Plans. Any conditions or undertakings that are imposed on LIFE COMPANY and the Fund by virtue of such order are be incorporated herein by reference, as of the date such order is granted, as though set forth herein in full, and the parties to this Agreement shall comply with such conditions and undertakings to the extent applicable to each such party .

                             Section 6. Termination

                  6.1      Events of Termination

                  Subject to Section 6.4 below, this Agreement will terminate as to a Portfolio:

                  (a) at the option of any party, with or without cause, upon sixty (60) days advance written notice to the other parties; or

                  (b) at the option of LIFE Company if shares of a Portfolio are not reasonably available to meet the requirements of the Contracts as determined by LIFE COMPANY provided, however, that such a termination shall apply only to the Portfolio(s) not available. Prompt written notice of the election to terminate for such cause shall be furnished by LIFE COMPANY to the Fund;

                  (c) at the option of the Fund upon institution of formal processing against LIFE COMPANY or its affiliates by the NASD, the SEC, any state insurance regulator or any other regulatory body regarding LIFE COMPANY's obligations under this Agreement or related to the sale of the Contracts, the operation of each Account, or the purchase of Shares, if, in each case, the Fund reasonably determines that such proceedings, or the facts on which such proceedings would be based, have a material likelihood of imposing material adverse consequences on the Portfolio with respect to which the Agreement is to be terminated; or

                  (d) at the option of LIFE COMPANY upon institution of formal proceedings against the Fund, its principal underwriter, or its investment adviser by the NASD, the SEC, or any state insurance regulator or any other regulatory body regarding the Fund's obligations under this Agreement or related to the operation or management of the applicable Portfolio or the purchase of the applicable Portfolios, if, in each case, LIFE COMPANY reasonably determines that such proceedings, or the facts on which such proceedings would be based, have a material likelihood of imposing material adverse consequences on LIFE COMPANY, or the Subaccount corresponding to the Portfolio with respect to which the Agreement is to be terminated; or

                  (e) at the option of any party in the event that (i) a Portfolio's Shares are not registered and, in all material respects, issued and sold in accordance with any applicable federal or state law, or (ii) such law precludes the use of such Shares as an underlying investment medium of the Contracts issued or to be issued by LIFE COMPANY; or

                  (f) at the option of LIFE COMPANY if the applicable Portfolio ceases to qualify as a RIC under Subchapter M of the Code or under successor or similar provisions or fails to comply with the diversification requirements of
Section 817(h) of the Code or such requirements under successor or similar provisions or if Life Company reasonably believes the applicable Portfolio may so cease to qualify or comply and, in each case, the Fund upon written request fail to provide reasonable assurance that it will take action to cure or correct such failure; or

                  (g) at the option of the Fund if the Contracts issued by LIFE COMPANY cease to qualify as annuity contracts or life insurance contracts under the Code or if Fund reasonably believes the applicable Contracts may so cease to qualify , or if interests in an Account under the Contracts are not registered, where required, and, in all material respects, are not issued or sold in accordance with any applicable federal or state law and, in each case, LIFE COMPANY upon written request fails to provide reasonable assurance that it will take action to cure or correct such failure; or .

                  (h) at the option of the Fund by written notice to LIFE COMPANY, if the Fund shall determine in its sole judgment exercised in good faith, that LIFE COMPANY and/or its affiliated companies has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity; or

                  (i) at the option of LIFE COMPANY by written notice to the Fund, if LIFE COMPANY shall determine in its sole judgment exercised in good faith, that the Fund and/or its affiliated companies has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity; or

                  (j) at the option of LIFE COMPANY by written notice to the Fund, if LIFE COMPANY shall determine in its sole judgment exercised in good faith, that the Adviser and/or its affiliated companies has suffered a material adverse change in its business operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity; or

                  (k) at the option of either party upon a determination by a majority of the Fund's Board of Directors, or a majority of the Fund's disinterested directors, that an irreconcilable material conflict exists among the interests of: (1) all contract owners of variable insurance products of all separate accounts; or (2) the interests of the Participating Insurance Companies investing in the Fund; or

                  (l) at the option of any party upon another party's material breach of any provision of this Agreement; or

                  (m) with respect to any Account, upon requisite vote of the Contract owners having an interest in that Account (or any subaccount) or upon the receipt of substitution order by the SEC to substitute the shares of another investment company for the corresponding Fund shares in accordance with the terms of the Contracts for which those Fund shares had been selected to serve as the underlying investment media. LIFE COMPANY will give at least 30 days' prior written notice to the Fund of the date of any proposed vote to replace the Fund's shares; or

                  (n) at the option of the Fund if it suspends or terminates the offering of Shares of the applicable Portfolio to all Participating Insurance Companies or only designated Participating Insurance Companies, if such action is required by law or by regulatory authorities having jurisdiction or if, in the sole discretion of the Fund acting in good faith, suspension or termination is necessary in the best interests of the shareholders of the applicable Portfolio (it being understood that "shareholders" for this purpose shall mean Participants), such notice effective immediately upon receipt of written notice, it being understood that a lack Participating Insurance Companies interest in the applicable Portfolio may be grounds for a suspension or termination as to such Portfolio.

                  6.2      Notice Requirement for Termination

                  No termination of this Agreement will be effective unless and until the party terminating this Agreement gives prior written notice to the other party to this Agreement of its intent to terminate, and such notice shall set forth the basis for such termination. Furthermore:

                  (a) in the event that any termination is based upon the provisions of Section 6.1(a) hereof, such prior written notice shall be given at least one (1) year in advance of the effective date of termination unless a shorter time is agreed to by the Parties hereto;

                  (b) in the event that any termination is based upon the provisions of Section 6.1(b), 6.1(c), 6.1(d), 6.1(e), 6.1(f), 6.1(g), 6.1(h),
6.1(i), 6.1(j), 6.1(k), 6.1(l), 6.1(m), or 6.1(n) hereof, such prior written notice shall be given at least 30 days in advance of the effective date of termination unless a shorter time is agreed to by the Parties hereto; and

                  6.3      Fund To Remain Available

                  Notwithstanding any termination of this Agreement, the Fund will, at the option of LIFE COMPANY, continue to make available additional shares of a Portfolio pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically, without limitation, the owners of the Existing Contracts will be permitted to reallocate investments in Portfolios of the Fund (as in effect on such date), redeem investments in Portfolios of the Fund and/or invest in Portfolios of the Fund upon the making of additional purchase payments under the Existing Contracts. Notwithstanding any termination of this Agreement, LIFE COMPANY agrees to distribute to holders of Existing Contracts all materials required by law to be distributed to such holders (including, without limitation, prospectuses, statements of additional information, proxy materials and periodic reports). The parties agree that this Section 6.3 will not apply to any terminations under the conditions of the Order and the effect of such terminations will be governed by the Order.

                  6.4      Survival of Warranties and Indemnifications

                  All warranties and indemnifications will survive the termination of this Agreement.

             Section 7. Parties To Cooperate Respecting Termination

                  Subject to the provisions of Section 6.3 hereof, the Parties hereto agree to cooperate and give reasonable assistance to one another in taking all necessary and appropriate steps for the purpose of ensuring that an Account owns no Shares of the applicable Portfolio after the Final Termination Date with respect thereto, or, in the case of a termination pursuant to Section 6.1(a), the termination date specified in the notice of termination. Such steps may include combining the affected Account with another Account, substituting other mutual Fund shares for those of the affected Portfolio, or otherwise terminating participation by the Contracts in such Portfolio.

                              Section 8. Assignment

                  This Agreement may not be assigned by any party , except with the prior written consent of all the Parties.

                               Section 9. Notices

                  Notices and communications required or permitted by Section 9 hereof will be given by means mutually acceptable to the Parties concerned. Each other notice or communication required or permitted by this Agreement will be given to the following persons at the following addresses and facsimile numbers, or such other persons, addresses or facsimile numbers as the party receiving such notices or communications may subsequently direct in writing:

                           First Ameritas Life Insurance Corp. of New York

                           5900 "O" Street
                           Lincoln, Nebraska 68510
                           Attn.:    General Counsel

                           Salomon Brothers Variable Series Funds Inc.

                           ==========================
                           --------------------------
                           Attn.: Secretary

                          Section 10. Voting Procedure

                  Subject to the cost allocation procedures set forth in Section 3 hereof, LIFE COMPANY will distribute all proxy material furnished by the Fund to Participants to whom pass-through voting privileges are required to be extended and will solicit voting instructions from Participants. LIFE COMPANY will vote Shares in accordance with timely instructions received from Participants. LIFE COMPANY will vote Shares that are (a) not attributable to Participants to whom pass-through voting privileges are extended, or (b) attributable to Participants, but for which no timely instructions have been received, in the same proportion as Shares for which said instructions have been received from Participants, so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass through voting privileges for Participants. Neither LIFE COMPANY nor any of its affiliates will in any way recommend action in connection with or oppose or interfere with the solicitation of proxies for the Shares held for such Participants. LIFE COMPANY reserves the right to vote shares held in any Account in its own right, to the extent permitted by law. LIFE COMPANY shall be responsible for assuring that each of its Accounts holding Shares calculates voting privileges in the manner required by the Order obtained by the Fund. The Fund will notify LIFE COMPANY of any amendments to the Order it has obtained.

                           Section 11. Indemnification

                  11.1     Of the Fund by LIFE COMPANY

                  (a) Except to the extent provided in Sections 11.1(b) and 11.1(c), below, LIFE COMPANY agrees to indemnify and hold harmless the Fund, its affiliates, and each person, if any, who controls the Fund or its affiliates within the meaning of Section 15 of the 1933 Act and each of their respective directors and officers (collectively , the "Indemnified Parties" for purposes of this Section 11.1) against any and all losses, claims, damages, costs, expenses, liabilities (including amounts paid in settlement with the written consent of LIFE COMPANY)or actions in respect thereof (including, to the extent reasonable, legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise insofar as such losses, claims, damages, costs, expenses, liabilities or actions:

                      (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Account's 1933 Act registration statement, any Account Prospectus, the Contracts, or sales literature or advertising for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with written information furnished to LIFE COMPANY by or on behalf of the Fund for use in any Account's 1933 Act registration statement, any Account Prospectus, the Contracts, or sales literature or advertising ( or any amendment or supplement to any of the foregoing); or

                       (ii)arise out of or as a result of any other statements
                           or representations (other than statements or representations contained in the Fund's 1933 Act registration statement, the Fund Prospectus, sales literature or advertising of the Fund, or any amendment or supplement to any of the foregoing, not supplied for use therein by or on behalf of LIFE COMPANY, or its affiliates and on which such persons have reasonably relied) or the negligent, illegal or fraudulent conduct of LIFE COMPANY, or its respective affiliates or persons under their control (including, without limitation, their employees and "Associated Persons," as that term is defined in paragraph (m) of
                           Article I of the NASD's By-Laws) or subject to its authorization, including without limitation, broker-dealers or agents authorized to sell the Contracts, in connection with the sale, marketing or distribution of the Contracts or Shares; or

                      (iii)arise out of or are based upon any untrue statement
                           or alleged untrue statement of any material fact contained in the Fund's 1933 Act registration statement, the Fund Prospectus, sales literature or advertising of the Fund, or any amendment or supplement to any of the foregoing, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon and in conformity with information furnished to the Fund or its affiliates by or on behalf of LIFE COMPANY or its affiliates for use in the Fund's 1933 Act registration statement, the Fund Prospectus, sales literature or advertising of the Fund, or any amendment or supplement to any of the foregoing; or

                      (iv) arise as a result of any failure by LIFE COMPANY or
                           persons under its control (or subject to its authorization) to perform the obligations, provide the services and furnish the materials required under the terms of this Agreement, or any material breach of any representation and/or warranty made by LIFE COMPANY in this Agreement or arise out of or result from any other material breach of this Agreement by LIFE COMPANY or persons under its control (or subject to its authorization); or

                      (v) arise as a result of failure to transmit a request for purchase or redemption of Shares or payment therefore within the time period specified herein and otherwise in accordance with the procedures set forth in this Agreement; or

                      (vi) arise as a result of any unauthorized use of the
                           trade names of the Fund to the extent such use is not required by applicable law or regulation. (b) This indemnification is in addition to any liability that LIFE COMPANY may otherwise have. LIFE COMPANY shall not be liable under this Section 11.1 with respect to any losses, claims, damages, costs, expenses, liabilities or actions to which an Indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance by that Indemnified Party of its duties or by reason of that Indemnified Party's reckless disregard of obligations or duties (i) under this Agreement, or (ii) to the Fund.

                  (c) LIFE COMPANY shall not be liable under this Section 11.1 with respect to any action against an Indemnified Party unless the Fund shall have notified LIFE COMPANY in writing promptly after the summons or other first legal process giving information of the nature of the action shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but LIFE COMPANY shall be relieved of liability under this Section 11.1 only to the extent the indemnifying party is damaged solely by reason of such party's failure to so notify and failure to notify LIFE COMPANY of any such action shall not relieve LIFE COMPANY from any liability which they may have to the Indemnified Party against whom such action is brought otherwise than on account of this Section
11.1. Except as otherwise provided herein, in case any such action is brought against an Indemnified Party, LIFE COMPANY shall be entitled to participate, at its own expense, in the defense of such action and also shall be entitled to assume the defense thereof, with counsel approved by the Indemnified Party named in the action, which approval shall not be unreasonably withheld. After notice from LIFE COMPANY to such Indemnified Party of LIFE COMPANY's election to assume the defense thereof, the Indemnified Party will cooperate fully with LIFE COMPANY and shall bear the fees and expenses of any additional counsel retained by it, and LIFE COMPANY will not be liable to such Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in connection with the defense thereof, other than reasonable costs of investigation.

                  11.2     Of LIFE COMPANY by the Fund

                  (a) Except to the extent provided in Sections 11.2(b), 11.2(c) and 11.2(d), below, the Fund agrees to indemnify and hold harmless LIFE COMPANY, its affiliates, and each person, if any, who controls LIFE COMPANY or its affiliates within the meaning of Section 15 of the 1933 Act and each of their respective directors and officers (collectively, the "Indemnified Parties" for purposes of this Section 11.2) against any and all losses, claims, damages, costs, expenses, liabilities (including amounts paid in settlement with the written consent of the Fund) or actions in respect thereof (including, to the extent reasonable, legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law, or otherwise; insofar as such losses, claims, damages, costs, expenses, liabilities or actions:

                      (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Fund's 1933 Act registration statement, Prospectus or sales literature or advertising of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, that this agreement to indemnify shall not apply to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with written information furnished to the Fund or its affiliates by or on behalf of LIFE COMPANY or its affiliates for use in the Fund's 1933 Act registration statement, the Fund Prospectus, or in sales literature or advertising or otherwise for use in connection with the sale of Contracts or Shares ( or any amendment or supplement to any of the foregoing); or

                      (ii) arise out of or as a result of any other statements
                           or representations ( other than statements or representations contained in any Account's 1933 Act registration statement, any Account Prospectus, sales literature or advertising for the Contracts, or any amendment or supplement to any of the foregoing, not supplied for use therein by or on behalf of the Fund or its affiliates and on which such persons have reasonably relied) or the negligent, illegal or fraudulent conduct of the Fund or its affiliates or persons under its control (including, without limitation, their employees and "Associated Persons" as that Term is defined in Section (n) of Article 1 of the NASD By-Laws), in connection with the sale, marketing or distribution of Fund Shares; or

                      (iii)arise out of or are based upon any untrue statement
                           or alleged untrue statement of any material fact contained in any Account's 1933 Act registration statement, any Account Prospectus, sales literature or advertising covering the Contracts, or any amendment or supplement to any of the foregoing, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon and in conformity with written information furnished to LIFE COMPANY, or its affiliates by or on behalf of the Fund for use in any Account's 1933 Act registration statement, any Account Prospectus, sales literature or advertising covering the Contracts, or any amendment or supplement to any of the foregoing; or

                      (iv) arise as a result of any failure by the Fund to
                           perform the obligations, provide the services and furnish the materials required of it under the terms of this Agreement, including, without limitation, any failure of the Fund or its designated agent to inform LIFE COMPANY of the correct net asset values per share for each Portfolio on a timely basis sufficient to ensure the timely execution of all purchase and redemption orders at the correct net asset value per share, or any material breach of any representation and/or warranty made by the Fund in this Agreement or arise out of or result from any other material breach of this Agreement by the Fund.

                  (b) This indemnification is in addition to any liability that the Fund may otherwise have. The Fund shall not be liable under this Section
11.2 with respect to any losses, claims, damages, costs, expenses, liabilities or actions to which an Indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance by that Indemnified Party of its duties or by reason of such Indemnified Party's reckless disregard of its obligations and duties (i) under this Agreement, or
(ii) to LIFE COMPANY, each Account or Participants

                  (c) The Fund shall not be liable under this Section 11.2 with respect to any action against an Indemnified party unless the Indemnified Party shall have notified the Fund in writing promptly after the summons or other first legal process giving information of the nature of the action shall have been served upon such Indemnified Party ( or after such Indemnified party shall have received notice of such service on any designated agent), but the Fund shall be relieved of liability under this Section 11.2 only to the extent the indemnifying party is damaged solely by reason of such party's failure to so notify and failure to notify the Fund of any such action shall not relieve the Fund from any liability which it may have to the Indemnified party against whom such action is brought otherwise than on account of this Section 11.2. Except as otherwise provided herein, in case any such action is brought against an Indemnified party , the Fund will be entitled to participate, at its own expense, in the defense of such action and also shall be entitled to assume the defense thereof (which shall include, without limitation, the conduct of any ruling request and closing agreement or other settlement proceeding with the
IRS), with counsel approved by the Indemnified party named in the action, which approval shall not be unreasonably withheld. After notice from the Fund to such Indemnified party of the Fund's election to assume the defense thereof, the Indemnified Party will cooperate fully with the Fund and shall bear the fees and expenses of any additional counsel retained by it, and the Fund will not be liable to such Indemnified party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in connection with the defense thereof, other than reasonable costs of investigation.

                  11.3     Of LIFE COMPANY by the Adviser

                  (a) Except to the extent provided in Sections 11.3(b), 11.3(c) and 11.3(d), below, the Adviser agrees to indemnify and hold harmless LIFE COMPANY, its affiliates, and each person, if any, who controls LIFE COMPANY or its affiliates within the meaning of Section 15 of the 1933 Act and each of their respective directors and officers (collectively , the "Indemnified Parties" for purposes of this Section 11.2) against any and all losses, claims, damages, costs, expenses, liabilities (including amounts paid in settlement with the written consent of the Fund) or actions in respect thereof (including, to the extent reasonable, legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law, or otherwise; insofar as such losses, claims, damages, costs, expenses, liabilities or actions:

                      (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Fund's 1933 Act registration statement, Prospectus or sales literature or advertising of the Fund ( or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, that this agreement to indemnify shall not apply to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with written information furnished to the Adviser, the Fund or their affiliates by or on behalf of LIFE COMPANY or its affiliates for use in the Fund's 1933 Act registration statement, the Fund Prospectus, or in sales literature or advertising or otherwise for use in connection with the sale of Contracts or Shares (or any amendment or supplement to any of the foregoing); or

                      (ii) arise out of or as a result of any other statements
                           or representations (other than statements or representations contained in any Account's 1933 Act registration statement, any Account Prospectus, sales literature or advertising for the Contracts, or any amendment or supplement to any of the foregoing, not supplied for use therein by or on behalf of the Adviser, the Fund or their affiliates and on which such persons have reasonably relied) or the negligent, illegal or fraudulent conduct of the Adviser, the Fund or their affiliates or persons under their control (including, without limitation, their employees and "Associated Persons" as that Term is defined in Section (n) of Article 1 of the NASD By-Laws), in connection with the sale, marketing or distribution of Fund Shares; or

                      (iii)arise out of or are based upon any untrue statement
                           or alleged untrue statement of any material fact contained in any Account's 1933 Act registration statement, any Account Prospectus, sales literature or advertising covering the Contracts, or any amendment or supplement to any of the foregoing, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon and in conformity with written information furnished to LIFE COMPANY, or its affiliates by or on behalf of the Adviser or the Fund for use in any Account's 1933 Act registration statement, any Account Prospectus, sales literature or advertising covering the Contracts, or any amendment or supplement to any of the foregoing; or

                      (iv) arise as a result of any failure by the Adviser or
                           the Fund to perform the obligations, provide the services and furnish the materials required of it under the terms of this Agreement, including, without limitation, any failure of the Fund or its designated agent to inform LIFE COMPANY of the correct net asset values per share for each Portfolio on a timely basis sufficient to ensure the timely execution of all purchase and redemption orders at the correct net asset value per share, or any material breach of any representation and/or warranty made by the Adviser or the Fund in this Agreement or arise out of or result from any other material breach of this Agreement by the Adviser.

                  (b) This indemnification is in addition to any liability that the Adviser may otherwise have. The Adviser shall not be liable under this
Section 11.3 with respect to any losses, claims, damages, costs, expenses, liabilities or actions to which an Indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance by that Indemnified Party of its duties or by reason of such Indemnified Party's reckless disregard of its obligations and duties (i) under this Agreement, or (ii) to LIFE COMPANY, each Account or Participants.

                  (c) The Adviser shall not be liable under this Section 11.3 with respect to any action against an Indemnified party unless the Indemnified Party shall have notified the Adviser in writing promptly after the Summons or other first legal process giving information of the nature of the action shall have been served upon such Indemnified Party (or after such Indemnified party shall have received notice of such service on any designated agent), but the Adviser shall be relieved of liability under this Section 11.3 only to the extent the indemnifying party is damaged solely by reason of such party's failure to so notify and failure to notify the Adviser of any such action shall not relieve the Adviser from any liability which it may have to the Indemnified party against whom such action is brought otherwise than on account of this
Section 11.3. Except as otherwise provided herein, in case any such action is brought against an Indemnified party , the Adviser will be entitled to participate, at its own expense, in the defense of such action and also shall be entitled to assume the defense thereof (which shall include, without limitation, the conduct of any ruling request and closing agreement or other settlement proceeding with the IRS), with counsel approved by the Indemnified party named in the action, which approval shall not be unreasonably withheld. After notice from the Adviser to such Indemnified party of the Adviser's election to assume the defense thereof, the Indemnified party will cooperate fully with the Fund and shall bear the fees and expenses of any additional counsel retained by it, and the Adviser will not be liable to such Indemnified party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified party independently in connection with the defense thereof, other than reasonable costs of investigation.

                  11.4     Effect of Notice

                  Any notice given by the indemnifying party to an Indemnified party referred to in Sections 11.1 (c), 11.2(c) or 11.3(c) above of participation in or control of any action by the indemnifying party will in no event be deemed to be an admission by the indemnifying party of liability, culpability or responsibility, and the indemnifying party will remain free to contest liability with respect to the claim among the Parties or otherwise.

                  11.5     Successors

                  A successor by law of any party shall be entitled to the benefits of the indemnification contained in this Section 11.

                  Section 11.6      Obligations of the Fund.

                  All persons dealing with the Fund must look solely to the property of the applicable Portfolio for the enforcement of any claims against the Fund as neither the Board, Officers, agents or shareholders assume any personal liability for obligations entered into on behalf of the Fund. (a) This Agreement will be construed and the provisions hereof interpreted under and in accordance with New York law, without regard for that state's principles of conflict of laws. (b) This Agreement shall be subject to the provisions of the 1933 Act, 1934 and 1940 acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant (including, but not limited to, the Order) and the terms hereof shall be interpreted and construed in accordance therewith.

                     Section 13. Execution in- Counterparts

                  This Agreement may be executed simultaneously in two or more counterparts, each of which taken together with constitute one and the same instrument.

                            Section 14. Severability

                  If any provision of this Agreement is held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement will not be affected thereby.

                          Section 15. Rights Cumulative

                  The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, that the Parties are entitled to under federal and state laws.

                               Section 16. Heading

                  The Table of Contents and headings used in this Agreement are for purposes of reference only and shall not limit or define the meaning of the provisions of this Agreement.

                           Section 17. Confidentiality

                  Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential the names and addresses of customers of the other party and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not, without the express written consent of the affected party, disclose, disseminate or utilize such names and addresses and other confidential information until such time as it may come into the public domain.

                      Section 18. Trademarks and Fund Names

                  (a) Salomon Brothers Asset Management Inc, the adviser to the Fund and its affiliates, own all right, title and interest in and to the names, trademarks and service marks "Salomon" and "Salomon Brothers" and such other tradenames, trademarks and service marks as may be identified to LIFE COMPANY from time to time (the "Salomon licensed marks"). Upon termination of this Agreement LIFE COMPANY and its affiliates shall cease to use the Salomon licensed marks, except to the extent required by law or regulation.

                  (b) LIFE COMPANY and its affiliates, own all right, title and interest in and to the names, trademarks and service marks of its name and such other tradenames, trademarks and service marks as may be identified to the Adviser and/or the Fund from time to time (the "Ameritas" licensed marks). Upon termination of this Agreement the Fund, the Adviser and their affiliates shall cease to use the Ameritas licensed marks, except to the extent required by law or regulation.

                        Section 19. Parties to Cooperate

                  Each party to this Agreement will cooperate with each other party and all appropriate governmental authorities (including, without limitation, the SEC, the NASD and state insurance regulators) and will permit each other and such authorities reasonable access to its books and records (including copies thereof) in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

                  IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers signing below.

                        SALOMON BROTHERS VARIABLE SERIES
                                    FUNDS INC

Attest:                                              By:
        ------------------------------------                  --------------------------------------------

Name:                                                Name:
      --------------------------------------               -----------------------------------------------

Title:                                               Title:
       -------------------------------------                ----------------------------------------------

                                                     SALOMON BROTHERS ASSET MANAGEMENT INC.

Attest:                                              By:
        ------------------------------------                  --------------------------------------------

Name:                                                Name:
      --------------------------------------               -----------------------------------------------

Title:                                               Title:
       -------------------------------------                ----------------------------------------------




                                                     FIRST AMERITAS LIFE INSURANCE CORP. OF NEW YORK
                                                     on behalf of itself and its separate accounts

Attest:                                              By:
        ------------------------------------                  --------------------------------------------

Name:                                                Name:        Mitchell F. Politzer
      --------------------------------------               -----------------------------------------------

Title:                                               Title: President and Chief Executive Officer
       -------------------------------------                ----------------------------------------------

                                   SCHEDULE A

PORTFOLIOS AVAILABLE UNDER THE CONTRACTS

Salomon Brothers Variable Capital Fund

SEPARATE ACCOUNTS UTILIZING THE FUNDS

First Ameritas Variable Annuity Separate Account
First Ameritas Variable Life Separate Account

CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS

Overture Accent
Overture Acclaim

Overture Annuity III-P

                             PARTICIPATION AGREEMENT

                                  BY AND AMONG

                           SUMMIT MUTUAL FUNDS, INC.,

                           CARILLON INVESTMENTS, INC.

                       FIRST AMERITAS LIFE INSURANCE CORP.

                                   OF NEW YORK

                             ON BEHALF OF ITSELF AND

                             ITS SEPARATE ACCOUNTS,

                                       AND

                           AMERITAS INVESTMENT CORP .

                                TABLE OF CONTENTS

Description                                                                                               Page

Section 1         Available Funds ........................................................................   2
         1.1      Availability ...........................................................................   2
         1.2      Addition, Deletion or Modification of Funds ............................................   2
         1.3      No Sales to the General Public..........................................................   2

Section 2.        Processing Transactions ................................................................   3
         2.1      Timely Pricing and Orders ..............................................................   3
         2.2      Timely Payments.........................................................................   3
         2.3      Applicable Price........................................................................   4
         2.4      Dividends and Distributions ............................................................   4
         2.5      Book Entry .............................................................................   4

Section 3.        Costs and Expenses .....................................................................   5
         3.1      General ................................................................................   5
         3.2      Parties To Cooperate ...................................................................   5

Section 4.        Legal Compliance .......................................................................   5
         4.1      Tax Laws ...............................................................................   5
         4.2      Insurance and Certain Other Laws .......................................................   7
         4.3      Securities Laws ........................................................................   8
         4.4      Notice of Certain Proceedings and Other Circumstances ..................................   9
         4.5      LIFE COMPANY To Provide Documents; Information About SMFI ..............................  10
         4.6      SMFI To Provide Documents; Information About LIFE COMPANY ..............................  11

Section 5.        Mixed and Shared Funding ...............................................................  12
         5.1      General ................................................................................  12
         5.2      Disinterested Directors ................................................................  12
         5.3      Monitoring for Material Irreconcilable Conflicts. ......................................  13
         5.4      Conflict Remedies ......................................................................  14
         5.5      Notice to LIFE COMPANY .................................................................  14
         5.6      Information Requested by Board of Directors. ...........................................  15
         5.7      Compliance with SEC Ru1es ..............................................................  15
         5.8      Other Requirements .....................................................................  15

Section 6.        Termination ............................................................................  15
         6.1      Events of Termination ..................................................................  15
         6.2      Notice Requirement for Termination .....................................................  16
         6.3      Funds To Remain Available ..............................................................  17




Description                                                                                               Page

         6.4      Survival of Warranties and Indemnifications. ...........................................  17
         6.5      Continuance of Agreement for Certain Purposes. .........................................  17

Section 7.        Parties To Cooperate Respecting Termination. ...........................................  17

Section 8.        Assignment. ............................................................................  18

Section 9.        Notices ................................................................................  18

Section 10.       Voting Procedures ......................................................................  18

Section 11.       Foreign Tax Credits ....................................................................  19

Section 12.       Indemnification ........................................................................  19

           12.1    Of SMFI and Carillon by LIFE COMPANY and UNDERWRITER...................................  19
           12.2    Of LIFE COMPANY and UNDERWRITER by SMFI and Carillon ..................................  21
           12.3    Effect of Notice ......................................................................  24
           12.4    Successors. ...........................................................................  24

Section 13.       Applicable Law. ........................................................................  24

Section 14.       Execution in Counterparts: .............................................................  24

Section 15.       Severability ...........................................................................  24

Section 17.       Headings ...............................................................................  25

Section 18.       Confidentiality. .......................................................................  25

Section 19.       Trademarks and Fund Names ..............................................................  26

Section 20.       Parties to Cooperate....................................................................  27


                             PARTICIPATION AGREEMENT

         THIS AGREEMENT, made and entered into as of the _________ day of ______________ ,2000 ("Agreement"), by and among Summit Mutual Funds, Inc., a Maryland corporation ("SMFI"), Carillon Investments, Inc., an Ohio Corporation ("Carillon"), First Ameritas Life Insurance Corp. of New York, a New York life insurance company ("LIFE COMPANY"), on behalf of itself and each of its segregated asset accounts listed in Schedule A hereto, as the parties hereto may amend from time to time (each, an "Account," and collectively, the ("Accounts"); and Ameritas Investment Corp., an affiliate of LIFE COMPANY and the principal underwriter of the Contracts ("UNDERWRITER") (collectively, the "Parties").

                                WITNESSETH THAT:

         WHEREAS, SMFI is registered with the Securities and Exchange Commission ("SEC") as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

         WHEREAS, SMFI currently consists of seven separate series ("Series") within its Pinnacle series of funds, shares ("Shares") of each of which are registered under the Securities Act of 1933, as amended (the "1933 Act") and are currently sold to one or more separate accounts of life insurance companies to fund benefits under variable annuity contracts and variable life insurance contracts; and

         WHEREAS, SMFI will make Shares of each Series listed on Schedule A hereto as the Parties hereto may amend from time to time (each a "Fund"; references herein to "SMFI" includes reference to each Fund, to the extent the context requires) available for purchase by the Accounts; and

         WHEREAS, LIFE COMPANY will be the issuer of certain variable annuity contracts and variable life insurance contracts ("Contracts") as set forth on Schedule A hereto, as the Parties hereto may amend from time to time, which Contracts (hereinafter collectively, the "Contracts"), if required by applicable law, will be registered under the 1933 Act; and

         WHEREAS, LIFE COMPANY will fund the Contracts through the Accounts, each of which may be divided into two or more sub accounts ("Subaccounts"; references herein to an "Account" includes reference to each Subaccount thereof to the extent the context requires); and

         WHEREAS, LIFE COMPANY will serve as the depositor of the Accounts, each of which is registered as a unit investment trust investment company under the 1940 Act (or exempt therefrom), and the security interests deemed to be issued by the Accounts under the Contracts will be registered as securities under the 1933 Act (or exempt therefrom); and

         WHEREAS, to the extent permitted by applicable insurance laws and regulations, LIFE COMPANY intends to purchase Shares in one or more of the Funds on behalf of the Accounts to fund the Contracts; and

         WHEREAS, UNDER WRITER is a broker-dealer registered with the SEC under the Securities Exchange Act of 1934 ("1934 Act") and a member in good standing of the National Association of Securities Dealers, Inc. ("NASD");

         WHEREAS, Carillon is a broker-dealer registered with the SEC under the Securities Exchange Act of 1934 ("1934 Act") and a member in good standing of the National Association of Securities Dealers, Inc. ("NASD");

         NOW, THEREFORE, in consideration of the mutual benefits and promises contained herein, the Parties hereto agree as follows:

                        Section 1. .......Available Funds

         1.1 .....Availability .

         SMFI will make Shares of each Fund available to LIFE COMPANY for purchase and redemption at net asset value and with no sales charges, subject to the terms and conditions of this Agreement. The Board of Directors of SMFI may refuse to sell Shares of any Fund to any person, or suspend or terminate the offering of Shares of any Fund if such action is required by law or by regulatory authorities having jurisdiction or if, in the sole discretion of the Directors acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, such action is deemed in the best interests of the shareholders of such Fund.

         1.2 .....Addition. Deletion or Modification of Funds.
                  --------------------------------------------

         The Parties hereto may agree, from time to time, to add other Funds to provide additional funding media for the Contracts, or to delete, combine, or modify existing Funds, by amending Schedule A hereto. Upon such amendment to Schedule A, any applicable reference to a Fund, SMFI, or its Shares herein shall include a reference to any such additional Fund. Schedule A, as amended from time to time, is incorporated herein by reference and is a part hereof.

         1.3 .....No Sales to the General Public.

         SMFI represents and warrants that no Shares of any Fund have been or will be sold to the general public, it being understood by the Parties that SMFI may sell shares of any Fund to any person eligible to invest in that Fund in accordance with applicable provisions of Section 817(h) of the Code and the regulations thereunder, and that if such provisions are not applicable, then SMFI may sell shares of any Fund to any person, including members of the general public.

                    Section 2.........Processing Transactions

         2.1 .....Timely Pricing and Orders.

         (a)......SMFI or its designated agent will use its best efforts to provide LIFE COMPANY with the net asset value per Share for each Fund by 6:30 p.m. Eastern Standard Time on each Business Day. As used herein, "Business Day" shall mean any day on which (i) the New York Stock Exchange is open for regular trading (ii) SMFI calculates the Fund's net asset value, and (iii) LIFE COMPANY is open for business.

         (b) .....LIFE COMPANY will use the data provided by SMFI each Business
Day pursuant to paragraph (a) immediately above to calculate Account unit values and to process transactions that receive that same Business Day's Account unit values. LIFE COMPANY will perform such Account processing the same Business Day, and will place corresponding orders to purchase or redeem Shares with SMFI by 9:30 a.m. Eastern Standard Time the following Business Day; provided, however, that SMFI shall provide additional time to LIFE COMPANY in the event that SMFI is unable to meet the 6:30 p.m. time stated in paragraph (a) immediately above. Such additional time shall be equal to the additional time that SMFI takes to make the net asset values available to LIFE COMPANY.

         (c) .....With respect to payment of the purchase price by LIFE COMPANY and of redemption proceeds by SMFI, LIFE COMPANY and SMFI shall net purchase and redemption orders with respect to each Fund and shall transmit one net payment per Fund in accordance with Section 2.2, below.

         (d) .....If SMFI provides materially incorrect Share net asset value information (as determined under SEC guidelines), LIFE COMPANY shall be entitled to an adjustment to the number of Shares purchased or redeemed to reflect the correct net asset value per Share, and any reasonable out-of-pocket expenses incurred by the LIFE COMPANY in adjusting the Share net asset value. Any material error in the calculation or reporting of net asset value per Share, dividend or capital gain information shall be reported promptly upon discovery to LIFE COMPANY.

         2.2 .....Timely Payments.

         LIFE COMPANY will wire payment for net purchases to a custodial account designated by SMFI by 2:00 p.m. Eastern Standard Time on the same day as the order for Shares is placed, to the extent practicable. SMFI will wire payment for net redemptions to an account designated by LIFE COMPANY by 2:00 p.m. Eastern Standard Time on the same day as the Order is placed, to the extent practicable, but in any event within five (5) calendar days after the date the order is placed in order to enable LIFE COMPANY to pay redemption proceeds within the time specified in Section 22(e) of the 1940 Act or such shorter period of time as may be required by law.

         2.3 .....Applicable Price.

         (a) .....Share purchase payments and redemption orders that result from purchase payments, premium payments, surrenders and other transactions under Contracts (collectively, "Contract transactions") and that LIFE COMPANY receives prior to the close of regular trading on the New York Stock Exchange on a Business Day will be executed at the net asset values of the appropriate Funds next computed after receipt by SMFI or its designated agent of the orders. For purposes of this Section 2.3(a), LIFE COMPANY shall be the designated agent of SMFI for receipt of orders relating to Contract transactions on each Business Day and receipt by such designated agent shall constitute receipt by SMFI; provided that SMFI receives notice of such orders by 9:00 a.m. Eastern Standard Time on the next following Business Day or such later time as computed in accordance with Section 2.1 (b) hereof.

         (b) .....All other Share purchases and redemptions by LIFE COMPANY will be effected at the net asset values of the appropriate Funds next computed after receipt by SMFI or its designated agent of the order therefore, and such orders will be irrevocable.

         (c) .....Notwithstanding any provision of the Agreement to the contrary, the Parties agree that SMFI shall determine the applicable price for Share orders attributable to Contracts funded by unregistered Accounts in accordance with Section 2.3(a) hereof, provided that LIFE COMPANY represents and warrants that it is legally or contractually obligated to treat such orders in the same manner as orders attributable to Contracts funded by registered Accounts. Each Share order placed by LIFE COMPANY that is attributable, in whole or in part, to Contracts funded by an unregistered Account, shall be deemed to constitute such representation and warranty by LIFE COMPANY unless the order specifically states to the contrary. Otherwise, SMFI shall determine the applicable price for Share orders attributable to Contracts funded by unregistered Accounts in accordance with Section 2.3(b ) hereof. As used herein, an Account is registered if it is registered under the 1940 Act.

         2.4......Dividends and Distributions.

         SMFI will furnish notice by wire or telephone (followed by written confirmation) on or prior to the payment date to LIFE COMPANY of any income dividends or capital gain distributions payable on the Shares of any Fund. LIFE COMPANY hereby elects to reinvest all dividends and capital gains distributions in additional Shares of the corresponding Fund at the ex-dividend date net asset values until LIFE COMPANY otherwise notifies SMFI in writing, it being agreed by the Parties that the ex-dividend date and the payment date with respect to any dividend or distribution will be the same Business Day. LIFE COMPANY reserves the right to revoke this election and to receive all such income dividends and capital gain distributions in cash.

         2.5 .....Book Entry.

         Issuance and transfer of SMFI Shares will be by book entry only. Stock certificates will not be issued to LIFE COMPANY. Shares ordered from SMFI will be recorded in an appropriate title for LIFE COMPANY, on behalf of its Account.

                      Section 3. .......Costs and Expenses

         3.1 .....General.
                  --------

         Except as otherwise specifically provided in Schedule C, attached hereto and made a part hereof, each Party will bear, or arrange for other to bear, all expenses incident to its performance under this Agreement.

         3.2 .....Parties To Cooperate.

         Each party agrees to cooperate with the others, as applicable, in arranging to print, mail and/or deliver, in a timely manner, combined or coordinated prospectuses or other materials of SMFI and the Accounts.

                       Section 4.........Legal Compliance

         4.1 .....Tax Laws.
                  ---------

         (a) .....SMFI represents and warrants that each Fund is currently qualified as a regulated investment company ("RIC") under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"), and represents that it will use its best efforts to qualify and to maintain qualification of each Fund as a RIC. SMFI will notify LIFE COMPANY immediately upon having a reasonable basis for believing that a Fund has ceased to so qualify or that it might not so qualify in the future.

         (b) .....SMFI represents that it will use its best efforts to comply and to maintain each Fund's compliance with the diversification requirements set forth in Section 817(h) of the Code and Section 1.817-5(b) of the regulations under the Code. SMFI will notify LIFE COMPANY immediately upon having a reasonable basis for believing that a Fund has ceased to so comply or that a Fund might not so comply in the future. In the event of a breach of this Section
4.1 (b ) by SMFI, it will use its best efforts to adequately diversify the Fund so as to achieve compliance within the grace period afforded by Section 1.817-5 of the regulations under the Code. The representations and warranties of this
Section 4.1 (b ) shall not apply with respect to any Fund whose beneficial interests are held solely by owners of "pension plan contracts" within the meaning of Section 818(a) of the Code and other persons whose federal income tax treatment is not dependent on the Fund's compliance with the requirements of
Section 817(h) of the Code.

         (c) .....Notwithstanding any other provision herein to the contrary,
LIFE COMPANY agrees that if the Internal Revenue Service ("IRS") asserts in writing in connection with any governmental audit or review of LIFE COMPANY or, to LIFE COMPANY's knowledge, of any Participant, that any Fund has failed to comply with the diversification requirements of Section 817(h) of the Code or LIFE COMPANY otherwise becomes aware of any facts that coul4 give rise to any claim against SMFI or its affiliates as a result of such a failure or alleged failure:

         (i)......LIFE COMPANY shall promptly notify SMFI of such assertion or potential claim (subject to the Confidentiality provisions of Section 18 as to any Participant);

         (ii) LIFE COMPANY shall consult with SMFI as to how to minimize any liability that may arise as a result of such failure or alleged failure; (iii) LIFE COMPANY shall use its best efforts to minimize any liability of SMFI or its affiliates resulting from such failure, including, without limitation, demonstrating, pursuant to Treasury Regulations Section 1.817-5(a)(2), to the Commissioner of the IRS that such failure was inadvertent;

         (iv) LIFE COMPANY shall permit SMFI, its affiliates and their legal and accounting advisors to participate in any conferences, settlement discussions or other administrative or judicial proceeding or contests (including judicial appeals thereof) with the IRS, any Participant or any other claimant regarding any claims that could give rise to liability to SMFI or its affiliates as a result of such a failure or alleged failure; provided, however, that LIFE COMPANY will retain control of the conduct of such conferences discussions, proceedings, contests or appeals;

         (v) any written materials to be submitted by LIFE COMPANY to the IRS, any Participant or any other claimant in connection with any of the foregoing proceedings or contests (including, without limitation, any such materials to be submitted to the IRS pursuant to Treasury Regulations
                  Section 1.817-5(a)(2), (a) shall be provided by LIFE COMPANY to SMFI (together with any supporting information or analysis), subject to the confidentiality provisions of
                  Section 18, at least ten (10) business days or such shorter period to which the Parties hereto agree prior to the day on which such proposed materials are to be submitted, and (b) shall not be submitted by LIFE COMPANY to any such person without the express written consent of SMFI which shall not be unreasonably withheld;

         (vi) LIFE COMPANY shall provide SMFI or its affiliates and their accounting and legal advisors with such cooperation as SMFI shall reasonably request (including, without limitation, by permitting SMFI and its accounting and legal advisors to review the relevant books and records of LIFE COMPANY) in order to facilitate review by SMFI or its advisors of any written submissions provided to it pursuant to the preceding clause or its assessment of the validity or amount of any claim against its arising from such a failure or alleged failure;

         (vii) LIFE COMPANY shall not with respect to any claim of the IRS or any Participant that would give rise to a claim against SMFI or its affiliates (a) compromise or settle any claim,
                  (b) accept any adjustment on audit, or (c) forego any allowable administrative or judicial appeals, without the express written consent of SMFI or its affiliates, which shall not be unreasonably withheld, provided that LIFE COMPANY shall not be required, after exhausting all administrative penalties, to appeal any adverse judicial decision unless SMFI or its affiliates shall have provided an opinion of independent counsel to the effect that a reasonable basis exists for taking such appeal; and provided further that the costs of any such appeal shall be borne equally by the Parties hereto; and

         (viii) SMFI and its affiliates shall have no liability as a result of such failure or alleged failure if LIFE COMPANY fails to comply with any of the foregoing clauses (i) through (vii), and such failure could be shown to have materially contributed to the liability.

         Should SMFI or any of its affiliates refuse to give its written consent to any compromise or settlement of any claim or liability hereunder, LIFE COMPANY may, in its discretion, authorize SMFI or its affiliates to act in the name of LIFE COMPANY in, and to control the conduct of, such conferences, discussions, proceedings, contests or appeals and all administrative or judicial appeals thereof, and in that event SMFI or its affiliates shall bear the fees and expenses associated with the conduct of the proceedings that it is so authorized to control; provided, that in no event shall LIFE COMPANY have any liability resulting from SMFI's refusal to accept the proposed settlement or compromise with respect to any failure caused by SMFI. As used in this Agreement, the tern "affiliates" shall have the same meaning as "affiliated person" as defined in Section 2(a)(3) of the 1940 Act.

         (d) .....LIFE COMPANY represents and warrants that the Contracts currently are and will be treated as annuity contracts or life insurance contracts under applicable provisions of the Code and that it will use its best efforts to maintain such treatment; LIFE COMPANY will notify SMFI immediately upon having a reasonable basis for believing that any of the Contracts have ceased to be so treated or that they might not be so treated in the future.

         (e) .....LIFE COMPANY represents and warrants that each Account is a
"segregated asset account" and that interests in each Account are offered exclusively through the purchase of or transfer into a "variable contract," within the meaning of such terms under Section 817 of the Code and the regulations thereunder. LIFE COMPANY will use its best efforts to continue to meet such definitional requirements, and it will notify SMFI immediately upon having a reasonable basis for believing that such requirements have ceased to be met or that they might not be met in the future.

         4.2 .....Insurance and Certain Other Laws.

         (a) .....SMFI will use its best efforts to comply with any applicable state insurance laws or regulations, to the extent specifically requested in writing by LIFE COMPANY , including, the furnishing of information not otherwise available to LIFE COMPANY which is required by state insurance law to enable LIFE COMPANY to obtain the authority needed to issue the Contracts in any applicable state.

         (b ) ....LIFE COMPANY represents and warrants that (i) it is an insurance company duly organized, validly existing and in good standing under the laws of the State of Nebraska and has full corporate power, authority and legal right to execute, deliver and perform its duties and comply with its obligations under this Agreement, (ii) it has legally and validly established and maintains each Account as a segregated asset account under Nebraska Insurance Law and the regulations thereunder, and (iii) the Contracts comply in all material respects with all other applicable federal and state laws and regulations.

         (c) .....SMFI represents and warrants that it is a corporation duly organized, validly existing, and in good standing under the laws of the State of Maryland and has full power, authority, and legal right to execute, deliver, and perform its duties and comply with its obligations under this Agreement.

         4.3 .....Securities Laws.

         (a) .....LIFE COMPANY represents and warrants that (i) interests in each Account pursuant to the Contracts will be registered under the 1933 Act to the extent required by the 1933 Act, (ii) the Contracts will be duly authorized for issuance and sold in compliance with all applicable federal and state laws, including, without limitation, the 1933 Act, the 1934 Act, the 1940 Act and Nebraska law, (iii) each Account is and will remain registered under the 1940 Act, to the extent required by the 1940 Act, (iv) each Account does and will comply in all material respects with the requirements of the 1940 Act and the rules thereunder, to the extent required, (v) each Account's 1933 Act registration statement relating to the Contracts, together with any amendments thereto, will at all times comply in all material respects with the requirements of the 1933 Act and the rules thereunder, (vi) LIFE COMPANY will amend the registration statement for its Contracts under the 1933 Act and for its Accounts under the 1940 Act from time to time as required in order to effect the continuous offering of its Contracts or as may otherwise be required by applicable law, and (vii) each Account's prospectus, statement of additional information, private placement memoranda and other documents pursuant to which Contracts are offered, and any amendments or supplements thereto (collectively, the "Account Prospectus"), will at all times comply in all material respects with all applicable requirements of the 1933 Act and the rules thereunder.

         (b) .....SMFI represents and warrants that (i) Shares sold pursuant to this Agreement will be registered under the 1933 Act to the extent required by the 1933 Act and duly authorized for issuance and sold in compliance with Maryland law, (ii) SMFI is and will remain registered under the 1940 Act to the extent required by the 1940 Act, (iii) SMFI will amend the registration statement for its Shares under the 1933 Act and itself under the 1940 Act from time to time as required in order to effect the continuous offering of its Shares, (iv) SMFI does and will comply in all material respects with the requirements of the 1940 Act and the rules thereunder, (v) SMFI's 1933 Act registration statement, together with any amendments thereto, will at all times comply in all material respects with the requirements of the 1933 Act and rules thereunder, and (vi) SMFI's prospectus, statement of additional information and any amendments or supplements thereto (collectively, the "SMFI Prospectus" will at all times comply in all material respects with all applicable requirements of the 1933 Act and the rules thereunder.

         (c) .....SMFI will at its expense register and qualify its Shares for sale in accordance with the laws of any state or other jurisdiction if and to the extent reasonably deemed advisable by SMFI.

         (d) .....SMFI currently does not intend to make any payments to finance distribution expenses pursuant to Rule 12b-1 under the 1940 Act or otherwise, although it reserves the right to make such payments in the future. To the extent that it decides to finance distribution expenses pursuant to Rule 12b-1, SMFI undertakes to have its Board of Directors, a majority of whom are not "interested" persons of the Fund, formulate and approve any plan under Rule 12b-1 to finance distribution expenses.

         (e) .....SMFI represents and warrants that all of its directors, officers, employees, investment advisers, and other individuals/entities having access to the funds and/or securities of the Fund are and continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than the minimal coverage as required currently by Rule 17 g-(l) of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bond includes coverage for larceny and embezzlement and is issued by a reputable bonding company.

         4.4 .....Notice of Certain Proceedings and Other Circumstances.
                  ------------------------------------------------------

         (a) .....SMFI will immediately notify LIFE COMPANY of (i) the issuance by any court or regulatory body of any stop order, cease and desist order, or other similar order with respect to SMFls registration statement under the 1933 Act or SMFI Prospectus, (ii) any request by the SEC for any amendment to such registration statement or SMFI Prospectus that may affect the offering of Shares of SMFI, (iii) the initiation of any proceedings for that purpose or for any other purpose relating to the registration or offering of SMFI's Shares, or (iv) any other action or circumstances that may prevent the lawful offer or sale of Shares of any Fund in any state or jurisdiction, including, without limitation, any circumstances in which (a) such Shares are not registered and, in all material respects, issued and sold in accordance with applicable state and federal law, or (b ) such law precludes the use of such Shares as an underlying investment medium of the Contracts issued or to be issued by LIFE COMPANY. SMFI will make every reasonable effort to prevent the issuance, with respect to any Fund, of any such stop order, cease and desist order or similar order and, if any such order is issued, to obtain the lifting thereof at the earliest possible time.

         (b ) ....LIFE COMPANY will immediately notify SMFI of (i) the issuance by any court or regulatory body of any stop order, cease and desist order, or other similar order with respect to each Account's registration statement under the 1933 Act relating to the Contracts or each Account Prospectus, (ii) any request by the SEC for any amendment to such registration statement or Account Prospectus that may affect the offering of Shares of SMFI, (iii) the initiation of any proceedings for that purpose or for any other purpose relating to the registration or offering of each Account's interests pursuant to the Contracts, or (iv) any other action or circumstances that may prevent the lawful offer or sale of said interests in any state or jurisdiction, including, without limitation, any circumstances in which said interests are not registered and, in all material respects, issued and sold in accordance with applicable state and federal law. LIFE COMPANY will make every reasonable effort to prevent the issuance of any such stop order, cease and desist order or similar order and, if any such order is issued, to obtain the lifting thereof at the earliest possible time.

         4.5 .....LIFE COMPANY To Provide Documents: Information About SMFI.
                  ----------------------------------------------------------

         (a) .....LIFE COMPANY will provide to SMFI or its designated agent at least one (1) complete copy of all SEC registration statements, Account Prospectuses, reports, any preliminary and final voting instruction solicitation material, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to each Account or the Contracts, contemporaneously with the filing of such document with the SEC or other regulatory authorities.

         (b) .....LIFE COMPANY will provide to SMFI or its designated agent at least one (1) complete copy of each piece of sales literature or other promotional material in which SMFI or any of its affiliates is named, at least five (5) Business Days prior to its use or such shorter period as the Parties hereto may, from time to time, agree upon. No such material shall be used if SMFI or its designated agent objects to such use within five (5) Business Days after receipt of such material or such shorter period as the Parties hereto may, from time to time, agree upon. SMFI hereby designates Summit Investment Partners, Inc. as the entity to receive such sales literature, until such time as SMFI appoints another designated agent by giving notice to LIFE COMPANY in the manner required by Section 9 hereof.

         (c) .....Neither LIFE COMPANY nor any of its affiliates, will give any information or make any representations or statements on behalf of or concerning SMFI or its affiliates in connection with the sale of the Contracts other than
(i) the information or representations contained in the registration statement, including the SMFI Prospectus contained therein, relating to Shares, as such registration statement and SMFI Prospectus may be amended from time to time; or
(ii) in reports or proxy materials for SMFI; or (iii) in published reports for SMFI that are in the public domain and approved by SMFI for distribution; or
(iv) in sales literature or other promotional material approved by SMFI, except with the express written permission of SMFI.

         (d) .....LIFE COMPANY shall adopt and implement procedures reasonably designed to ensure that information concerning SMFI and its affiliates that is intended for use only by brokers or agents selling the Contracts (i.e., information that is not intended for distribution to Participants) ("broker only materials") is so used, and neither SMFI nor any of its affiliates shall be liable for any losses, damages or expenses relating to the improper use of such broker only materials.

         (e) .....For the purposes of this Section 4.5, the phrase "sales literature or other promotional material" includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media, (e.g., on-line networks such as the Internet or other electronic messages), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters., seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, registration statements, prospectuses, statements of additional information, shareholder reports, and proxy materials and any other material constituting sales literature or advertising under the NASD rules, the 1933 Act or the 1940 Act.

         4.6 .....SMFI To Provide Documents: Information About LIFE COMPANY .
                  -----------------------------------------------------------

         (a) .....SMFl will provide to LIFE COMPANY at least one (1) complete copy of all SEC registration statements, SMFI Prospectuses, reports, any preliminary and final proxy material, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to SMFI or the Shares of a Fund, contemporaneously with the filing of such document with the SEC or other regulatory authorities.

         (b) .....SMFI will provide to LIFE COMPANY camera ready copy of all
SMFI prospectuses and printed copies, in an amount specified by LIFE COMPANY , of SMFI statements of additional information, proxy materials, periodic reports to shareholders and other materials required by law to be sent to Participants who have allocated any Contract value to a Fund. SMFI will provide such copies to LIFE COMPANY in a timely manner so as to enable LIFE COMPANY, as the case may be, to print and distribute such materials within the time required by law to be furnished to Participants. The form of the prospectus and statement of additional information provided by SMFI to the LIFE COMPANY shall be the final form of prospectus and statement of additional information as filed with the Securities and Exchange Commission. The prospectus shall include only those Funds identified in Schedule A.

         (c) .....SMFI will provide to LIFE COMPANY or its designated agent at least one (1) complete copy of each piece of sales literature or other promotional material in which LIFE COMPANY, or any of its respective affiliates is named, or that refers to the Contracts, at least five (5) Business Days prior to its use or such shorter period as the Parties hereto may, from time to time, agree upon. No such material shall be used if LIFE COMPANY or its designated agent objects to such use within five (5) Business Days after receipt of such material or such shorter period as the Parties hereto may, from time to time, agree upon. LIFE COMPANY shall receive all such sales literature until such time as it appoints a designated agent by giving notice to SMFI in the manner required by Section 9 hereof.

         (d) .....Neither SMFI nor any of its affiliates will give any information or make any representations or statements on behalf of or concerning LIFE COMPANY, each Account, or the Contracts other than (i) the information or representations contained in the registration statement, including each Account Prospectus contained therein, relating to the Contracts, as such registration statement and Account Prospectus may be amended from time to time; or (ii) in published reports for the Account or the Contracts that are in the public domain and approved by LIFE COMPANY for distribution; or (iii) in sales literature or other promotional material approved by LIFE COMPANY or its affiliates, except with the express written permission of LIFE COMPANY.

         (e) .....SMFI shall cause its principal underwriter to adopt and implement procedures reasonably designed to ensure that information concerning LIFE COMPANY, and its respective affiliates that is intended for use only by brokers or agents selling the Contracts (i. e., information that is not intended for distribution to Participants) ("broker only materials") is so used, and neither LIFE COMPANY , nor any of its respective affiliates shall be liable for any losses, damages or expenses relating to the improper use of such broker only materials.

         (f) .....For purposes of this Section 4.6, the phrase "sales literature or other promotional material" includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media, (e.g., on-line networks such as the Internet or other electronic messages), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, registration statements, prospectuses, statements of additional information, shareholder reports, and proxy materials and any other material constituting sales literature or advertising under the NASD rules, the 1933 Act or the 1940 Act.

                   Section 5. .......Mixed and Shared Funding.

         5.1 .....General.
                  --------

         SMFI has filed an application with the SEC to exempt it from certain provisions of the 1940 Act and rules thereunder so that SMFI may be available for investment by certain other entities, including, without limitation, separate accounts funding variable annuity contracts or variable life insurance contracts, separate accounts of insurance companies unaffiliated with LIFE COMPANY, and trustees of qualified pension and retirement plans (collectively, "Mixed and Shared Funding"). The Parties recognize that the SEC has imposed terms and conditions for such orders that are substantially identical to many of the provisions of this Section 5. Sections 5.2 through 5.8 below shall apply pursuant to such an exemptive order granted to SMFI. SMFI hereby notifies LIFE COMPANY that it may be appropriate to include in the prospectus pursuant to which a Contract is offered disclosure regarding the potential risks of Mixed and Shared Funding.

         5.2 .....Disinterested Directors.

         SMFI agrees that its Board of Directors shall at all times consist of directors a majority of whom (the "Disinterested Directors") are not interested persons of SMFI within the meaning of Section 2(a)(19) of the 1940 Act and the rules thereunder and as modified by any applicable orders of the SEC, except that if this condition is not met by reason of the death, disqualification, or bona fide resignation of any director, then the operation of this condition shall be suspended (a) for a period of forty-five (45) days if the vacancy or vacancies maybe filled by the Board; (b) for a period of sixty (60) days if a vote of shareholders is required to fill the vacancy or vacancies; or (c) for such longer period as the SEC may prescribe by order upon application.

         5.3 .....Monitoring for Material Irreconcilable Conflicts.

         SMFI agrees that its Board of Directors will monitor for the existence of any material irreconcilable conflict between the interests of the Participants in all separate accounts of life insurance companies utilizing SMFI ("Participating Insurance Companies"), including each Account, and participants in all qualified retirement and pension plans investing in SMFI ("Participating Plans"). LIFE COMPANY agrees to inform the Board of Directors of SMFI of the existence of or any potential for any such material irreconcilable conflict of which it is aware. The concept of a "material irreconcilable conflict" is not defined by the 1940 Act or the rules thereunder, but the Parties recognize that such a conflict may arise for a variety of reasons, including, without limitation:

         (a) .....an action by any state insurance or other regulatory authority;
         (b) .....a change in applicable federal or state insurance, tax or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax or securities regulatory authorities;

         (c) .....an administrative or judicial decision in any relevant proceeding;

         (d) .....the manner in which the investments of any Fund are being managed;

         (e) .....a difference in voting instructions given by variable annuity contract and variable life insurance contract Participants or by Participants of different Participating Insurance Companies;

         (f) .....a  decision  by a  Participating  Insurance  Company to disregard  the  voting  instructions  of Participants; or

         (g) .....a decision by a Participating Plan to disregard the voting instructions of Plan participants.

         Consistent with the SEC's requirements in connection with exemptive orders of the type referred to in Section 5.1 hereof, LIFE COMPANY will assist the Board of Directors in carrying out its responsibilities by providing the Board of Directors with all information reasonably necessary for the Board of Directors to consider any issue raised, including information as to a decision by LIFE COMPANY to disregard voting instructions of Participants. LIFE COMPANY's responsibilities in connection with the foregoing shall be carried out with a view only to the interests of Participants.

         5.4 .....Conflict Remedies.

         (a) .....It is agreed that if it is determined by a majority of the members of the Board of Directors or a majority of the Disinterested Directors that a material irreconcilable conflict exists, LIFE COMPANY will, if it is a Participating Insurance Company for which a material irreconcilable conflict is relevant, at its own expense and to the extent reasonably practicable (as determined by a majority of the Disinterested Directors), take whatever steps are necessary to remedy or eliminate the material irreconcilable conflict, which steps may include, but are not limited to:

                  (i) withdrawing the assets allocable to some or all of the Accounts from SMFI or any Fund and reinvesting such assets in a different investment medium, including another Fund of SMFI, or submitting the question whether such segregation should be implemented to a vote of all affected Participants and, as appropriate, segregating the assets of any particular group (e.g., annuity Participants, life insurance Participants or all Participants) that votes in favor of such segregation, or offering to the affected Participants the option of making such a change; and

                  (ii) establishing a new registered investment company of the type defined as a "management company" in Section 4(3) of the 1940 Act or a new separate account that is operated as a management company.

         (b)......If the material irreconcilable conflict arises because of LIFE
COMPANY's decision to disregard Participant voting instructions and that decision represents a minority position or would preclude a majority vote, LIFE COMPANY may be required, at SMFI's election, to withdraw each Account's investment in SMFI or any Fund. No charge or penalty will be imposed as a result of such withdrawal. Any such withdrawal must take place within six (6) months after SMFI gives notice to LIFE COMPANY that this provision is being implemented, and until such withdrawal SMFI shall continue to accept and implement orders by LIFE COMPANY for the purchase and redemption of Shares of SMFI.

         (c) .....If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to LIFE COMPANY conflicts with the majority of other state regulators, then LIFE COMPANY will withdraw each Account's investment in SMFI within six (6) months after SMFI's Board of Directors informs LIFE COMPANY that it has determined that such decision has created a material irreconcilable conflict, and until such withdrawal SMFI shall continue to accept and implement orders by LIFE COMPANY for the purchase and redemption of Shares of SMFI. No charge or penalty will be imposed as a result of such withdrawal.

         (d) .....LIFE COMPANY agrees that any remedial action taken by it in resolving any material irreconcilable conflict will be carried out at its expense and with a view only to the interests of Participants.

         (e) .....For purposes hereof, a majority of the Disinterested Directors will determine whether or not any proposed action adequately remedies any material irreconcilable conflict. In no event, however, will SMFI or any of its affiliates be required to establish a new funding medium for any Contracts. LIFE COMPANY will not be required by the terms hereof to establish a new funding medium for any Contracts if an offer to do so has been declined by vote of a majority of Participants materially adversely affected by the material irreconcilable conflict.

         5.5 .....Notice to LIFE COMPANY.
                  -----------------------

         SMFI will promptly make known in writing to LIFE COMPANY, the Board of Directors determination of the existence of a material irreconcilable conflict, a description of the facts that give rise to such conflict and the implications of such conflict.

         5.6 .....Information Requested by Board of Directors.

         LIFE COMPANY and SMFI (or its investment adviser) will at least annually submit to the Board of Directors of SMFI such reports, materials or data as the Board of Directors may reasonably request so that the Board of Directors may fully carry out the obligations imposed upon it by the provisions hereof or any exemptive order granted by the SEC to permit Mixed and Shared Funding, and said reports, materials and data will be submitted at any reasonable time deemed appropriate by the Board of Directors. All reports received by the Board of Directors of potential or existing conflicts, and all Board of Directors actions with regard to determining the existence of a conflict, notifying Participating Insurance Companies and Participating Plans of a conflict, and determining whether any proposed action adequately remedies a conflict, will be properly recorded in the minutes of the Board of Directors or other appropriate records, and such minutes or other records will be made available to the SEC upon request.

         5.7 .....Compliance with SEC Rules.

         If, at any time during which SMFI is serving as an investment medium for variable life insurance Contracts, 1940 Act Rules 6e-3(T) or, if applicable, 6e-2 are amended or Rule 6e-3 is adopted to provide exemptive relief with respect to Mixed and Shared Funding. SMFI agrees that it will comply with the terms and conditions thereof and that the terms of this Section 5 shall be deemed modified if and only to the extent required in order also to comply with the terms and conditions of such exemptive relief that is afforded by any of said rules that are applicable.

         5.8 .....Other Requirements.

         SMFI will require that each Participating Insurance Company and Participating Plan enter into an agreement with SMFI that contains in substance the same provisions as are set forth in Sections 4. 1 (b), 4. 1 (d), 4.3(a), 4.4(b), 4.5(a), 5, and 10 of this Agreement.

                         Section 6. .......Termination.

         6.1 .....Events of Termination.

         Subject to Section 6.4 below, this Agreement will terminate as to a
Fund:

         (a) .....at the option of any party, with or without cause with respect to the Fund, upon six (6) months advance written notice to the other parties, or, if later, upon receipt of any required exemptive relief from the SEC, unless otherwise agreed to in writing by the parties; or

         (b) .....at the option of SMFI upon institution of formal proceedings against LIFE COMPANY or its affiliates by the NASD, the SEC, any state insurance regulator or any other regulatory body regarding LIFE COMPANY's obligations under this Agreement or related to the sale of the Contracts, the operation of each Account, or the purchase of Shares, if, in each case, SMFI reasonably determines that such proceedings, or the facts on which such proceedings would be based, have a material likelihood of imposing material adverse consequences on the Fund with respect to which the Agreement is to be terminated; or

         (c) .....at the option of LIFE COMPANY upon institution off formal proceedings against SMFI, its principal underwriter, or its investment adviser by the NASD, the SEC, or any state insurance regulator or any other regulatory body regarding SMFl's obligations under this Agreement or related to the operation or management of SMFI or the purchase of SMFI Shares, if, in each case, LIFE COMPANY reasonably determines that such proceedings, or the facts on which such proceedings would be based, have a material likelihood of imposing material adverse consequences on LIFE COMPANY, or the Subaccount corresponding to the Fund with respect to which the Agreement is to be terminated; or

         (d) .....at the option of any party in the event that (i) the Fund's
Shares are not registered, where required, and, in all material respects, issued and sold in accordance with any applicable federal or state law, or (ii) such law precludes the use of such Shares as an underlying investment medium of the Contracts issued or to be issued by LIFE COMPANY; or

         (e) ....upon termination of the corresponding  Subaccount's  investment in the Fund pursuant to Section 5 hereof; or

         (f) .....at the option of LIFE COMPANY if the Fund ceases to qualify as a RIC under Subchapter M of the Code or under successor or similar provisions, or if LIFE COMPANY reasonably believes that the Fund may fail to so qualify; or

         (g) .....at the option of LIFE COMPANY if the Fund fails to comply with
Section 817(h) of the Code or with successor or similar provisions, as applicable, or if LIFE COMPANY reasonably believes that the Fund may fail to so comply; or

         (h) .....at the option of SMFI if the Contracts issued by LIFE COMPANY cease to qualify as annuity contracts or life insurance contracts under the Code ( other than by reason of the Fund's noncompliance with Section 817(h) or Subchapter M of the Code) or if interests in an Account under the Contracts are not registered, where required, and, in all material respects, are not issued or sold in accordance with any applicable federal or state law; or

         (i) .....upon another Party's material breach of any provision of this
Agreement.

         6.2 .....Notice Requirement for Termination.

         No termination of this Agreement will be effective unless and until the party terminating this Agreement gives prior written notice to the other party to this Agreement of its intent to terminate, and such notice shall set forth the basis for such termination. Furthermore:

         (a) .....in the event that any termination is based upon the provisions of Sections 6.1(a) or 6.1 (e) hereof, such prior written notice shall be given at least six (6) months in advance of the effective date of termination unless a shorter time is agreed to by the Parties hereto;

         (b) .....in the event that any termination is based upon the provisions of Sections 6.1 (b) or 6.1 (c) hereof, such prior written notice shall be given at least ninety (90) days in advance of the effective date of termination unless a shorter time is agreed to by the Parties hereto; and

         (c) .....in the event that any termination is based upon the provisions of Sections 6.1(d), 6.l(f), 6.1(g), 6.1(h) or 6.1(i) hereof, such prior written notice shall be given as soon as possible within twenty-four (24) hours after the terminating Party learns of the event causing termination to be required.

         6.3 .....Funds To Remain Available.

         Notwithstanding any termination of this Agreement, SMFI will, at the option of LIFE COMPANY, continue to make available additional shares of the Fund pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically, without limitation, the owners of the Existing Contracts will be permitted to reallocate investments in the Fund (as in effect on such date), redeem investments in the Fund and/or invest in the Fund upon the making of additional purchase payments under the Existing Contracts. The parties agree that this Section 6.3 will not apply to any terminations under Section 5 and the effect of such terminations will be governed by Section 5 of this Agreement.

         6.4 .....Survival of Warranties and Indemnifications.

         All warranties and indemnifications will survive the termination of this Agreement.

         6.5 .....Continuance of Agreement for Certain Purposes.

         If any Party terminates this Agreement with respect to any Fund pursuant to Sections 6.1(b), 6.l(c), 6.1(d), 6.1(f), 6.1(g), 6.1(h) or 6.1(i)
hereof, this Agreement shall nevertheless continue in effect as to any Shares of that Fund that are outstanding as of the date of such termination (the "Initial Termination Date"). This continuation shall extend to the earlier of the date as of which an Account owns no Shares of the affected Fund or a date (the "Final Termination Date") six (6) months following the Initial Termination Date, except that LIFE COMPANY may, by written notice shorten said six (6) month period in the case of a termination pursuant to Sections 6.1(d), 6.1(f), 6.I(g), 6.1(h) or 6.1(i).

             Section 7. Parties To Cooperate Respecting Termination.

         The Parties hereto agree to cooperate and give reasonable assistance to one another in taking all necessary and appropriate steps for the purpose of ensuring that an Account owns no Shares of a Fund after the Final Termination Date with respect thereto, or, in the case of a termination pursuant to Section 6.1(a), the termination date specified in the notice of termination. Such steps may include combining the affected Account with another Account, substituting other mutual fund shares for those of the affected Fund, or otherwise terminating participation by the Contracts in such Fund.

                          Section 8. .......Assignment.

         This Agreement may not be assigned by any Party, except with the written consent of each other Party.

                           Section 9. .......Notices.

         Notices and communications required or permitted by this Agreement will be given by means mutually acceptable to the Parties concerned. Each other notice or communication required or permitted by this Agreement will be given to the following persons at the following addresses and facsimile numbers, or such other persons, addresses or facsimile numbers as the Party receiving such notices or communications may subsequently direct in writing:

                  First Ameritas Life Insurance Corp. of New York

                  Ameritas Investment Corp.
                  5900 "0" Street
                  Lincoln, Nebraska 68510
                  Facsimile: 402-467- 7956
                  Attn: General Counsel

                  Summit Mutual Funds, Inc.
                  Carillon Investments, Inc.
                  1876 Waycross Road
                  Cincinnati, Ohio 45240
                  Facsimile: 513-595-2918
                  Attn: John F. Labmeier, Esq., Law Dept.
                  Elizabeth G. Monsell
                  Steven R. Sutermeister

                      Section 10. ......Voting Procedures.

Subject to the cost allocation procedures set forth in Section 3 hereof, LIFE COMPANY will distribute all proxy material furnished by SMFI to Participants and/or Policyholders to whom pass-through voting privileges are required to be extended and will solicit voting instructions from Participants. LIFE COMPANY will vote Shares in accordance with timely instructions received from Participants. LIFE COMPANY will vote Shares that are (a) not attributable to Participants to whom pass-through voting privileges are extended, or (b ) attributable to Participants, but for which no timely instructions have been received, in the same proportion as Shares for which said instructions have been received from Participants, so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass through voting privileges for Participants. Neither LIFE COMPANY nor any of its affiliates will in any way recommend action in connection with or oppose or interfere with the solicitation of proxies for the Shares held for such Participants. LIFE COMPANY reserves the right to vote shares held in any Account in its own right, to the extent permitted by law. LIFE COMPANY shall be responsible for assuring that each of its Accounts holding Shares calculates voting privileges in a manner consistent with that of other Participating Insurance Companies or in the manner required by the Mixed and Shared Funding exemptive order obtained by SMFI. SMFI will notify LIFE COMPANY of any changes of interpretations of amendments to Mixed and Shared Funding exemptive order it obtains. SMFI will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular, SMFI either will provide for annual meetings (except insofar as the SEC may interpret
Section 16 of the 1940 Act not to require such meetings) or will comply with
Section 16(c) of the 1940 Act (although SMFI is not one of the trusts described in Section 16(c) of that Act) as well as with Sections 16(a) and, if and when applicable, 16(b). Further, SMFI will act in accordance with the SEC's interpretation of the requirements of Section 16(a) with respect to periodic elections of directors and with whatever rules the SEC may promulgate with respect thereto.

                     Section 11. ......Foreign Tax Credits.

         SMFI agrees to consult in advance with LIFE COMPANY concerning any decision to elect or not to elect pursuant to Section 853 of the Code to pass through the benefit of any foreign tax credits to its shareholders.

                       Section 12. ......Indemnification.

         12.1 ....Of SMFI and Carillon by LIFE COMPANY and UNDERWRITER.
                  -----------------------------------------------------

         (a) .....Except to the extent provided in Sections 12.1(b) and 12.1(c), below, LIFE COMPANY and UNDERWRITER agree to indemnify and hold harmless SMFI, Carillon, their affiliates, and each person, if any, who controls SMFI, Carillon, or their affiliates within the meaning of Section 15 of the 1933 Act and each of their respective directors and officers, (collectively, the "Indemnified Parties" for purposes of this Section 12.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of LIFE COMPANY and UNDER WRITER) or actions in respect thereof (including, to the extent reasonable, legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or actions:

               (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Account's 1933 Act registration statement, any Account Prospectus, the Contracts, or sales literature or advertising for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to LIFE COMPANY or UNDERWRITER by or on behalf of SMFI or Carillon for use in any Account's 1933 Act, registration statement, any Account Prospectus, the Contracts, or sales literature or advertising or otherwise for use in connection with the sale of Contracts or Shares (or any amendment or supplement to any of the foregoing); or

               (ii) arise out of or as a result of any other statements or representations ( other than statements or representations contained in SMFI's 1933 Act registration statement, SMFI Prospectus, sales literature or advertising of SMFI, or any amendment or supplement to any of the foregoing, not supplied for use therein by or on behalf of LIFE COMPANY, UNDERWRITER or their respective affiliates and on which such persons have reasonably relied) or the negligent, illegal or fraudulent conduct of LIFE COMPANY, UNDERWRITER or their respective affiliates or persons under their control (including, without limitation, their employees and "Associated Persons," as that term is defined in paragraph
                    (m) of Article I of the NASD's By-Laws), in connection with the sale or distribution of the Contracts or Shares; or

               (iii) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in SMFI's 1933 Act registration statement, SMFI Prospectus, sales literature or advertising of SMFI, or any amendment or supplement to any of the foregoing, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon and in conformity with information furnished to SMFI, Carillon or their affiliates by or on behalf of LIFE COMPANY, UNDERWRITER or their respective affiliates for use in SMFI's 1933 Act registration statement, SMFI Prospectus, sales literature or advertising of SMFI, or any amendment or supplement to any of the foregoing; or

               (iv) arise as a result of any failure by LIFE COMPANY or
                    UNDERWRITER to perform the obligations, provide the services and furnish the materials required of them under the terms of this Agreement, or any material breach of any representation and/or warranty made by LIFE COMPANY or UNDERWRITER in this Agreement or arise out of or result from any other material breach of this Agreement by LIFE COMPANY or UNDER WRITER; or (v) arise as a result of failure by the Contracts issued by LIFE COMPANY to qualify as annuity contracts or life insurance contracts under the Code, otherwise than by reason of any Fund's failure to comply with Subchapter M or Section 817(h) of the Code.

         (b) .....Neither LIFE COMPANY nor UNDERWRITER shall be liable under this Section 12.1 with respect to any losses, claims, damages, liabilities or actions to which an Indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance by that Indemnified party of its duties or by reason of that Indemnified Party's reckless disregard of obligations or duties (i) under this Agreement, or (ii) LIFE COMPANY , UNDERWRITER, each Account or Participants.

         (c) .....Neither LIFE COMPANY nor UNDERWRITER shall be liable under this Section 12.1 with respect to any action against an Indemnified Party unless SMFI or Carillon shall have notified LIFE COMPANY and UNDERWRITER in writing within a reasonable time after the summons or other first legal process giving information of the nature of the action shall have been served upon such Indemnified Party ( or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify LIFE COMPANY and UNDERWRITER of any such action shall not relieve LIFE COMPANY and UNDERWRITER from any liability which they may have to the Indemnified Party against whom such action is brought otherwise than on account of this Section 12.1. Except as otherwise provided herein, in case any such action is brought against an Indemnified Party, LIFE COMPANY and UNDERWRITER shall be entitled to participate, at their own expense, in the defense of such action and also shall be entitled to assume the defense thereof, with counsel approved by the Indemnified Party named in the action, which approval shall not be unreasonably withheld. After notice from LIFE COMPANY or UNDERWRITER to such Indemnified party of LIFE COMPANY's or UNDERWRITER's election to assume the defense thereof, the Indemnified Party will cooperate fully with LIFE COMPANY and UNDERWRITER and shall bear the fees and expenses of any additional counsel retained by it, and neither LIFE COMPANY nor UNDERWRITER will be liable to such Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in connection with the defense thereof, other than reasonable costs of investigation.

         12.2 ....Of LIFE COMPANY and UNDERWRITER by SMFI and Carillon.
                  -----------------------------------------------------

         (a) Except to the extent provided in Sections 12.2(c), 12.2(d) and 12.2(e), below, SMFI and Carillon agree to indemnify and hold harmless LIFE COMPANY, UNDERWRITER, their respective affiliates, and each person, if any, who controls LIFE COMPANY, UNDERWRITER or their respective affiliates within the meaning of Section 15 of the 1933 Act and each of their respective directors and officers, (collectively, the "Indemnified Parties" for purposes of this Section 12.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of SMFI and/or Carillon) or actions in respect thereof (including, to the extent reasonable, legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law, or otherwise, insofar as such losses, claims, damages, liabilities or actions:

               (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in SMFl's 1933 Act registration statement, SMFI Prospectus or sales literature or advertising of SMFI ( or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to SMFI or its affiliates by or on behalf of LIFE COMPANY, UNDERWRITER or their respective affiliates for use in SMFI's 1933 Act registration statement, SMFI Prospectus, or in sales literature or advertising or otherwise for use in connection with the sale of Contracts or Shares (or any amendment or supplement to any of the foregoing); or

               (ii) arise out of or as a result of any other statements or representations (other than statements or representations contained in any Account's 1933 Act registration statement, any Account Prospectus, sales literature or advertising for the Contracts, or any amendment or supplement to any of the foregoing, not supplied for use therein by or on behalf of SMFI, Carillon or their affiliates and on which such persons have reasonably relied) or the negligent, illegal or fraudulent conduct of SMFI, Carillon or their affiliates or persons under their control (including, without limitation, their employees and II Associated Persons" as that term is defined in Section (m) of Article I of the NASD By-Laws), in connection with the sale or distribution of SMFI Shares; or

               (iii) rise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Account's 1933 Act registration statement, any Account Prospectus, sales literature or advertising covering the Contracts, or any amendment or supplement to any of the foregoing, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon and in conformity with information furnished to LIFE COMPANY, UNDERWRITER or their respective affiliates by or on behalf of SMFI or Carillon for use in any Account's 1933 Act registration statement, any Account Prospectus, sales literature or advertising covering the Contracts, or any amendment or supplement to any of the foregoing; or

               (iv) arise as a result of any failure by SMFI to perform the obligations, provide the services and furnish the materials required of it under the terms of this Agreement, or any material breach of any representation and/or warranty made by SMFI in this Agreement or arise out of or result from any other material breach of this Agreement by SMFI.

         (b) .....Except to the extent provided in Sections 12.2(c), 12.2(d) and
12.2(e) hereof, SMFI and Carillon agree to indemnify and hold harmless the Indemnified Parties from and against any and all losses, claims, damages, liabilities (including amounts paid in settlement thereof with, the written consent of SMFI and/or Carillon) or actions in respect thereof (including, to the extent reasonable, legal and other expenses) to which the Indemnified Parties may become subject directly or indirectly under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or actions directly or indirectly result from or arise out of the failure of any Fund to operate as a regulated investment company in compliance. with (i) Subchapter M of the Code and regulations thereunder, or (ii) Section 817(h) of the Code and regulations thereunder, including, without limitation, any income taxes and related penalties, rescission charges, liability under state law to Participants asserting liability against LIFE COMPANY pursuant to the Contracts, the costs of any ruling and closing agreement or other settlement with the IRS, and the cost of any substitution by LIFE COMPANY of Shares of another investment company or portfolio for those of any adversely affected Fund as a funding medium for each Account that LIFE COMPANY reasonably deems necessary or appropriate as a result of the noncompliance.

         (c) Neither SMFI nor Carillon shall be liable under this Section 12.2 with respect to any losses, claims, damages, liabilities or actions to which an Indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance by that Indemnified Party of its duties or by reason of such Indemnified Party's reckless disregard of its obligations and duties (i) under this Agreement, or (ii) to SMFI or Carillon.

         (d) Neither SMFI nor Carillon shall be liable under this Section 12.2 with respect to any action against an Indemnified Party unless the Indemnified Party shall have notified SMFI and/or Carillon in writing within a reasonable time after the summons or other first legal process giving information of the nature of the action shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify SMFI or Carillon of any such action shall not relieve SMFI or Carillon from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this Section 12.2. Except as otherwise provided herein, in case any such action is brought against an Indemnified Party, SMFI and/or Carillon will be entitled to participate, at its own expense, in the defense of such action and also shall be entitled to assume the defense thereof (which shall include, without limitation, the conduct of any ruling request and closing agreement or other settlement proceeding with the IRS), with counsel approved by the Indemnified Party named in the action, which approval shall not be unreasonably withheld. After notice from SMFI and/or Carillon to such Indemnified Party of SMFI's or Carillon's election to assume the defense thereof, the Indemnified Party will cooperate fully with SMFI and Carillon and shall bear the fees and expenses of any additional counsel retained by it, and SMFI and Carillon will not be liable to such Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in connection with the defense thereof, other than reasonable costs of investigation.

         (e) In no event shall SMFI or Carillon be liable under the indemnification provisions contained in this Agreement to any individual or entity, including, without limitation, LIFE COMPANY , UNDERWRITER or any other Participating Insurance Company or any Participant, with respect to any losses, claims, damages, liabilities or expenses that arise out of or result from (i) a breach of any representation, warranty, and/or covenant made by LIFE COMPANY or UNDERWRITER hereunder or by any Participating Insurance Company under an agreement containing substantially similar representations, warranties and covenants; (ii) the failure by LIFE COMPANY or any Participating Insurance Company to maintain its segregated asset account (which invests in any Fund) as a legally and validly established segregated asset account under applicable state law and as a duly registered unit investment trust under the provisions of the 1940 Act (unless exempt therefrom); or (iii) the failure by LIFE COMPANY or any Participating Insurance Company to maintain its variable annuity or life insurance contracts (with respect to which any Fund serves as an underlying funding vehicle) as annuity contracts or life insurance contracts under applicable provisions of the Code.

         12.3 ....Effect of Notice.

         Any notice given by the indemnifying Party to an Indemnified Party referred to in Sections 12.1 (c) or 12.2(d) above of participation in or control of any action by the indemnifying Party will in no event be deemed to be an admission by the indemnifying Party of liability, culpability or responsibility, and the indemnifying Party will remain free to contest liability with respect to the claim among the Parties or otherwise.

         12.4 ....Successors.

         A successor by law of any Party shall be entitled to the benefits of the indemnification contained in this Section 12.

                           Section 13. Applicable Law.

         This Agreement will be construed and the provisions hereof interpreted under and in accordance with Ohio law, without regard for that state's principles of conflict of laws.

                     Section 14. Execution in Counterparts.

         This Agreement may be executed simultaneously in two or more counterparts, each of which taken together will constitute one and the same instrument.

                            Section 15. Severability.

         If any provision of this Agreement is held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement will not be affected thereby.

                         Section 16. Rights Cumulative.

         The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, that the Parties are entitled to under federal and state laws.

                           Section 17. ......Headings.

         The Table of Contents and headings used in this Agreement are for purposes of reference only and shall not limit or define the meaning of the provisions of this Agreement.

                       Section 18. ......Confidentiality.

         SMFI acknowledges that the identities of the customers of LIFE COMPANY or any of its affiliates (collectively , the "LIFE COMPANY Protected Parties" for proposes of this Section 18), information maintained regarding those customers, and all computer programs and procedures or other information developed by the LIFE COMPANY Protected Parties or any of their employees or agents in connection with LIFE COMPANY's performance of its duties under this Agreement are the valuable property of the LIFE COMPANY Protected Parties. SMFI agrees that if it comes into possession of any list or compilation of the identities of or other information about the LIFE COMPANY Protected Parties' customers, or any other information or property of the LIFE COMPANY Protected Parties, other than such information as may be independently developed or compiled by SMFI from information supplied to it by the LIFE COMPANY Protected Parties' customers who also maintain accounts directly with SMFI, SMFI will hold such information or property in confidence and refrain from using, disclosing or distributing any of such information or other property except: (a) with LIFE COMPANY's prior written consent; or (b) as required by law or judicial process. LIFE COMPANY acknowledges that the identities of the customers of SMFI or any of its affiliates (collectively, the "SMFI Protected Parties" for purposes of this Section 18), information maintained regarding those customers, and all computer programs and procedures or other information developed by the SMFI Protected Parties or any of their employees or agents in connection with SMFl's performance of its duties under this Agreement are the valuable property of the SMFI Protected Parties. LIFE COMPANY agrees that if it comes into possession of any list or compilation of the identities of or other information about the SMFI Protected Parties' customers or any other information or property of the SMFI Protected Parties, other than such information as may be independently developed or compiled by LIFE COMPANY from information supplied to it by the SMFI Protected Parties' customers who also maintain accounts directly with LIFE COMPANY, LIFE COMPANY will hold such information or property in confidence and refrain from using, disclosing or distributing any of such information or other property except: (a) with SMFl's prior written consent; or (b) as required by law or judicial process. Each party acknowledges that any breach of the agreements in this Section 18 would result in immediate and irreparable harm to the other parties for which there would be no adequate remedy at law and agree that in the event of such a breach, the other parties will be entitled to equitable relief by way of temporary and permanent injunctions, as well as such other relief as any court of competent jurisdiction deems appropriate.

                  Section 19. ......Trademarks and Fund Names.

         (a) .....Summit Investment Partners, Inc. ("Summit" or "licensor"), an affiliate of SMFI, owns all right, title and interest in and to the name, trademark and service mark "Summit Pinnacle" and such other tradenames, trademarks and service marks as may be set forth on Schedule B, as amended from time to time by written notice from Summit to LIFE COMPANY (the "Summit licensed marks" or the "licensor's licensed marks") and is authorized to use and to license other persons to use such marks. LIFE COMPANY and its affiliates are hereby granted a non-exclusive license to use the Summit licensed marks in connection with LIFE COMPANY's performance of the services contemplated under this Agreement, subject to the terms and conditions set forth in this Section 19.

         (b) .....The grant of license to LIFE COMPANY and its affiliates ( the
"licensee") shall terminate automatically upon termination of this Agreement. Upon automatic termination, the licensee shall cease to use the licensor's licensed marks, except that LIFE COMPANY shall have the right to continue to service any outstanding Contracts bearing any of the Summit licensed marks. Upon Summit's elective termination of this license, LIFE COMPANY and its affiliates shall immediately cease to issue any new annuity or life insurance contracts bearing any of the Summit licensed marks and shall likewise cease any activity which suggests that it has any right under any of the Summit licensed marks or that it has any association with Summit, except that LIFE COMPANY shall have the right to continue to service outstanding Contracts bearing any of the Summit licensed marks.

         (c) .....The licensee shall obtain the prior written approval of the licensor for the public release by such licensee of any materials bearing the licensor's licensed marks. The licensor's approvals shall not be unreasonably withheld.

         (d) During the term of this grant of license, a licensor may request that a licensee submit samples of any materials bearing any of the licensor's licensed marks which were previously approved by the licensor but, due to changed circumstances, the licensor may wish to reconsider. If, on reconsideration, or on initial review, respectively, any such samples fail to meet with the written approval of the licensor, then the licensee shall immediately cease distributing such disapproved materials. The licensor's approval shall not be unreasonably withheld, and the licensor, when requesting reconsideration of a prior approval, shall assume the reasonable expenses of withdrawing and replacing such disapproved materials. The licensee shall obtain the prior written approval of the licensor for the use of any new materials developed to replace the disapproved materials, in the manner set forth above.

         (e) .....The licensee hereunder: (i) acknowledges and stipulates that, to the best of the knowledge of the licensee, the licensor's licensed marks are valid and enforceable trademarks and/or service marks and that such licensee does not own the licensor's licensed marks and claims no rights therein other than as a licensee under this Agreement; (ii) agrees never to contend otherwise in legal proceedings or in other circumstances; and (iii) acknowledges and agrees that the use of the licensor's licensed marks pursuant to this grant of license shall inure to the benefit of the licensor.

         (f)......LIFE COMPANY AND UNDERWRITER understand that (i) the S & P
MidCap 400(R) Index is a trademark of the McGraw-Hill Companies, Inc., the Nasdaq 100(R) Index is a trademark of The Nasdaq Stock Market, Inc., and the Russell 2000(R) Index is a trademark of the Frank Russell Company; (ii) these trademarks have been licensed for use by SMFI; and (iii) the Funds are not sponsored, endorsed, sold or promoted by any of the licensing organizations, and they make no representation or warranty regarding the Funds, and bear no liability with respect to the Funds. LIFE COMPANY and UNDERWRITER agree to comply with any requirements of the licensing organizations regarding the use of their trademarks in any prospectuses, sales literature or other promotional material.

                        Section 20. Parties to Cooperate.

         Each party to this Agreement will cooperate with each other party and all appropriate governmental authorities (including, without limitation, the SEC, the NASD and state insurance regulators) and will permit each other and such authorities reasonable access to its books and records (including copies thereof) in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

         IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers signing below.

                                                              SUMMIT MUTUAL FUNDS, INC.

Attest:  .........                                            By:
        ---------------------------------------------             ----------------------------------------
Name:    .........                                            Name:
Title    .........                                            Title:


                                                              CARILLON INVESTMENTS, INC.

Attest:  .........                                            By:
        ---------------------------------------------             ----------------------------------------
Name:    .........                                            Name:
Title    .........                                            Title:


                                                              FIRST AMERITAS LIFE INSURANCE ACORP. OF NEW YORK, on
                                                              behalf of itself and its separate accounts

Attest:  .........                                            By:
        ---------------------------------------------             -------------------------------------------------
Name: Gregory C. Sernett                                      Name: Mitchell F. Politzer
Title: Assistant Vice President                               Title: President and Chief Executive Officer
          and Associate General Counsel

         .........                                            AMERITAS INVESTMENT CORP.
Attest:  .........                                            By:
        ---------------------------------------------             -------------------------------------------------
Name: Gregory C. Sernett                                      Name: William R. Giovanni
Title: Assistant Vice President                               Title: President and CEO
          and Associate General Counsel

                                   SCHEDULE A

FUNDS AVAILABLE UNDER THE CONTRACTS

         Summit Mutual Funds, Inc. Pinnacle Series:

o        S&P MidCap 400 Index Portfolio
o        Russell 2000 Small Cap Index Portfolio
o        Nasdaq-100 Index Portfolio

SEPARATE ACCOUNTS UTILIZING THE FUNDS

o        First Ameritas Variable Annuity Separate Account
o        First Ameritas Variable Life Separate Account

UNREGISTERED SEPARATE ACCOUNTS UTILIZING THE FUNDS

o        None

CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS

o        Overture Encore II!

                                   SCHEDULE B

                               SUMMIT MUTUAL FUNDS, INC .

                               Summit Pinnacle Series:


o        S&P MidCap 400 Index Portfolio
o        Russell 2000 Small Cap Index Portfolio
o        Nasdaq-lOO Index Portfolio

                                                              summit

                                                              investment

                                                              partners

                                   Schedule C

                              EXPENSE ALLOCATIONS

----------------------------------------------------------- -------------------------------------------------------
Life Company                                                SMFI /Carillon

----------------------------------------------------------- -------------------------------------------------------
----------------------------------------------------------- -------------------------------------------------------

preparing and filing the Account's                          preparing and filing the Fund's registration
registration statement                                      statement

text composition for Account prospectuses                   test composition for Fund prospectuses and
and supplements                                             supplements
----------------------------------------------------------- -------------------------------------------------------
----------------------------------------------------------- -------------------------------------------------------

text alterations of prospectuses (Account) and              text alterations of prospectuses (Fund) and
supplements (Account)                                       supplements (Fund)

printing Account prospectuses and supplements for           a camera ready Fund prospectus and
policyowners of record as required by Federal Securities    printing Fund prospectuses and supplements for
Laws and printing Fund and Account prospectuses and         policyowners of record as required by Federal
supplements for prospective purchasers.                     Securities Laws
----------------------------------------------------------- -------------------------------------------------------
----------------------------------------------------------- -------------------------------------------------------

text composition and printing Account SAIs                  text composition and printing Fund SAI

mailing and distributing Account SAIs to policy owners      mailing and distributing Fund SAIs to policy owners
upon request by policy owners                               upon request by policy
owners

----------------------------------------------------------- -------------------------------------------------------
----------------------------------------------------------- -------------------------------------------------------

mailing and distributing prospectuses                       mailing and distributing Fund prospectuses and
Account) and supplements                                    supplements to policyowners of record as required
(Account) to policy owners of record as required by         of Federal Securities Laws
Federal Securities Laws and (Fund and Account) to
prospective purchasers

text composition (Account), printing, mailing, and           text composition (Fund), printing, mailing and
distributing annual and semi-annual reports for Account      distributing annual and semi-annual reports (Fund)

----------------------------------------------------------- -------------------------------------------------------
----------------------------------------------------------- -------------------------------------------------------

text composition, printing, mailing, distributing, and       text composition, printing, mailing, distributing and
tabulation of proxy statements and voting instruction        tabulation of proxy statements and voting instruction
solicitation materials to policy owners with respect to      solicitation materials to policy owners with respect
proxies related to the Account                               to proxies related to the Fund

----------------------------------------------------------- -------------------------------------------------------
----------------------------------------------------------- -------------------------------------------------------

preparation, printing and distributing sales material and advertising relating to the Funds, insofar as such materials relate to the Contracts and filing such materials with and obtaining approval from, the SEC, the NASD, any state insurance regulatory authority, and any other appropriate regulatory authority, to the extent required

----------------------------------------------------------- -------------------------------------------------------

                          FUND PARTICIPATION AGREEMENT

THIS AGREEMENT, made and entered into this 30th day of April, 2002 (the "Agreement") by and among First Ameritas Life Insurance Corp. of New York, organized under the laws of the State of New York (the "Company"), on behalf of itself and each separate account of the Company named in Schedule A to this Agreement, as may be amended from time to time (each account referred to as the "Account" and collectively as the "Accounts"); Third Avenue Variable Series Trust, an open-end management investment company organized under the laws of the State of Delaware (the "Fund"); EQSF Advisers, Inc, a corporation organized under the laws of the State of Delaware and investment adviser to the Fund (the "Adviser"); and M.J. Whitman, Inc., a corporation organized under the laws of the State of New York and principal underwriter/distributor of the Fund.

WHEREAS, the Fund engages in business as an open-end management investment company and was established for the purpose of serving as the investment vehicle for separate accounts established for variable life insurance contracts and variable annuity contracts to be offered by insurance companies which have entered into participation agreements substantially similar to this Agreement (the "Participating Insurance Companies"), and

WHEREAS, beneficial interests in the Fund are divided into several series of shares, each representing the interest in a particular managed portfolio of securities and other assets (the "Portfolios"); and

WHEREAS, the Company, as depositor, has established the Accounts to serve as investment vehicles for certain variable annuity contracts and variable life insurance policies and funding agreements offered by the Company set forth on Schedule A (the "Contracts"); and

WHEREAS, the Accounts are duly organized, validly existing segregated asset accounts, established by resolutions of the Board of Directors of the Company under the insurance laws of the State of New York, to set aside and invest assets attributable to the Contracts; and

WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares of the Portfolios named in Schedule B, as such schedule may be amended from time to time (the "Designated Portfolios") on behalf of the Accounts to fund the Contracts;

NOW, THEREFORE, in consideration of their mutual promises, the Company, the Fund, the Adviser and the Distributor agree as follows:

                         ARTICLE I: SALE OF FUND SHARES

1.1 The Fund agrees to sell to the Company those shares of the Designated Portfolios which each Account orders, executing such orders on a daily basis at the net asset value (and with no sales charges) next computed after receipt and acceptance by the Fund or its designee of the order for the shares of the Fund. For purposes of this Section 1.1, the

         Company will be the designee of the Fund for receipt of such orders from each Account and receipt by such designee will constitute receipt by the Fund; provided that the Fund receives notice of such order by 11:00 a.m. Eastern Time on the next following business day. "Business Day" will mean any day on which the New York Stock Exchange is open for trading and on which the Fund calculates its net asset value pursuant to the rules of the Securities and Exchange Commission (the "Commission"). The Fund may net the notice of redemptions it receives from the Company under Section 1.3 of this Agreement against the notice of purchases it receives from the Company under this Section 1.1.

2.1 The Company will pay for Fund shares on the next Business Day after an order to purchase Fund shares is made in accordance with Section 1.1. Payment will be made in federal funds transmitted by wire. Upon receipt by the Fund of the payment, such funds shall cease to be the responsibility of the Company and shall become the responsibility of the Fund.

1.3 The Fund agrees to redeem for cash, upon the Company's request, any full or fractional shares of the Fund held by the Company, executing such requests on a daily basis at the net asset value next computed after receipt and acceptance by the Fund or its agent of the request for redemption. For purposes of this Section 1.3, the Company will be the designee of the Fund for receipt of requests for redemption from each Account and receipt by such designee will constitute receipt by the Fund; provided the Fund receives notice of such requests for redemption by 11:00 a.m. Eastern Time on the next following Business Day. Payment will be made in federal funds transmitted by wire to the Company's account as designated by the Company in writing from time to time, on the same Business Day the Fund receives notice of the redemption order from the Company. After consulting with the Company, the Fund reserves the right to delay payment of redemption proceeds, but in no event may such payment be delayed longer than the period permitted under Section 22(e) of the Investment Company Act of 1940 (the "1940 Act"). The Fund will not bear any responsibility whatsoever for the proper disbursement or crediting of redemption proceeds; the Company alone will be responsible for such action. If notification of redemption is received after 11:00 Eastern Time, payment for redeemed shares will be made on the next following Business Day. The Fund may net the notice of purchases it receives from the Company under Section
         1.1 of this Agreement against the notice of redemptions it receives from the Company under this Section 1.3.

1.4 The Fund agrees to make shares of the Designated Portfolios available continuously for purchase at the applicable net asset value per share by Participating Insurance Companies and their separate accounts on those days on which the Fund calculates its Designated Portfolio net asset value pursuant to rules of the Commission; provided, however, that the Board of Directors of the Fund (the "Fund Board") may refuse to sell shares of any Portfolio to any person, or suspend or terminate the offering of shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Fund Board, acting in good faith and in light of its fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of such Portfolio.

1.5 The Fund agrees that shares of the Fund will be sold only to Participating Insurance Companies and their separate accounts, qualified pension and retirement plans or such other persons as are permitted under applicable provisions of the Internal Revenue Code of 1986, as amended, (the "Code"), and regulations promulgated thereunder, the sale to which will not impair the tax treatment currently afforded the Contracts. No shares of any Portfolio will be sold directly to the general public.

1.6 The Fund will not sell Fund shares to any insurance company or separate account unless an agreement containing provisions substantially the same as Articles I, III, V, and VI of this Agreement are in effect to govern such sales.

1.7 The Company agrees to purchase and redeem the shares of the Designated Portfolios offered by the then current prospectus of the Fund in accordance with the provisions of such prospectus.

1.8 Issuance and transfer of the Fund's shares will be by book entry only. Stock certificates will not be issued to the Company or to any Account. Purchase and redemption orders for Fund shares will be recorded in an appropriate title for each Account or the appropriate sub-account of each Account.

1.9 The Fund will furnish same day notice (by facsimile) to the Company of the declaration of any income, dividends or capital gain distributions payable on each Designated Portfolio's shares. The Company hereby elects to receive all such dividends and distributions as are payable on the Portfolio shares in the form of additional shares of that Portfolio at the ex-dividend date net asset values. The Company reserves the right to revoke this election and to receive all such dividends and distributions in cash. The Fund will notify the Company of the number of shares so issued as payment of such dividends and distributions.

1.10 The Fund will make the net asset value per share for each Designated Portfolio available to the Company via electronic means on a daily basis as soon as reasonably practical after the net asset value per share is calculated and will use its best efforts to make such net asset value per share available by 7:00 p.m., Eastern Time, each business day. If the Fund provides the Company materially incorrect net asset value per share information (as determined under SEC guidelines), the Company shall be entitled to an adjustment to the number of shares purchased or redeemed to reflect the correct net asset value per share, and reimbursement for any additional expenses incurred to correct the net asset value. Any material error in the calculation or reporting of net asset value per share, dividend or capital gain information shall be reported to the Company upon discovery by the Fund.

                   ARTICLE II: REPRESENTATIONS AND WARRANTIES

2.1 The Company represents and warrants that the Contracts are or will be registered under the Securities Act of 1933 (the "1933 Act"), or are exempt from registration thereunder, and that the Contracts will be issued and sold in compliance with all applicable federal and state laws. The Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established each Account as a separate account under Section 44-402.01 of the General Statutes of Nebraska and that each Account is or will be registered as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts, or is exempt from registration thereunder, and that it will maintain such registration for so long as any Contracts are outstanding, as applicable. The Company will amend the registration statement under the 1933 Act for the Contracts and the registration statement under the 1940 Act for the Account from time to time as required in order to effect the continuous offering of the Contracts or as may otherwise be required by applicable law. The Company will register and qualify the Contracts for sale in accordance with the securities laws of the various states only if and to the extent deemed necessary by the Company.

2.2 The Company represents that the Contracts are currently and at the time of issuance will be treated as annuity contracts and/or life insurance policies (as applicable) under applicable provisions of the Code, and that it will make every effort to maintain such treatment and that it will notify the Fund and the Adviser immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.

2.3 The Company represents and warrants that it will not purchase shares of the Designated Portfolio(s) with assets derived from tax-qualified retirement plans except, indirectly, through Contracts purchased in connection with such plans.

2.4 The Fund represents and warrants that shares of the Designated Portfolio(s) sold pursuant to this Agreement will be registered under the 1933 Act and duly authorized for issuance in accordance with applicable law and that the Fund is and will remain registered as an open-end management investment company under the 1940 Act for as long as such shares of the Designated Portfolio(s) are sold. The Fund will amend the registration statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. The Fund will register and qualify the shares of the Designated Portfolio(s) for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Fund.

2.5 The Fund represents that it will use its best efforts to comply with any applicable state insurance laws or regulations as they may apply to the investment objectives, policies and restrictions of the Portfolios, as they may apply to the Fund, to the extent specifically requested in writing by the Company. If the Fund cannot comply with such state insurance laws or regulations, it will so notify the Company in writing. The Fund makes no other representation as to whether any aspect of its operations (including, but not limited to, fees and expenses, and investment policies) complies with the insurance laws or regulations of any state. The Company represents that it will use its best efforts to notify the Fund of any restrictions imposed by state insurance laws that may become applicable to the Fund as a result of the Accounts' investments therein. The Fund and the Adviser agree that they will furnish the information required by state insurance laws to assist the Company in obtaining the authority needed to issue the Contracts in various states.

2.6 The Fund currently does not intend to make any payments to finance distribution expenses pursuant to Rule 12b-1 under the 1940 Act or otherwise, although it reserves the right to make such payments in the future. To the extent that it decides to finance distribution expenses pursuant to Rule 12b-1, the Fund undertakes to have the directors of its Fund Board, a majority of whom are not "interested" persons of the Fund, formulate and approve any plan under Rule 12b-1 to finance distribution expenses.

2.7 The Fund represents that it is lawfully organized and validly existing under the laws of the State of Delaware and that it does and will comply in all material respects with applicable provisions of the 1940 Act.

2.8 The Fund represents and warrants that all of its directors, officers, employees, investment advisers, and other individuals/entities having access to the funds and/or securities of the Fund are and continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than the minimal coverage as required currently by Rule 17g-(1) of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bond includes coverage for larceny and embezzlement and is issued by a reputable bonding company.

2.9 The Adviser represents and warrants that it is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and will remain duly registered under all applicable federal and state securities laws and that it will perform its obligations for the Fund in accordance in all material respects with the laws of the State of Delaware and any applicable state and federal securities laws.

2.10 The Distributor represents and warrants that it is registered as a broker-dealer under the Securities and Exchange Act of 1934, as amended (the "1934 Act") and will remain duly registered under all applicable federal and state securities laws, and is a member in good standing of the National Association of Securities Dealers, Inc. ("NASD") and serves as principal underwriter/distributor of the Funds and that it will perform its obligations for the Fund in accordance in all material respects with the laws of the State of Delaware and any applicable state and federal securities laws.

2.11 The Fund, the Adviser and the Distributor represents and warrants to the Company that each has a Year 2000 compliance program in existence and that each reasonably intends to be Year 2000 compliant so as to be able perform all of the services and/or obligations contemplated by or under this Agreement without interruption. The Fund, the Adviser, and the Distributor shall immediately notify the Company if it determines that it will be unable to perform all of the services and/or obligations contemplated by or under this Agreement in a manner that is Year 2000 compliant.

                          ARTICLE III: FUND COMPLIANCE

3.1 The Fund and the Adviser acknowledge that any failure (whether intentional or in good faith or otherwise) to comply with the requirements of Subchapter M of the Code or the diversification requirements of Section 817(h) of the Code may result in the Contracts not being treated as variable contracts for federal income tax purposes, which would have adverse tax consequences for Contract owners and could also adversely affect the Company's corporate tax liability. The Fund and the Adviser further acknowledge that any such failure may result in costs and expenses being incurred by the Company in obtaining whatever regulatory authorizations are required to substitute shares of another investment company for those of the failed Fund or as well as fees and expenses of legal counsel and other advisors to the Company and any federal income taxes, interest or tax penalties incurred by the Company in connection with any such failure.

3.2 The Fund represents and warrants that it is currently qualified as a Regulated Investment Company under Subchapter M of the Code, and that it will maintain such qualification (under Subchapter M or any successor or similar provision) and that it will notify the Company immediately upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future.

3.3 The Fund represents that it will at all times invest money from the Contracts in such a manner as to ensure that the Contracts will be treated as variable contracts under the Code and the regulations issued thereunder; including, but not limited to, that the Fund will at all times comply with Section 817(h) of the Code and Treasury Regulation 1.817-5, as amended from time to time, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts, and with Section 817(d) of the Code, relating to the definition of a variable contract, and any amendments or other modifications to such Section or Regulation. The Fund will notify the Company immediately upon having a reasonable basis for believing that the Fund or a Portfolio thereunder has ceased to comply with the diversification requirements or that the Fund or Portfolio might not comply with the diversification requirements in the future. In the event of a breach of this representation by the Fund, it will take all reasonable steps to adequately diversify the Fund so as to achieve compliance within the grace period afforded by Treasury Regulation 1.817-5.

3.4 The Adviser agrees to provide the Company with a certificate or statement indicating compliance by each Portfolio of the Fund with
         Section 817(h) of the Code, such certificate or statement to be sent to the Company no later than thirty (30) days following the end of each calendar quarter.

               ARTICLE IV: PROSPECTUS AND PROXY STATEMENTS/VOTING

4.1 The Fund will provide the Company with as many copies of the current Fund prospectus and any supplements thereto for the Designated Portfolio(s) as the Company may reasonably request for distribution, at the Fund's expense, to Contract owners at the time of Contract fulfillment and confirmation. To the extent that the Designated Portfolio(s) are one or more of several Portfolios of the Fund, the Fund shall bear the cost of providing the Company only with disclosure related to the Designated Portfolio(s). The Fund will provide, at the Fund's expense, as many copies of said prospectus as necessary for distribution, at the Fund's expense, to existing Contract owners. The Fund will provide the copies of said prospectus to the Company or to its mailing agent. The Company will distribute the prospectus to existing Contract owners and will bill the Fund for the reasonable cost of such distribution. If requested by the Company, in lieu thereof, the Fund will provide such documentation, including a final copy of a current prospectus set in type at the Fund's expense, and other assistance as is reasonably necessary in order for the Company at least annually (or more frequently if the Fund prospectus is amended more frequently) to have the new prospectus for the Contracts and the Fund's new prospectus printed together, in which case the Fund agrees to pay its proportionate share of reasonable expenses directly related to the required disclosure of information concerning the Fund. The Fund will, upon request, provide the Company with a copy of the Fund's prospectus through electronic means to facilitate the Company's efforts to provide Fund prospectuses via electronic delivery, in which case the Fund agrees to pay its proportionate share of reasonable expenses related to the required disclosure of information concerning the Fund.

4.2 The Fund's prospectus will state that the Statement of Additional Information (the "SAI") for the Fund is available from the Company. The Fund will provide the Company, at the Fund's expense, with as many copies of the SAI and any supplements thereto as the Company may reasonably request for distribution, at the Fund's expense, to prospective Contract owners and applicants. To the extent that the Designated Portfolio(s) are one or more of several Portfolios of the Fund, the Fund shall bear the cost of providing the Company only with disclosure related to the Designated Portfolio(s). The Fund will provide, at the Fund's expense, as many copies of said SAI as necessary for distribution, at the Fund's expense, to any existing Contract owner who requests such statement or whenever state or federal law requires that such statement be provided. The Fund will provide the copies of said SAI to the Company or to its mailing agent. The Company will distribute the SAI as requested or required and will bill the Fund for the reasonable cost of such distribution.

4.3 The Fund, at its expense, will provide the Company or its mailing agent with copies of its proxy material, if any, reports to shareholders/Contract owners and other permissible communications to shareholders/Contract owners in such quantity as the Company will reasonably require. The Company will distribute this proxy material, reports and other communications to existing Contract owners and will bill the Fund for the reasonable cost of such distribution.

4.4      If and to the extent required by law, the Company will:

     (a) solicit voting instructions from Contract owners;

     (b) vote the shares of the Designated Portfolios held in the Account in accordance with instructions received from Contract owners; and

     (c) vote shares of the Designated Portfolios held in the Account for which no timely instructions have been received, in the same proportion as shares of such Designated Portfolio for which instructions have been received from the Company's Contract owners, so long as and to the extent that the Commission continues to interpret the 1940 Act to require pass-through voting privileges for variable Contract owners. The Company reserves the right to vote Fund shares held in any segregated asset account in its own right, to the extent permitted by law. The Company will be responsible for assuring that the Accounts participating in the Fund calculates voting privileges in a manner consistent with all legal requirements, including the Proxy Voting Procedures set forth in Schedule C and the Mixed and Shared Funding Exemptive Order, as described in Section 7.1.

4.5 The Fund will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular, the Fund either will provide for annual meetings (except insofar as the Commission may interpret
         Section 16 of the 1940 Act not to require such meetings) or, as the Fund currently intends, to comply with Section 16(c) of the 1940 Act (although the Fund is not one of the trusts described in Section 16(c) of the 1940 Act) as well as with Sections 16(a) and, if and when applicable, 16(b). Further, the Fund will act in accordance with the Commission's interpretation of the requirements of Section 16(a) with respect to periodic elections of directors and with whatever rules the Commission may promulgate with respect thereto.

                    ARTICLE V: SALES MATERIAL AND INFORMATION

5.1 The Company will furnish, or will cause to be furnished, to the Fund or the Adviser, each piece of sales literature or other promotional material in which the Fund or the Adviser is named, at least ten (10) Business Days prior to its use. No such material will be used if the Fund or the Adviser reasonably objects to such use within five (5) Business Days after receipt of such material.

5.2 The Company will not give any information or make any representations or statements on behalf of the Fund or concerning the Fund in connection with the sale of the Contracts other than the information or representations contained in the registration statement, prospectus or SAI for Fund shares, as such registration statement, prospectus and SAI may be amended or supplemented from time to time, or in reports or proxy statements for the Fund, or in published reports for the Fund which are in the public domain or approved by the Fund or the Adviser for distribution, or in sales literature or other material provided by the Fund or by the Adviser, except with permission of the Fund or the Adviser. The Fund and the Adviser agree to respond to any request for approval on a prompt and timely basis.

5.3 The Fund or the Adviser will furnish, or will cause to be furnished, to the Company or its designee, each piece of sales literature or other promotional material in which the Company or its separate account is named, at least ten (10) Business Days prior to its use. No such material will be used if the Company reasonably objects to such use within five (5) Business Days after receipt of such material.

5.4 The Fund and the Adviser will not give any information or make any representations or statements on behalf of the Company or concerning the Company, each Account, or the Contracts other than the information or representations contained in a registration statement, prospectus or SAI for the Contracts, as such registration statement, prospectus and SAI may be amended or supplemented from time to time, or in published reports for each Account or the Contracts which are in the public domain or approved by the Company for distribution to Contract owners, or in sales literature or other material provided by the Company, except with permission of the Company. The Company agrees to respond to any request for approval on a prompt and timely basis.

5.5 The Fund will provide to the Company at least one complete copy of all registration statements, prospectuses, SAIs, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Fund or its shares, within a reasonable time after filing of each such document with the Commission or the NASD.

5.6 The Company will provide to the Fund at least one complete copy of all definitive prospectuses, definitive SAI, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no action letters, and all amendments to any of the above, that relate to the Contracts or each Account, contemporaneously with the filing of each such document with the Commission or the NASD (except that with respect to post-effective amendments to such prospectuses and SAIs and sales literature and promotional material, only those prospectuses and SAIs and sales literature and promotional material that relate to or refer to the Fund will be provided.) In addition, the Company will provide to the Fund at least one complete copy of (i) a registration statement that relates to the Contracts or each Account, containing representative and relevant disclosure concerning the Fund; and (ii) any post-effective amendments to any registration statements relating to the Contracts or such Account that refer to or relate to the Fund.

5.7 For purposes of this Article V, the phrase "sales literature or other promotional material" includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media, (i.e., on-line networks such as the Internet or other electronic messages)), sales literature

         (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, registration statements, prospectuses, SAIs, shareholder reports, and proxy materials and any other material constituting sales literature or advertising under the NASD rules, the 1933 Act or the 1940 Act.

5.8 The Investment Company, the Adviser and the Distributor hereby consent to the Insurance Company's use of the names of the Third Avenue Variable Series Trust, EQSF Advisers, Inc., and the Third Avenue Value Portfolio, as well as the names of the Designated Funds set forth in Schedule B of this Agreement, in connection with marketing the Contracts, subject to the terms of Sections 5.1 of this Agreement. Insurance Company acknowledges and agrees that Adviser and Distributor and/or their affiliates own all right, title and interest in and to the names Third Avenue Variable Series Trust, EQSF Advisers, Inc., and the Third Avenue Value Portfolio, and covenants not, at any time, to challenge the rights of Adviser and Distributor and/or their affiliates to such name or design, or the validity or distinctiveness thereof. The Investment Company, the Adviser and the Distributor hereby consent to the use of any trademark, trade name, service mark or logo used by the Investment Company, the Adviser and the Distributor, subject to the Investment Company's, the Adviser's and/or the Distributor's approval of such use and in accordance with reasonable requirements of the Investment Company, the Adviser or the Distributor. Such consent will terminate with the termination of this Agreement. Adviser or Distributor may withdraw this consent as to any particular use of any such name or identifying marks at any time (i) upon Adviser's or Distributor's reasonable determination that such use would have a material adverse effect on the reputation or marketing efforts of Adviser, Distributor or such Funds or (ii) if no investment company, or series or class of shares of any investment company advised by Adviser or distributed by Distributor continues to be offered through variable insurance contracts issued by Insurance Company; provided however, that Adviser or Distributor may, in either's individual discretion, continue to use materials prepared or printed prior to the withdrawal of such authorization. The Insurance Company agrees and acknowledges that all use of any designation comprised in whole or in part of the name, trademark, trade name, service mark and logo under this Agreement shall inure to the benefit of the Investment Company, Adviser and/or the Distributor.

5.9 The Fund, the Adviser, the Distributor and the Company agree to adopt and implement procedures reasonably designed to ensure that information concerning the Company, the Fund, the Adviser or the Distributor, respectively, and their respective affiliated companies, that is intended for use only by brokers or agents selling the Contracts is properly marked as "Not For Use With The Public" and that such information is only so used.

                      ARTICLES VI: FEES, COSTS AND EXPENSES

6.1 The Fund will pay no fee or other compensation to the Company under this Agreement, except as provided below: (a) if the Fund or any Designated Portfolio adopts and implements a plan pursuant to Rule 12b-1 under the 1940 Act to finance distribution expenses, then, subject to obtaining any required exemptive orders or other regulatory approvals, the Fund may make payments to the Company or to the underwriter for the Contracts if and in such amounts agreed to by the Fund in writing; (b) the Fund may pay fees to the Company for administrative services provided to Contract owners that are not primarily intended to result in the sale of shares of the Designated Portfolio or of underlying Contracts.

6.2 All expenses incident to performance by the Fund of this Agreement will be paid by the Fund to the extent permitted by law. All shares of the Designated Portfolios will be duly authorized for issuance and registered in accordance with applicable federal law and, to the extent deemed advisable by the Fund, in accordance with applicable state law, prior to sale. The Fund will bear the expenses for the cost of registration and qualification of the Fund's shares, including without limitation, the preparation of and filing with the SEC of Forms N-SAR and Rule 24f-2 Notices and payment of all applicable registration or filing fees with respect to shares of the Fund; preparation and filing of the Fund's prospectus, SAI and registration statement, proxy materials and reports; typesetting the Fund's prospectus; typesetting and printing proxy materials and reports to Contract owners (including the costs of printing a Fund prospectus that constitutes an annual report); the preparation of all statements and notices required by any federal or state law; all taxes on the issuance or transfer of the Fund's shares; any expenses permitted to be paid or assumed by the Fund pursuant to a plan, if any, under Rule 12b-1 under the 1940 Act; and other costs associated with preparation of prospectuses and SAIs for the Designated Portfolios in electronic or typeset format, as well as any distribution expenses as set forth in Article III of this Agreement.

                   ARTICLE VII: MIXED & SHARED FUNDING RELIEF

7.1 The Fund represents and warrants that it has received an order from the Commission granting Participating Insurance Companies and variable annuity separate accounts and variable life insurance separate accounts relief from the provisions of Sections 9(a), 13(a), 15(a), and 15(b) of the 1940 Act and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Fund to be sold to and held by variable annuity separate accounts and variable life insurance separate accounts of both affiliated and unaffiliated Participating Insurance Companies and qualified pension and retirement plans outside of the separate account context (the "Mixed and Shared Funding Exemptive Order"). The parties to this Agreement agree that the conditions or undertakings specified in the Mixed and Shared Funding Exemptive Order and that may be imposed on the Company, the Fund and/or the Adviser by virtue of the receipt of such order by the Commission, will be incorporated herein by reference, and such parties agree to comply with such conditions and undertakings to the extent applicable to each such party.

7.2 The Fund Board will monitor the Fund for the existence of any irreconcilable material conflict among the interests of the Contract owners of all separate accounts investing in the Fund. An irreconcilable material conflict may arise for a variety of reasons, including, but not limited to: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities;
         (c) an administrative or judicial decision in any relevant proceeding;
         (d) the manner in which the investments of any Portfolio are being managed; (e) a difference in voting instructions given by Participating Insurance Companies or by variable annuity and variable life insurance Contract owners; or (f) a decision by an insurer to disregard the voting instructions of Contract owners. The Fund Board will promptly inform the Company if it determines that an irreconcilable material conflict exists and the implications thereof. A majority of the Fund Board will consist of persons who are not "interested" persons of the Fund.

7.3 The Company will report any potential or existing conflicts of which it is aware to the Fund Board. The Company agrees to assist the Fund Board in carrying out its responsibilities, as delineated in the Mixed and Shared Funding Exemptive Order, by providing the Fund Board with all information reasonably necessary for the Fund Board to consider any issues raised. This includes, but is not limited to, an obligation by the Company to inform the Fund Board whenever Contract owner voting instructions are to be disregarded. The Fund Board will record in its minutes, or other appropriate records, all reports received by it and all action with regard to a conflict.

7.4 If it is determined by a majority of the Fund Board, or a majority of its disinterested directors, that an irreconcilable material conflict exists, the Company and other Participating Insurance Companies will, at their expense and to the extent reasonably practicable (as determined by a majority of the disinterested directors), take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, up to and including: (a) withdrawing the assets allocable to some or all of the Accounts from the Fund or any Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another Portfolio of the Fund, or submitting the question whether such segregation should be submitted to a vote of all affected Contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., variable annuity Contract owners or variable life insurance Contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected Contract owners the option of making such a change; and (b) establishing a new registered management investment company or managed separate account.

7.5 If a material irreconcilable conflict arises because of a decision by the Company to disregard Contract owner voting instructions, and such disregard of voting instructions could conflict with the majority of Contract owner voting instructions, and the Company's judgment represents a minority position or would preclude a majority vote, the Company may be required, at the Fund's election, to withdraw the affected sub-account of the Account's investment in the Fund and terminate this Agreement with respect to such sub-account; provided, however, that such withdrawal and termination will be limited to the extent required by the foregoing irreconcilable material conflict as determined by a majority of the disinterested directors of the Fund Board. No charge or penalty will be imposed as a result of such withdrawal. Any such withdrawal and termination must take place within six (6) months after the Fund gives written notice to the Company that this provision is being implemented. Until the end of such six-month period the Adviser and Fund will, to the extent permitted by law and any exemptive relief previously granted to the Fund, continue to accept and implement orders by the Company for the purchase (and redemption) of shares of the Fund.

7.6 If an irreconcilable conflict arises because a particular state insurance regulator's decision applicable to the Company conflicts with the majority of other state insurance regulators, then the Company will withdraw the affected sub-account of the Account's investment in the Fund and terminate this Agreement with respect to such sub-account; provided, however, that such withdrawal and termination will be limited to the extent required by the foregoing irreconcilable material conflict as determined by a majority of the disinterested directors of the Fund Board. No charge or penalty will be imposed as a result of such withdrawal. Any such withdrawal and termination must take place within six (6) months after the Fund gives written notice to the Company that this provision is being implemented. Until the end of such six-month period the Advisor and Fund will, to the extent permitted by law and any exemptive relief previously granted to the Fund, continue to accept and implement orders by the Company for the purchase (and redemption) of shares of the Fund.

7.7 For purposes of Sections 7.4 through 7.7 of this Agreement, a majority of the disinterested members of the Fund Board will determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event, other than as specified in Section 7.4, will the Fund be required to establish a new funding medium for the Contracts. The Company will not be required by Section 7.4 to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Contract owners affected by the irreconcilable material conflict.

7.8 If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Mixed and Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Mixed and Shared Funding Exemptive Order, then: (a) the Fund and/or the Participating Insurance Companies, as appropriate, will take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable; and (b) Sections 4.4, 4.5, 7.1, 7.2, 7.3, 7.4, and 7.5 of this Agreement will continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted.

                          ARTICLE VIII: INDEMNIFICATION

8.1      Indemnification by the Company

               (a) The Company agrees to indemnify and hold harmless the Fund, the Adviser, the Distributor, and each person, if any, who controls or is associated with the Fund, the Adviser, or the Distributor within the meaning of such terms under the federal securities laws and any director, trustee, officer, employee or agent of the foregoing (collectively, the "Indemnified Parties" for purposes of this Section 8.1) against any and all losses, claims, expenses, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or actions in respect thereof (including reasonable legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements:

                  (1) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement, prospectus or SAI for the Contracts or contained in the Contracts or sales literature or other promotional material for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated or necessary to make such statements not misleading in light of the circumstances in which they were made; provided that this agreement to indemnify will not apply as to any Indemnified Party if such statement or omission of such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Fund, the Adviser, of the Distributor for use in the registration statement, prospectus or SAI for the Contracts or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

                  (2) arise out of or as a result of statements or representations by or on behalf of the Company (other than statements or representations contained in the Fund registration statement, prospectus, SAI or sales literature or other promotional material of the Fund, or any amendment or supplement to the foregoing, not supplied by the Company or persons under its control) or wrongful conduct of the Company or persons under its control, with respect to the sale or distribution of the Contracts or Fund shares; or

                  (3) arise out of untrue statement or alleged untrue statement of a material fact contained in the Fund registration statement, prospectus, SAI or sales literature or other promotional material of the Fund (or amendment or supplement) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make such statements not misleading in light of the circumstances in which they were made, if such a statement or omission was made in reliance upon and in conformity with information furnished to the Fund by or on behalf of the Company or persons under its control; or

                    (4) arise as a result of any failure by the Company to provide the services and furnish the materials under the terms of this Agreement; or

                    (5) arise out of any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach by the Company of this Agreement;

                  except to the extent provided in Sections 8.1(b) and 8.4 hereof. This indemnification will be in addition to any liability that the Company otherwise may have.

         (b) No party will be entitled to indemnification under Section 8.1(a) if such loss, claim, damage, liability or action is due to the willful misfeasance, bad faith, or gross negligence in the performance of such party's duties under this Agreement, or by reason of such party's reckless disregard of its obligations or duties under this Agreement.

         (c) The Indemnified Parties promptly will notify the Company of the commencement of any litigation, proceedings, complaints or actions by regulatory authorities against them in connection with the issuance or sale of the Fund shares or the Contracts or the operation of the Fund.

8.2      Indemnification by the Adviser & Distributor

         (a) The Adviser and Distributor agree to indemnify and hold harmless the Company and each person, if any, who controls or is associated with the Company within the meaning of such terms under the federal securities laws and any director, officer, employee or agent of the foregoing (collectively, the "Indemnified Parties" for purposes of this Section 8.2) against any and all losses, claims, expenses, damages, liabilities (including amounts paid in settlement with the written consent of the Adviser and Distributor) or actions in respect thereof (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements:

                  (1) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement, prospectus or SAI for the Fund or sales literature or other promotional material of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated or necessary to make such statements not misleading in light of the circumstances in which they were made; provided that this agreement to indemnify will not apply as to any Indemnified Party if such statement or omission of such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Adviser or Fund by or on behalf of the Company for use in the registration statement, prospectus or SAI for the Fund or in sales literature of the Fund (or any amendment or supplement thereto) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

                  (2) arise out of or as a result of statements or representations (other than statements or representations contained in the Contracts or in the Contract or Fund registration statements, prospectuses or statements of additional information or sales literature or other promotional material for the Contracts or of the Fund, or any amendment or supplement to the foregoing, not supplied by the Adviser or the Fund or persons under the control of the Adviser or the Fund respectively) or wrongful conduct of the Adviser or the Fund or persons under the control of the Adviser or the Fund respectively, with respect to the sale or distribution of the Contracts or Fund shares; or

                  (3) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, SAI or sales literature or other promotional material covering the Contracts (or any amendment or supplement thereto), or the omission or alleged omission to state therein a material fact required to be stated or necessary to make such statement or statements not misleading in light of the circumstances in which they were made, if such statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Adviser or the Fund or persons under the control of the Adviser or the Fund; or

                  (4) arise as a result of any failure by the Fund or the Adviser to provide the services and furnish the materials under the terms of this Agreement; or

                  (5) arise out of or result from any material breach of any representation and/or warranty made by the Adviser or the Fund in this Agreement, or arise out of or result from any other material breach of this Agreement by the Adviser or the Fund (including a failure, whether intentional or in good faith or otherwise, to comply with the requirements of Subchapter M of the Code specified in Article III,
                           Section 3.2 of this Agreement and the diversification requirements specified in Article III, Section 3.3 of this Agreement, as described more fully in Section
                           8.5 below);

                  except to the extent provided in Sections 8.2(b) and 8.4 hereof. This indemnification will be in addition to any liability that the Adviser or Distributor otherwise may have.

         (b) No party will be entitled to indemnification under Section 8.2(a) if such loss, claim, damage, liability or action is due to the willful misfeasance, bad faith, or gross negligence in the performance of such party's duties under this Agreement, or by reason of such party's reckless disregard or its obligations or duties under this Agreement.

         (c) The Indemnified Parties will promptly notify the Adviser and the Fund of the commencement of any litigation, proceedings, complaints or actions by regulatory authorities against them in connection with the issuance or sale of the Contracts or the operation of the Account.

8.3      Indemnification by the Fund

         (a) The Fund agrees to indemnify and hold harmless the Company and each person, if any, who controls or is associated with the Company within the meaning of such terms under the federal securities laws and any director, officer, employee or agent of the foregoing (collectively, the "Indemnified Parties" for purposes of this Section 8.3) against any and all losses, claims, expenses, damages, liabilities (including amounts paid in settlement with the written consent of the Fund) or action in respect thereof (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements, are related to the operations of the Fund and:

                  (1) arise as a result of any failure by the Fund to provide the services and furnish the materials under the terms of this Agreement; or

                  (2) arise out of or result from any material breach of any representation and/or warranty made by the Fund in this Agreement or arise out of or result from any other material breach of this Agreement by the Fund (including a failure, whether intentional or in good faith or otherwise, to comply with the requirements of Subchapter M of the Code specified in Article III,
                           Section 3.2 of this Agreement and the diversification requirements specified in Article III, Section 3.3 of this Agreement as described more fully in Section 8.5 below); or

                  (3) arise out of or result from the incorrect or untimely calculation or reporting of daily net asset value per share or dividend or capital gain distribution rate;

                  except to the extent provided in Sections 8.3(b) and 8.4 hereof. This indemnification will be in addition to any liability that the Fund otherwise may have.

         (b) No party will be entitled to indemnification under Section 8.3(a) if such loss, claim, damage, liability or action is due to the willful misfeasance, bad faith, or gross negligence in the performance of such party's duties under this Agreement, or by reason of such party's reckless disregard of its obligations and duties under this Agreement.

         (c) The Indemnified Parties will promptly notify the Fund of the commencement of any litigation, proceedings, complaints or actions by regulatory authorities against them in connection with the issuance or sale of the Contracts or the operation of the Account.

8.4      Indemnification Procedure

         Any person obligated to provide indemnification under this Article VIII ("Indemnifying Party") for the purpose of this Section 8.4) will not be liable under the indemnification provisions of this Article VIII with respect to any claim made against a party entitled to indemnification under this Article VIII ("Indemnified Party") for the purpose of this
         Section 8.4) unless such Indemnified Party will have notified the Indemnifying Party in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim will have been served upon such Indemnified Party (or after such party will have received notice of such service on any designated agent), but failure to notify the Indemnifying Party of any such claim will not relieve the Indemnifying Party from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of the indemnification provision of this Article VIII, except to the extent that the failure to notify results in the failure of actual notice to the Indemnifying Party and such Indemnifying Party is damaged solely as a result of failure to give such notice. In case any such action is brought against the Indemnified Party, the Indemnifying Party will be entitled to participate, at its own expense, in the defense thereof. The Indemnifying Party also will be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Indemnifying Party to the Indemnified Party of the Indemnifying Party's election to assume the defense thereof, the Indemnified Party will bear the fees and expenses of any additional counsel retained by it, and the Indemnifying Party will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation, unless: (a) the Indemnifying Party and the Indemnified Party will have mutually agreed to the retention of such counsel; or (b) the named parties to any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Indemnifying Party will not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there is a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment. A successor by law of the parties to this Agreement will be entitled to the benefits of the indemnification contained in this Article VIII. The indemnification provisions contained in this Article VIII will survive any termination of this Agreement.

8.5      Indemnification for Failure to Comply with Diversification Requirements

         The Fund and the Adviser acknowledge that any failure (whether intentional or in good faith or otherwise) to comply with the diversification requirements specified in Article III, Section 3.3 of this Agreement may result in the Contracts not being treated as variable contracts for federal income tax purposes, which would have adverse tax consequences for Contract owners and could also adversely affect the Company's corporate tax liability. Accordingly, without in any way limiting the effect of Sections 8.2(a) and 8.3(a) hereof and without in any way limiting or restricting any other remedies available to the Company, the Fund, the Adviser and the Distributor will pay on a joint and several basis all costs associated with or arising out of any failure, or any anticipated or reasonably foreseeable failure, of the Fund or any Portfolio to comply with Section 3.3 of this Agreement, including all costs associated with correcting or responding to any such failure; such costs may include, but are not limited to, the costs involved in creating, organizing, and registering a new investment company as a funding medium for the Contracts and/or the costs of obtaining whatever regulatory authorizations are required to substitute shares of another investment company for those of the failed Fund or Portfolio (including but not limited to an order pursuant to Section 26(b) of the 1940 Act); fees and expenses of legal counsel and other advisors to the Company and any federal income taxes or tax penalties (or "toll charges" or exactments or amounts paid in settlement) incurred by the Company in connection with any such failure or anticipated or reasonably foreseeable failure. Such indemnification and reimbursement obligation shall be in addition to any other indemnification and reimbursement obligations of the Fund, the Adviser and/or the Distributor under this Agreement.

                           ARTICLE IX: APPLICABLE LAW

9.1 This Agreement will be construed and the provisions hereof interpreted under and in accordance with the laws of the State of Nebraska.

9.2 This Agreement will be subject to the provisions of the 1933 Act, the 1934 Act and the 1940 Act, and the rules and regulations and rulings thereunder, including such exemptions from hose statutes, rules and regulations as the Commission may grant (including, but not limited to, the Mixed and Shared Funding Exemptive Order) and the terms hereof will be interpreted and construed in accordance therewith.

ARTICLE X:  TERMINATION

10.1     This Agreement will terminate:

         (a) at the option of any party, with or without cause, with respect to one, some or all of the Portfolios, upon six (6) month's advance written notice to the other parties or, if later, upon receipt of any required exemptive relief or orders from the SEC, unless otherwise agreed in a separate written agreement among the parties; or

         (b) at the option of the Company, upon written notice to the other parties, with respect to any Portfolio if shares of the Portfolio are not reasonably available to meet the requirements of the Contracts as determined in good faith by the Company; or

         (c) at the option of the Company, upon written notice to the other parties, with respect to any Portfolio in the event any of the Portfolio's shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by Company; or

         (d) at the option of the Fund, upon written notice to the other parties, upon institution of formal proceedings against the Company by the NASD, the Commission, the Insurance Commission of any state or any other regulatory body regarding the Company's duties under this Agreement or related to the sale of the Contracts, the administration of the Contracts, the operation of the Account, or the purchase of the Fund shares, provided that the Fund determines in its sole judgment, exercised in good faith, that any such proceeding would have a material adverse effect on the Company's ability to perform its obligations under this Agreement; or

         (e) at the option of the Company, upon written notice to the other parties, upon institution of formal proceedings against the Fund or the Adviser by the NASD, the Commission or any state securities or insurance department or any other regulatory body, provided that the Company determines in its sole judgment, exercised in good faith, that any such proceeding would have a material adverse effect on the Fund's or the Adviser's ability to perform its obligations under this Agreement; or

         (f) at the option of the Company, upon written notice to the other parties, if the Fund ceases to qualify as a Regulated Investment Company under Subchapter M of the Code, or under any successor or similar provision, or if the Company reasonably and in good faith believes that the Fund may fail to so qualify; or

         (g) at the option of the Company, upon written notice to the other parties, with respect to any Portfolio if the Fund fails to meet the diversification requirements specified in Section 3.3 hereof or if the Company reasonably and in good faith believes the Fund may fail to meet such requirements; or

         (h) at the option of any party to this Agreement, upon written notice to the other parties, upon another party's material breach of any provision of this Agreement; or

         (i) at the option of the Company, if the Company determines in its sole judgment exercised in good faith that either the Fund or the Adviser has suffered a material adverse change in its business, operations or financial condition since the date of this Agreement or is the subject of material adverse publicity which is likely to have a material adverse impact upon the business and operations of the Company, such termination to be effective sixty (60) days' after receipt by the other parties of written notice of the election to terminate; or

         (j) at the option of the Fund or the Adviser, if the Fund or Adviser respectively, determines in its sole judgment exercised in good faith that the Company has suffered a material adverse change in its business, operations or financial condition since the date of this Agreement or is the subject of material adverse publicity which is likely to have a material adverse impact upon the business and operations of the Fund or the Adviser, such termination to be effective sixty (60) days' after receipt by the other parties of written notice of the election to terminate; or

         (k) at the option of the Company or the Fund upon receipt of any necessary regulatory approvals and/or the vote of the Contract owners having an interest in the Account (or any sub-account) to substitute the shares of another investment company for the corresponding Portfolio's shares of the Fund in accordance with the terms of the Contracts for which those Portfolio shares had been selected to serve as the underlying portfolio. The Company will give sixty (60) days' prior written notice to the Fund of the date of any proposed vote or other action taken to replace the Fund's shares or of the filing of any required regulatory approval(s); or

         (l) at the option of the Company or the Fund upon a determination by a majority of the Fund Board, or a majority of the disinterested Fund Board members, that an irreconcilable material conflict exists among the interests of: (1) all Contract owners of variable insurance products of all separate accounts; or (2) the interests of the Participating Insurance Companies investing in the Fund as set forth in Article VII of this Agreement; or

         (m) at the option of the Fund in the event any of the Contracts are not issued or sold in accordance with applicable federal and/or state law. Termination will be effective immediately upon such occurrence without notice.

10.2     Notice Requirement

         (a)      No termination of this Agreement, except a termination under
                  Section 10.1 (m) of this Agreement, will be effective unless and until the party terminating this

                  Agreement gives prior written notice to all other parties of its intent to terminate, which notice will set forth the basis for the termination.

         (b) In the event that any termination of this Agreement is based upon the provisions of Article VII, such prior written notice will be given in advance of the effective date of termination as required by such provisions.

10.3     Effect of Termination

         Notwithstanding any termination of this Agreement, the Fund, the Adviser and the Distributor will, at the option of the Company, continue to make available additional shares of the Fund pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically, without limitation, the owners of the Existing Contracts will be permitted to reallocate investments in the Designated Portfolios (as in effect on such date), redeem investments in the Designated Portfolios and/or invest in the Designated Portfolios upon the making of additional purchase payments under the Existing Contracts. The parties agree that this Section 10.3 will not apply to any terminations under Article VII and the effect of such Article VII terminations will be governed by Article VII of this Agreement.

10.4     Surviving Provisions

         Notwithstanding any termination of this Agreement, each party's obligations under Article VIII to indemnify other parties will survive and not be affected by any termination of this Agreement. In addition, with respect to Existing Contracts, all provisions of this Agreement also will survive and not be affected by any termination of this Agreement.

ARTICLE XI:  NOTICES

Any notice will be deemed duly given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other parties.

                  If to the Company:
                  -----------------
                  First Ameritas Life Insurance Corp. of New York
                  Attn: General Counsel
                  5900 O Street

                  Lincoln, NE 68510

                  If to the Fund:
                  --------------
                  Third Avenue Variable Series Trust
                  767 3rd Avenue

                  New York, NY 10017
                  Attn: General Counsel: W. James Hall


                  If to the Adviser:
                  -----------------
                  EQSF Advisers, Inc.
                  767 3rd Avenue
                  New York, NY 10017
                  Attn: General Counsel: W. James Hall

                  If to the Distributor:
                  ---------------------
                  M.J. Whitman, Inc.
                  767 3rd Avenue
                  New York, NY 10017
                  Attn: General Counsel: W. James Hall

ARTICLE XII:  MISCELLANEOUS

12.1 All persons dealing with the Fund must look solely to the property of the Fund for the enforcement of any claims against the Fund as neither the directors, officers, agents or shareholders assume any personal liability for obligations entered into on behalf of the Fund.

12.2 The Fund and the Adviser acknowledge that the identities of the customers of the Company or any of its affiliates (collectively the "Protected Parties" for purposes of this Section 12.2), information maintained regarding those customers, and all computer programs and procedures developed by the Protected Parties or any of their employees or agents in connection with the Company's performance of its duties under this Agreement are the valuable property of the Protected Parties. The Fund and the Adviser agree that if they come into possession of any list or compilation of the identities of or other information about the Protected Parties' customers, or any other property of the Protected Parties, other than such information as may be independently developed or compiled by the Fund or the Adviser from information supplied to them by the Protected Parties' customers who also maintain accounts directly with the Fund or the Adviser, the Fund and the Adviser will hold such information or property in confidence and refrain from using, disclosing or distributing any of such information or other property except: (a) with the Company' s prior written consent; or (b) as required by law or judicial process. The Fund and the Adviser acknowledge that any breach of the agreements in this Section 12.2 would result in immediate and irreparable harm to the Protected Parties for which there would be no adequate remedy at law and agree that in the event of such a breach, the Protected Parties will be entitled to equitable relief by way of temporary and permanent injunctions, as well as such other relief as any court of competent jurisdiction deems appropriate.

12.3 The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

12.4 This Agreement may be executed simultaneously in two or more counterparts, each of which taken together will constitute one and the same instrument.

12.5 If any provision of this Agreement will be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement will not be affected thereby.

12.6 This Agreement will not be assigned by any party hereto without the prior written consent of all the parties.

12.7 The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal law.

12.8 The parties to this Agreement acknowledge and agree that this Agreement shall not be exclusive in any respect.

12.9 Each party to this Agreement will cooperate with each other party and all appropriate governmental authorities (including without limitation the Commission, the NASD and state insurance regulators) and will permit each other and such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

12.10 Each party represents that the execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate or board action, as applicable, by such party and when so executed and delivered this Agreement will be the valid and binding obligation of such party enforceable in accordance with its terms.

12.11 The parties to this Agreement may amend the schedules to this Agreement from time to time to reflect changes in or relating to the Contracts, the Accounts or the Portfolios of the Fund or other applicable terms of this Agreement.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date specified below.

                 First Ameritas Life Insurance Corp. of New York

                  By:
                      ---------------------------------------------------------
                  Name:       Mitchell F. Politzer
                        -------------------------------------------------------
                  Title:  President and Chief Executive Officer
                         ------------------------------------------------------





                  THIRD AVENUE VARIABLE SERIES TRUST

                  By:
                      ---------------------------------------------------------
                  Name:
                        -------------------------------------------------------
                  Title:
                         ------------------------------------------------------

                  EQSF ADVISERS, INC.

                  By:
                      ---------------------------------------------------------
                  Name:
                        -------------------------------------------------------
                  Title:
                         ------------------------------------------------------

                  M.J. WHITMAN, INC.

                  By:
                      ---------------------------------------------------------
                  Name:
                        -------------------------------------------------------
                  Title:
                         ------------------------------------------------------

                             PARTICIPATION AGREEMENT

                                   SCHEDULE A

The following Separate Accounts and Associated Contracts of First Ameritas Life Insurance Corp. of New York are permitted in accordance with the provisions of this Agreement to invest in Portfolios of the Fund shown in Schedule B:

Name of Separate Account                    Contracts Funded by Separate Account
---------------------------                 ------------------------------------
First Ameritas Variable Life                         OVERTURE ENCORE!!
          Separate  Account V

First Ameritas Variable Annuity             OVERTURE Annuity III-Plus
          Separate Account                  OVERTURE ACCLAIM!
                                                     OVERTURE ACCENT!

                             PARTICIPATION AGREEMENT

                                   SCHEDULE B

The Separate Account(s) shown on Schedule A may invest in the following Portfolio(s) of the Fund.

Third Avenue Value Portfolio

                             PARTICIPATION AGREEMENT

                                   SCHEDULE C

                             PROXY VOTING PROCEDURES

The following is a list of procedures and corresponding responsibilities for the handling of proxies and voting instructions relating to the Fund. The defined terms herein shall have the meanings assigned in the Participation Agreement except that the term "Company" shall also include the department or third party assigned by the Company to perform the steps delineated below.

1. The proxy proposals are given to the Company by the Fund as early as possible before the date set by the Fund for the shareholder meeting to enable the Company to consider and prepare for the solicitation of voting instructions from owners of the Contracts and to facilitate the establishment of tabulation procedures. At this time the Fund will inform the Company of the Record, Mailing and Meeting dates. This will be done verbally approximately two months before meeting.

2. Promptly after the Record Date, the Company will perform a "tape run", or other activity, which will generate the names, addresses and number of units which are attributed to each contract owner/policyholder (the "Customer") as of the Record Date. Allowance should be made for account adjustments made after this date that could affect the status of the Customers' accounts as of the Record Date.

         Note: The number of proxy statements is determined by the activities described in this Step #2. The Company will use its best efforts to call in the number of Customers to the Fund , as soon as possible, but no later than two weeks after the Record Date.

3. The Fund's Annual Report must be sent to each Customer by the Company either before or together with the Customers' receipt of voting, instruction solicitation material. The Fund will provide the last Annual Report to the Company pursuant to the terms of Section 6.2 of the Agreement to which this Schedule relates.

4. The text and format for the Voting Instruction Cards ("Cards" or "Card") is provided to the Company by the Fund. The Company, at its expense, shall produce and personalize the Voting Instruction Cards. The Fund or its affiliate must approve the Card before it is printed. Allow approximately 2-4 business days for printing information on the Cards. Information commonly found on the Cards includes:

              _ name (legal name as found on account registration) _ address _ Fund or account number _ coding to state number of units

              _ individual Card number for use in tracking and verification of votes (already on Cards as printed by the Fund).

         (This and related steps may occur later in the chronological process due to possible uncertainties relating to the proposals.)

5. During this time, the Fund will develop, produce and pay for the Notice of Proxy and the Proxy Statement (one document). Printed and folded notices and statements will be sent to Company for insertion into envelopes (envelopes and return envelopes are provided and paid for by the Company). Contents of envelope sent to Customers by the Company will include:

              _   Voting Instruction Card(s)
              _   one proxy notice and statement (one document)
              _   return envelope (postage pre-paid by Company) addressed to the
                  Company or its tabulation agent
              _   "urge  buckslip"  -  optional,  but  recommended.  (This is a small, single sheet of paper that requests Customers to vote as quickly as possible and that their vote is important. One copy will be supplied by the Fund.)

              _ cover letter - optional, supplied by Company and reviewed and approved in advance by the Fund

6. The above contents should be received by the Company approximately 3-5 business days before mail date. Individual in charge at Company reviews and approves the contents of the mailing package to ensure correctness and completeness. Copy of this approval sent to the Fund.

7.       Package mailed by the Company.
         * The Fund must allow at least a 15-day solicitation time to the Company as the shareowner. (A 5-week period is recommended.) Solicitation time is calculated as calendar days from (but NOT including,) the meeting, counting backwards.

8. Collection and tabulation of Cards begins. Tabulation usually takes place in another department or another vendor depending on process used. An often used procedure is to sort Cards on arrival by proposal into vote categories of all yes, no, or mixed replies, and to begin data entry.

         Note: Postmarks are not generally needed. A need for postmark information would be due to an insurance company's internal procedure and has not been required by the Fund in the past.

8. Signatures on Card checked against legal name on account registration which was printed on the Card.

         Note: For Example, if the account registration is under "John A. Smith, Trustee," then that is the exact legal name to be printed on the Card and is the signature needed on the Card.


10. If Cards are mutilated, or for any reason are illegible or are not signed properly, they are sent back to Customer with an explanatory letter and a new Card and return envelope. The mutilated or illegible Card is disregarded and considered to be NOT RECEIVED for purposes of vote tabulation. Any Cards that have been "kicked out" (e.g. mutilated, illegible) of the procedure are "hand verified," i.e., examined as to why they did not complete the system. Any questions on those Cards are usually remedied individually.

11. There are various control procedures used to ensure proper tabulation of votes and accuracy of that tabulation. The most prevalent is to sort the Cards as they first arrive into categories depending upon their vote; an estimate of how the vote is progressing may then be calculated. If the initial estimates and the actual vote do not coincide, then an internal audit of that vote should occur. This may entail a recount.

12. The actual tabulation of votes is done in units which is then converted to shares. (It is very important that the Fund receives the tabulations stated in terms of a percentage and the number of SHARES.) The Fund must review and approve tabulation format.

13. The Fund may request an earlier deadline if reasonable and if required to calculate the vote in time for the meeting.

14. A Certification of Mailing and Authorization to Vote Shares will be required from the Company as well as an original copy of the final vote. The Fund will provide a standard form for each Certification.

15. The Company will be required to box and archive the Cards received from the Customers. In the event that any vote is challenged or if otherwise necessary for legal, regulatory, or accounting purposes, the Fund will be permitted reasonable access to such Cards.

16. All approvals and "signing-off' may be done orally, but must always be followed up in writing.